Exhibit 99.2

EXECUTION COPY

URS CORPORATION

401(k) RETIREMENT PLAN

(As Amended and Restated as of January 1, 2014)

URS CORPORATION

401(k) RETIREMENT PLAN

(As Amended and Restated as of January 1, 2014)

The URS Corporation 401(k) Retirement Plan (the “Plan”) was adopted by URS Corporation effective November 1, 1983.  The Plan was restated in its entirety as of January 1, 1987, January 1, 1988, January 1, 1989, January 1, 1991, January 1, 1995, January 1, 1997, January 1, 1999, July 1, 2000, January 1, 2001, January 1, 2005, January 1, 2008 and January 1, 2011.  The Plan is amended and restated in its entirety to read as set forth herein effective January 1, 2014, except as otherwise stated herein.

Following the acquisition of Greiner Engineering, Inc. (“Greiner”) by URS Corporation, The Performance Plan of Greiner Engineering, Inc., previously maintained by Greiner, was merged with and into this Plan effective January 1, 1997.

Following the acquisition of Woodward-Clyde Group, Inc. (“WCG”) by URS Corporation, the Woodward-Clyde Group, Inc. Capital Accumulation Plan (the “WCG Plan”), previously maintained by WCG, was merged with and into this Plan effective January 1, 1999.

Following the acquisition of Dames & Moore Group, Inc. (“Dames & Moore Group”) by URS Corporation, the Dames & Moore Group Capital Accumulation Plan, the Radian International LLC 401(k) Thrift Plan and the Rogers & Associates Engineering Corporation Employee Profit Sharing Plan, previously maintained by Dames & Moore, Inc., Radian International LLC and Rogers & Associates Engineering Corporation, respectively, were merged with and into this Plan effective July 1, 2000.  The Salary Deferral Plan for Certain Employees of Signet Testing Labs, Inc. was merged with and into this Plan effective January 1, 2005.

Following the acquisition of EG&G Technical Services, Inc. (subsequently renamed URS Federal Technical Services, Inc.), the EG&G Technical Services, Inc. Savings Plan, previously maintained by EG&G Technical Services, Inc. was merged with and into this Plan effective January 1, 2005.

Following the acquisition of Lear Siegler Services, Inc. (subsequently renamed URS Federal Support Services, Inc.), the Lear Siegler Services, Inc. Retirement Income Savings Plan, previously maintained by Lear Siegler Services, Inc., was merged with and into this Plan effective January 1, 2005.

Following the acquisition of LopezGarcia Group Inc., the LopezGarcia Group 401(k) Savings Plan, previously maintained by LopezGarcia Group Inc., was merged with and into this Plan effective January 1, 2009.

Following the acquisition of Washington Group, International, Inc. (subsequently renamed URS E&C Holdings, Inc.) the Washington Group International, Inc. 401(k) Retirement Savings Plan and the Washington Group International, Inc. 401(k) Retirement Savings Plan for

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Field Operations were merged with and into this Plan effective as of 11:59 p.m. on December 31, 2010.

Effective as of 12:01 on January 1, 2011 a.m., by means of a spin-off of assets from the Plan, the URS Corporation 401(k) Retirement Plan for Specified Contract Employees (the “Contract Employee Plan”) was established.  The spin-off of assets included only the account balances of those Participants in the URS Corporation 401(k) Retirement Plan whose employment is covered by contracts listed in the Contract Employee Plan.

Attached to and incorporated into the Plan are Appendices, each applying to:

(a)                                 those Participants in the Plan who were participants in the plan referenced in the Appendix prior to that plan’s merger into the Plan; and

(b)                                 in some cases, those Participants in the Plan who are employed by the Participating Employer (or division of the Company) whose employees benefited under the plan referenced in that Appendix, prior to that plan’s merger into the Plan.

The purpose of each Appendix is to provide specific information regarding certain portions of the Plan which apply only to the Participants covered by the Appendix.  If there is an inconsistency between any Appendix and other Plan provisions, the terms of the Appendix will control with respect to those Participants covered by the Appendix.

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	2.37	Plan Administrator	12
	2.38	Plan Year	12
	2.39	Pooled Investment Account	12
	2.40	Qualified Non-Elective Contribution	12
	2.41	Retirement Plans Committee	12
	2.42	Rollover Contributions	12
	2.43	Roth Contributions	12
	2.44	Salary Reduction Contributions	12
	2.45	Service	12
	2.46	Spouse	13
	2.47	Termination of Employment	13
	2.48	Trust	14
	2.49	Trustee	14
	2.50	Valuation Date	14
	2.51	Year of Service	14

ARTICLE 3			15
PURPOSE			15

ARTICLE 4			16
PLAN ENTRY REQUIREMENTS			16
	4.1	Automatic Enrollment	16
	4.2	Self-Enrollment	16

ARTICLE 5			18
CONTRIBUTIONS			18
	5.1	Salary Reduction Contributions	18
	5.2	Catch-up Contributions	20
	5.3	Company Matching Contributions	20
	5.4	Discretionary Company Contributions	21
	5.5	Rollover Contributions	22
	5.6	After-Tax Contributions	23
	5.7	Roth Contributions	23

ARTICLE 6			26
WITHDRAWALS			26
	6.1	Age 59½	26
	6.2	Rollover Contributions	26
	6.3	After-Tax Contributions	26
	6.4	Deductible Voluntary Contributions	26
	6.5	Hardship	26
	6.6	Conditions for Hardship Distribution	27
	6.7	Available Other Resources	27

ARTICLE 7			29
SPECIAL NONDISCRIMINATION TESTING			29
	7.1	Actual Deferral Percentage Tests	29
	7.2	Actual Contribution Percentage Tests	30
	7.3	Adjustment to Actual Deferral Percentage Tests	30
	7.4	Adjustment to Actual Contribution Percentage Tests	32

ARTICLE 8			34
SELECTION OF INVESTMENTS: ELIGIBLE EMPLOYEE ACCOUNTS AND ALLOCATION OF BENEFITS			34
	8.1	Establishment of Investment Funds	34
	8.2	404(c) Protection	34
	8.3	Selections	34
	8.4	Separate Records	35
	8.5	Allocation of Income and Expenses	37
	8.6	Revaluation of Assets	37
	8.7	Unit Accounting	38
	8.8	Allocation of Contributions	38
	8.9	Limitation on Annual Additions	40
	8.10	Combination with Other Defined Contribution Plans	40
	8.11	Section 415 Definitions	41
	8.12	Excess Dollar Deferrals	44
	8.13	Special Rules Relating to Veterans and Reservists	46

ARTICLE 9			49
TERMINATION OF EMPLOYMENT AND REEMPLOYMENT			49
	9.1	Full Vesting	49
	9.2	Termination of Employment	49
	9.3	Restoration of Forfeited Amounts	49

ARTICLE 10			51
DISTRIBUTION OF BENEFITS			51
	10.1	Normal Form of Payment	51
	10.2	Alternative Form of Payment	51
	10.3	Required Minimum Distributions	51
	10.4	Beneficiary Designation: Spousal Consent	56
	10.5	Small Distributions	57
	10.6	Segregated Accounts	58
	10.7	Unclaimed Benefits	58
	10.8	Special Distribution Rules Applicable to Qualified Domestic Relations Order	59
	10.9	Direct Rollovers	59
	10.10	Money Purchase Pension Plan Balances	60
	10.11	Involuntary Transfers to another Defined Contribution Plan	60

	10.12	Involuntary Transfers from another Defined Contribution Plan	61
	10.13	Voluntary Transfers to a Defined Contribution Plan of an Unrelated Employer	61
	10.14	Voluntary Transfers to the Plan from a Defined Contribution Plan of an Unrelated Employer	62

ARTICLE 11			64
LOANS TO PARTICIPANTS			64

ARTICLE 12			66
SPENDTHRIFT CLAUSE			66
	12.1	Pursuant to Qualified Domestic Relations Order	66
	12.2	Pursuant to Certain Judgments and Settlements	66

ARTICLE 13			67
ADMINISTRATION OF PLAN TRUST			67

ARTICLE 14			68
COMMITTEES			68

ARTICLE 15			70
ALLOCATION OF RESPONSIBILITIES			70
	15.1	Administrative Responsibilities	70
	15.2	Trustee and Investment Managers	71
	15.3	Delegation of Fiduciary Responsibilities	71

ARTICLE 16			72
AMENDMENT AND TERMINATION			72
	16.1	Future of the Plan	72
	16.2	Amendment of the Plan	72
	16.3	Termination of the Plan	72

ARTICLE 17			74
MERGER OR CONSOLIDATION OF PLAN, TRANSFER OF PLAN ASSETS			74

ARTICLE 18			75
TOP-HEAVY PROVISIONS			75
	18.1	Determination of Top-Heavy Status	75
	18.2	Minimum Allocations	76

ARTICLE 19	77
EXPENSES OF ADMINISTRATION	77

ARTICLE 20	78
RIGHTS OF PARTICIPANTS	78

ARTICLE 21	79
CLAIMS AND REVIEW PROCEDURE	79

ARTICLE 22	81
CONSTRUCTION	81

ARTICLE 23	82
DEFENSE OF PLAN	82

ARTICLE 24	83
GOVERNING LAW	83

ARTICLE 25	84
MISTAKEN CONTRIBUTIONS, ETC.	84

ARTICLE 26	85
CONDITION AND WITHDRAWAL OF PARTICIPATING EMPLOYERS	85

ARTICLE 27	86
PLAN ADMINISTRATOR: LEGAL AGENT	86

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ARTICLE 1

NAME OF PLAN, EFFECTIVE DATE

The Plan heretofore created and restated in accordance with the terms hereof shall continue to be known as the URS CORPORATION 401(k) RETIREMENT PLAN.  The Plan and Trust restated hereby shall be effective as of January 1, 2014, except as otherwise stated herein.

ARTICLE 2

DEFINITIONS

As used in this instrument, the following terms shall have the meaning hereinafter set forth:

2.1                               Account or Accounts

“Account” or “Accounts” shall mean the accounts described in Section 8.4.

2.2                               Administrative Delegate

“Administrative Delegate” shall mean one or more persons or institutions to whom the Committee has delegated in writing certain administrative functions.

2.3                               After-Tax Contributions

“After-Tax Contributions” shall mean contributions made pursuant to Section 5.6.

2.4                               Anniversary Date

“Anniversary Date” shall mean the last day of a Plan Year.

2.5                               Beneficiary

“Beneficiary” shall mean the person or persons designated in writing by a Participant (or a deceased Beneficiary), pursuant to Section 10.4 and in accordance with procedures established by the Human Resources Committee, to receive any amounts distributable under the Plan in the event of the death of the Participant or Beneficiary.

2.6                               Board

“Board” shall mean the Board of Directors of URS Corporation (Delaware), or the Compensation Committee, or any other committee or individual acting pursuant to delegated power and authority from the Board of Directors of the URS Corporation (Delaware).

2.7                               Catch-up Contributions

“Catch-up Contributions” shall mean contributions made pursuant to Section 5.2.

2.8                               Code

“Code” shall mean the Internal Revenue Code of 1986, as amended.

2.9                               Committee

“Committee” shall mean either the Human Resources Committee or the Retirement Plans Committee, as required by the context.

2.10                        Committees

“Committees” shall mean both the Human Resources Committee and the Retirement Plans Committee that were authorized by the Compensation Committee of URS Corporation (Delaware).

2.11                        Company or Employer

“Company” or “Employer” shall mean URS Corporation and any Company Affiliate that has been designated by URS Corporation as a Participating Employer provided that such Company Affiliate agrees to be bound by the terms of this Plan.

2.12                        Company Affiliate

“Company Affiliate” shall mean each corporation and trade or business that is a member of a controlled group of corporations or an affiliated service group or under common control (within the meaning of Section 414(b), (c) or (m) of the Code) with the Company, but only for the period during which such other entity is so affiliated with the Company, and any other entity required to be aggregated with the Company pursuant to regulations issued under Section 414(o) of the Code.

2.13                        Company Matching Contributions

“Company Matching Contributions” shall mean contributions made pursuant to Section 5.3.

2.14                        Compensation

“Compensation” Except as otherwise provided in an Appendix to the Plan for a specified group of employees, “Compensation” shall mean all wages, salaries, and fees, including all the items listed in A below, and excluding all of the items listed in B. below.

A.                                    Included in Compensation

1.                                      Base salary or wages;

2.                                      Overtime and shift differentials;

3.                                      Amounts paid under the Service Contract Act in cash rather than as fringe benefits;

4.                                      Foreign service premiums, domestic and overseas service differentials and hardship allowances (including hazard pay);

5.                                      Commissions;

6.                                      Cash incentives;

7.                                      Retention payments; and

8.                                      Cash bonuses;

9.                                      MK Service Recognition;

10.                               Short-term disability payments, when paid by the Company through its normal Payroll;

11.                               Selling paid time off (PTO);

12.                               Award fees;

13.                               “Deemed 125 Compensation” as defined in Revenue Ruling 2002-27;

14.                               Any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under Sections 125, 132(f)(4), 401(k), 402(e)(3), 402(h) or 403(b) of the Code and

15.                               Differential Wage Payments, as defined in Section 8.13C.

B.                                    Excluded from Compensation

1.                                      Taxable fringe benefits;

2.                                      Short-term disability payments paid by an entity other than the Company;

3.                                      Buying paid time off (PTO);

4.                                      Amount realized in connection with stock options and restricted stock;

5.                                      Recognition awards (other than MK Service Recognition awards);

6.                                      Imputed income;

7.                                      Premiums for group term life insurance and premiums for health insurance;

8.                                      Tax allowances;

9.                                      Reimbursements or other expense allowances and other non- recurring allowances;

10.                               Living allowances, including per diem allowances and cost-of- living allowances;

11.                               Relocation payments;

12.                               Deferrals under a non-qualified plan; and

13.                               Severance or separation pay.

Amounts listed in subsection A., above, will be included in Compensation if the amounts are paid within 2½ months after severance from employment with the Company or, if later, by the end of the limitation year during which the severance occurred, if they are payments that would have been paid to the Participant if the Participant had continued in employment with the Company, and are regular compensation for services during the Participant’s regular working hours, compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments.

Compensation taken into account for the purposes of calculating the Company Matching Contributions and Discretionary Company Contributions to be made on the behalf of an Eligible Employee under the formula applicable for any particular Participating Employer (or division of the Company) shall consist only of that Compensation paid to said Eligible Employee for the period that the Eligible Employee is employed by that Participating Employer (or division of the Company).

The annual Compensation of each Participant taken into account under the Plan for any Plan Year shall not exceed $245,000, as adjusted by the Commissioner of Internal Revenue for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code.  The cost- of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year.  If a determination period consists of fewer than 12 months, the annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

2.15                        Computation Period

“Computation Period” shall mean, for purposes of the initial eligibility computation period, the 12-consecutive month period beginning with the Employee’s Employment Commencement Date and the succeeding 12-consecutive month periods commencing with the first day of the Plan Year which begins prior to the first anniversary of the Employee’s Employment Commencement Date.

2.16                        Corporation

“Corporation” shall mean URS Corporation (Delaware).

2.17                        Disability

“Disability” shall mean any one of the following:

A.                                    A written determination by the Social Security Administration that the Participant is eligible to receive a disability award under the Federal Social Security Act.

B.                                    A written determination by the Social Security Administration that such an award is unavailable to the Participant solely because the Participant has not been credited with enough quarters of coverage to qualify for an award under the Federal Social Security Act.

C.                                    A determination by the administrator of the Company’s long term disability program that the Participant is eligible to receive long term disability benefits under such program.

D.                                    A determination by the administrator of the Company’s long term disability program that the Participant would be entitled to long term disability benefits under such program if the Participant were eligible to participate in such program.

2.18                        Discretionary Company Contributions

“Discretionary Company Contributions” shall mean contributions made pursuant to Section 5.4.

2.19                        Early Retirement Age

“Early Retirement Age” shall mean the earlier of:

A.                                    Attainment of age 55 and completion of 10 Years of Service; or

B.                                    Completion of 30 Years of Service.

2.20                        Eligible Employee

“Eligible Employee” shall mean each Employee unless:

A.                                    He is not on the Payroll of the Company whether or not he, at any time and for any reason, is deemed to be an Employee; or

B.                                    He is a member of a collective bargaining unit whose employment is governed by a collective bargaining agreement between the Company and employee representatives under which retirement benefits were the subject of good faith bargaining, unless the agreement between the Company and that unit provides for participation in the Plan; or C.

He is a member of a group of Employees who are represented by a union and whose employment is not governed by a collective bargaining agreement, unless such group of Employees is listed in Schedule 1 to Appendix L to the Plan; or

C.                                    He is hired by the Company on or after November 16, 1998 and is a “Grandfathered Employee”, within the meaning of the subcontractor agreement between Radian International LLC and Bechtel Jacobs Company LLC (“Bechtel”), who is transitioned from Bechtel to the Company and who works in support of Bechtel’s Environmental Management and Integration Contract No.  DE-AC05-980R22700 with the U.S. Department of Energy; or

D.                                    He is an employee of a Company Affiliate which is not a Participating Employer, other than an employee of a foreign entity Company Affiliate who is included on the Payroll of a Company located in the United States; or

E.                                     He is a non-resident alien who received no earned income (within the meaning of Code Section 911(d)(2)) from the Company which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)).  The exclusion set forth in this Section 2.20E shall not apply to an Employee who was lawfully admitted to the United States of America for permanent residence under a valid immigrant visa or as a special immigrant, and has not given up or lost such immigration status even though he may be working outside of the United States.

F.                                      He is an Employee who is an Eligible Employee as defined under:

1.                                      the URS Corporation 401(k) Retirement Plan for Specified Contract Employees.

2.                                      Washington Government Environmental Services Savings Plan; or

3.                                      the URS Caribe, L.L.P. Section 1165(e) Retirement Plan.

Notwithstanding the foregoing, an Employee who would otherwise be an Eligible Employee, for whom the Company is obligated to make and does make contributions with respect to work performed by the Employee on projects or under contracts subject to the Davis- Bacon Act, shall not be an Eligible Employee for the purposes of Article 5 of the Plan.  This restriction shall be effective only for the period during which the Employer is obligated to make and does make contributions with respect to work performed by the Employee on projects or under contracts subject to the Davis-Bacon Act.

If during any period, the Company has not treated an individual as an Employee and, for that reason, has not withheld income or employment taxes with respect to that individual, then that individual shall not be an Eligible Employee for that period, even in the event that the individual is determined, retroactively, to have been an Employee during all or any portion of that period.  An individual’s status as an “Eligible Employee” shall be determined by the Human Resources Committee and any such determination shall be conclusive and binding on all persons.

2.21                        Employee

“Employee” shall mean any person employed by and receiving Compensation from the Company or a Company Affiliate; provided, however, that the term “Employee” shall not include an individual who is a leased employee within the meaning of Section 414(n) of the Code or would be a leased employee but for the period-of-service requirement of Code Section 414(n)(2)(B).

2.22                        Employment Commencement Date

“Employment Commencement Date” shall mean the date on which the Employee first performs an Hour of Service for the Employer.  “Re-Employment Commencement Date” shall mean the date on which an Employee who was previously employed by the Employer but whose employment terminated on account of a One-Year Break in Service first completes an Hour of Service for the Employer following the last applicable Computation Period in which he or she incurred a One-Year Break in Service.

2.23                        ERISA

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

2.24                        Fund or Funds

“Fund” or “Funds” shall mean the investment fund or funds established and maintained hereunder by the Trustee for the Plan pursuant to Section 8.1.

2.25                        Highly Compensated Employee

“Highly Compensated Employee” shall mean any Employee who (i) is a five percent (5%) owner at any time during the determination year or the look-back year; or (ii) during the look-back year (A) received compensation from the Employer in excess of $95,000 (as adjusted pursuant to Section 415(d) of the Code); and (B) if elected by the Employer, was in the top-paid group of Employees for the look-back year; or (iii) is a highly compensated former employee.  The determination year shall be the Plan Year, and the look-back year shall be the 12-month period immediately preceding the determination year.  For purposes of this section, “compensation” means compensation within the meaning of Section 415(c)(3) of the Code.

The top paid group of Employees is the group consisting of the top twenty percent (20%) of Employees when ranked on the basis of compensation paid during the look-back year.  The Employer elects not to use the top-paid group of Employees classification.

A highly compensated former employee is any Employee who had a Termination of Employment (or was deemed to have had a Termination of Employment) prior to the determination year, performs no service for the Employer during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the Employee’s 55th birthday.

The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, and the compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

2.26                        Hour of Service

“Hour of Service” shall mean each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Company for the performance of duties (such hours to be credited for the Computation Period in which the duties were performed), each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Company (such hours to be credited for the Computation Period to which the award or agreement pertains), and each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Company for reasons (such as vacation, sickness, disability, holidays, paid layoff and similar paid periods of nonworking time) other than the performance of duties (such hours to be credited for the Computation Period in which such period of nonworking time first occurs).

With respect to an Employee who is absent from work for any period (i) by reason of the pregnancy of the Employee; (ii) by reason of the birth of a child of the Employee; (iii) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement, or who is absent for a period that is designated by the Employer as a leave under the Family and Medical Leave Act of 1993, then solely for purposes of determining whether a One-Year Break in Service has occurred, such Employee shall be credited with the Hours of Service which otherwise would have been credited to such Employee but for such absence.  In the event that the Plan Administrator is unable to determine the Hours of Service with respect to such absence, the Employee shall be credited with eight Hours of Service for each normal workday of such absence.  No credit for Hours of Service shall be granted with respect to an absence described in this section if the Employee fails to timely provide information required by the Plan Administrator which is reasonably required to establish that the Employee was absent from work for a reason described in this section and to establish the number of days for which there was such an absence.  Hours of Service which are credited pursuant to this section shall be credited only in the Plan Year in which the absence from work begins (if the Employee would be prevented from incurring a One-Year Break in Service in such year solely because the Employee is credited with Hours of Service pursuant to this section), or in any other case, in the immediately following Plan Year.

No more than 501 Hours of Service shall be credited to an Employee on account of any single continuous period during which the Employee performs no duties.  In addition to the foregoing, the rules set forth at Sections 2530.200b-2(b) and 2(c) of the Department of Labor Regulations shall apply in determining Hours of Service.

An Hour of Service respecting any member of a controlled group of corporations or any member of an affiliated service group (as defined in Section 414(b), 414(m) or 414(o) of the Code) of which the Company is a member, or respecting an unincorporated trade or business which is under common control with the Company (as defined in Section 414(c) of the Code) or any other entity required to be aggregated with the Company under Section 414(o) of the Code shall be credited as an Hour of Service with the Company.

2.27                        Human Resources Committee

“Human Resources Committee” shall mean the Human Resources Committee of URS Corporation (Delaware) as described in Article 14 of the Plan.

2.28                        Income

“Income” shall mean the income allocable to “Excess Contributions” or “Excess Aggregate Contributions” within the meaning of Sections 7.3 or 7.4.  Income allocable to a Participant’s Excess Contributions shall be calculated by multiplying:

A.                                    the income or loss allocable to the Participant’s Salary Reduction Contribution Account for the Plan Year for which such Contribution is made, by

B.                                    a fraction, the numerator of which is the Excess Contribution made on the Participant’s behalf for such Plan Year and the denominator of which is the balance credited to the Salary Reduction Contribution Account of such Participant on the last day of such Plan Year, decreased by the earnings and increased by the losses allocable to such Account for the Plan Year.

Income allocable to a Participant’s Excess Aggregate Contributions shall be calculated using the same method set forth above in subsections A. and B. by substituting “Excess Aggregate Contributions” for “Excess Contributions,” and “Company Matching Contribution Account” for “Salary Reduction Contribution Account” each time those terms appear.

2.29                        Investment Manager

“Investment Manager” shall mean any fiduciary (other than the Trustee, a Committee, the Plan Administrator or the Corporation):

A.                                    who has the power to manage, acquire, or dispose of any asset of the Plan;

B.                                    who is:

1.                                      registered as an investment advisor under the Investment Advisor

2.                                      is a bank, as defined in this Act; or

3.                                      is an insurance company qualified to perform services described in subparagraph (A) under the laws of more than one state; and

C.            who has acknowledged in writing that he or she is a fiduciary with respect to the Plan.

2.30                        Non-Highly Compensated Employee

“Non-Highly Compensated Employee” shall mean an Employee who is not a Highly Compensated Employee.

2.31                        Normal Retirement Age

“Normal Retirement Age” shall mean age 65.

2.32                        One-Year Break in Service

“One-Year Break in Service” shall mean a Computation Period during which the Employee has completed 500 or less Hours of Service.

2.33                        Participant

“Participant” shall mean any Eligible Employee of the Company whose participation in the Plan has commenced pursuant to Article 4., and any individual (other than a Beneficiary) who has an Account balance under the Plan but who is no longer an Eligible Employee, including a Participant whose employment is transferred directly to a Company Affiliate which is not a Participating Employer.

2.34                        Participating Employer

“Participating Employer” shall mean the Company and a Company Affiliate which, by resolution of its board of directors and with the written approval of the Corporation, elects to participate in the Plan.

2.35                        Payroll

“Payroll” shall mean the system used by an entity to pay those individuals it treats as its employees for their services and to withhold employment taxes from the employee compensation it pays to such employees.  “Payroll” does not include the system or process the entity uses to pay individuals whom it does not treat as its employees and for whom it does not actually withhold employment taxes (including, but not limited to, individuals it treats as independent contractors) for their services.

2.36                        Plan

“Plan” shall mean the URS Corporation 401(k) Retirement Plan as set forth herein and all subsequent amendments thereto.

2.37                        Plan Administrator

“Plan Administrator” shall mean the Human Resources Committee.  Notwithstanding the foregoing, in the absence of a Human Resources Committee for any reason, the Corporation shall be the Plan Administrator.

2.38                        Plan Year

“Plan Year” shall mean the calendar year.

2.39                        Pooled Investment Account

“Pooled Investment Account” shall mean an account established pursuant to an administrative services agreement between the Corporation and Trustee.

2.40                        Qualified Non-Elective Contribution

“Qualified Non-Elective Contribution” shall mean the Employer’s contributions to the Plan that are made pursuant to Section 7.3.  Such contributions shall be considered a Salary Reduction Contribution for the purposes of the Plan and used to satisfy the “Actual Deferral Percentage” tests.  In addition, the Employer’s contributions to the Plan that are made pursuant to Section 7.4 which are used to satisfy the “Actual Contribution Percentage” tests shall be considered Qualified Non-Elective Contributions and be subject to the provisions of Section 5.1.A and Article 6.

2.41                        Retirement Plans Committee

“Retirement Plans Committee” shall mean the Retirement Plans Committee of URS Corporation (Delaware) as described in Article 14 of the Plan.

2.42                        Rollover Contributions

“Rollover Contributions” shall mean contributions made pursuant to Section 5.5.

2.43                        Roth Contributions

“Roth Contributions” shall mean contributions made pursuant to Section 5.7.

2.44                        Salary Reduction Contributions

“Salary Reduction Contributions” shall mean contributions made pursuant to Section 5.1.

2.45                        Service

“Service” shall mean employment with the Company or a Company Affiliate including leaves of absence authorized by the Company or a Company Affiliate (such as a temporary authorized absence because of vacation, sickness, injury, disability, layoff, or jury duty) and service in the uniformed services of the United States, commencing while he or she is an Eligible Employee, provided that he or she returns to the employment of the Company or a Company Affiliate as an Eligible Employee at the end of such authorized absence, or within the applicable period specified in the Uniformed Services Employment and Reemployment Rights Act of 1994, and amendments thereto, after release from such service with the uniformed services.  Moreover, in calculating the number of a Participant’s Years of Service and length of participation in this Plan for all purposes hereunder, such period of absence for service with the uniformed services subsequent to becoming a Participant hereunder, will be counted.  However, subject to the requirements of Section 414(u) of the Code, no Contributions will be made to the Plan during such periods of absence for service with the uniformed services.

The Employer’s leave of absence policy shall be applied in a uniform and non- discriminatory manner with respect to all Participants under similar circumstance.

Any period of service as an employee, sole proprietor or partner of a predecessor business organization prior to becoming an Eligible Employee of the Employer shall be taken into consideration as Service with the Employer for the purposes of this Plan.  In determining Service, Greiner Engineering, Inc., Woodward-Clyde Group, Inc., WVP Corporation, Dames & Moore, Inc., BRW, Inc., O’Brien Kreitzberg, Inc., Walk Haydel, Aman, Cleveland Wrecking, Fourth Dimension, Signet Testing Labs, Inc., Bovay Northwest, LRE Engineering, LeBron LLP, Radian International LLC, Radian International Overseas Management Company, Radian Engineering, Inc., Ecobalance, Inc., Rogers & Associates Engineering Corporation, EG&G Technical Services, Inc., Lear Siegler Services, Inc., Cash & Associates, LopezGarcia Group Inc., Washington Group International, Inc., ForeRunner Corporation and Tryck Nyman Hayes, Inc. shall be considered as predecessor business organizations.

Periods of service prior to employment with the Company will also be taken into consideration as provided in Appendix N.

2.46                        Spouse

“Spouse” shall mean a person of the opposite sex to whom the Participant is legally married.

2.47                        Termination of Employment

“Termination of Employment” shall mean the resignation from, or discharge by, the Company or a Company Affiliate of an Employee, or his or her death, Disability, attainment of Normal Retirement Age or any other event determined to be a “Termination of Employment” in the sole discretion of the Human Resources Committee or its delegate, based on rulings or other guidance issued by the Internal Revenue Service pursuant to Section 401(k)(2)(B)(i)(I) of the Code.  An Employee’s transfer between the Company and a Company Affiliate or between Company Affiliates shall not constitute a “Termination of Employment.”

2.48                        Trust

“Trust” shall mean the URS Corporation Retirement Plans Master Trust entered into between the Corporation and the Trustee.

2.49                        Trustee

“Trustee” shall mean the Trustee or Trustees appointed from time to time by the Corporation to accept contributions, administer the assets of the Trust, and otherwise to act in accordance with this Plan and Trust.

2.50                        Valuation Date

“Valuation Date” shall mean any day that the New York Stock Exchange is open for business.

2.51                        Year of Service

“Year of Service” shall mean the completion of at least 1,000 Hours of Service during a Plan Year.  Years of Service shall be calculated, pursuant to the definition of Hours of Service, and the provisions of Appendix N, so that an Employee shall not receive more than one Year of Service during a 12 month period.

Where necessary or appropriate to the meaning hereof, the singular shall be deemed to include the plural, the plural to include the singular, the masculine to include the feminine and neuter, the feminine to include the masculine and neuter, and the neuter to include the masculine and feminine.

ARTICLE 3

PURPOSE

This Trust was created and continues in existence for the purpose of enabling Eligible Employees of the Company to defer a portion of their Compensation until retirement and to potentially share in any discretionary contributions made by the Company.  Except as provided in Article 25, in no event shall any part of the principal or income of this Trust be paid to or reinvested in the Company, or be used for any purpose whatsoever other than the exclusive benefit of Participants and their Beneficiaries.

All discretionary acts taken by the Corporation, the Plan Administrator or a Committee hereunder shall be uniform in their nature and application to all persons similarly situated, and no discretionary acts shall be taken which shall be discriminatory under the provisions of the Code or ERISA, as they relate to employees’ profit-sharing trusts, as such provisions now exist or may from time to time be amended.

ARTICLE 4

PLAN ENTRY REQUIREMENTS

An Eligible Employee shall be eligible to enter the Plan as specified below in this Article 4.

Each Eligible Employee of the Company shall be eligible to enter the Plan on the first day of the pay period that is as soon as administratively feasible following (i) such Eligible Employee’s initial date of employment with the Company, and (ii) the Eligible Employee’s attainment of age 18.

4.1                               Automatic Enrollment

An Eligible Employee who has attained the age of 18 and is hired or rehired by the Employer (or a person who is classified or reclassified as an Eligible Employee) shall be automatically enrolled as a Participant in the Plan on the first day of the pay period that is as soon as administratively feasible following his or her “Automatic Enrollment Date.” A Participant’s “Automatic Enrollment Date” is thirty (30) days after the date on which the Participant first completes one Hour of Service as an Eligible Employee.  An Eligible Employee will not be automatically enrolled in the Plan if he or she affirmatively elects to make Salary Reduction Contributions as set forth below in Section 4.2, or elects not to participate in the Plan, prior to his or her Automatic Enrollment Date.

4.2                               Self-Enrollment

An Eligible Employee may elect to enroll in the Plan at the time and in the manner specified by the Corporation.  An Eligible Employee who has attained the age of 18 may elect (i) to participate in the Plan and to enter into a salary reduction agreement and/or an After-Tax Contribution agreement, or (ii) to participate in the Plan and to not enter into a salary reduction agreement and/or an After-Tax Contribution agreement, or (iii) to not participate in the Plan by providing the Corporation with a properly completed election at the time and in the manner specified by the Corporation.  Said election shall remain in effect until the Eligible Employee provides the Corporation with written notice of his or her decision to change his or her election(s).  In the event that an Eligible Employee who is not required to be automatically enrolled pursuant to Section 4.1 fails to provide the Corporation with a properly completed election at the time and in the manner specified by the Corporation, that Eligible Employee shall be deemed to have elected not to participate in the Plan.

In the event an Employee who is not a member of an eligible class of Employees becomes a member of an eligible class, such Eligible Employee will be eligible to participate in the Plan on the first day of the pay period that is as soon as administratively feasible following the change in class if such Eligible Employee has satisfied the minimum age requirement and would have otherwise previously become a Participant.

A Participant who ceases to be an Eligible Employee shall again be eligible to participate in the Plan commencing on the first day of the pay period that is as soon as administratively feasible following his or her first subsequent Hour of Service as an Eligible Employee.

A former Employee who was not an Eligible Employee shall be eligible to participate in the Plan on the first day of the pay period that is as soon as administratively feasible following (i) such Eligible Employee’s first subsequent Hour of Service as an Eligible Employee, and (ii) the Eligible Employee’s attainment of age 18.

In the event that the eligibility of any person to participate in the Plan shall be disputed, the decision of the Human Resources Committee upon such eligibility shall be controlling.  For the purposes of enabling the Human Resources Committee to make such determination, all information available to the Company which shall be required by the Human Resources Committee shall be made available to the Human Resources Committee.

ARTICLE 5

CONTRIBUTIONS

Subject to the provisions of Sections 8.9 and 8.10, contributions under the Plan shall be made as follows:

5.1                               Salary Reduction Contributions

A.            Participant-Elected Contributions.  Each Participant may elect to enter into a salary reduction agreement with the Company under which the Participant agrees to accept a pre-tax reduction in salary from the Company.  Such reduction shall not be less than one percent (1%) of such Participant’s Compensation with respect to any Plan Year nor, when added to the Participant’s Catch-up Contributions, After-Tax Contributions and Roth Contributions, be greater than the lesser of:

1.             seventy-five percent (75%) of such Participant’s Compensation with respect to any Plan Year; or

2.             amounts available after deduction of all applicable income and employment taxes from the Participant’s Compensation with respect to any pay period.

In consideration of such agreement, the Company will make a salary reduction contribution to the Participant’s Salary Reduction Contribution Account on behalf of the Participant for such Plan Year in an amount equal to the total amount by which the Participant’s Compensation from the Company was reduced during the Plan Year pursuant to the salary reduction agreement.

Contributions made by the Company for a given Plan Year pursuant to a salary reduction agreement shall be deposited with the Trustee as soon as such contributions can reasonably be segregated from the Company’s general assets, but in no event later than the 15th business day of the month following the month in which such funds are withheld from the Participant’s salary.

Salary reduction contributions made pursuant to this Section 5.1A shall be governed by the following additional provisions:

1.             Amounts credited to a Participant’s Salary Reduction Account shall be one hundred percent (100%) vested and nonforfeitable at all times.

2.             Amounts credited to a Participant’s Salary Reduction Account shall be considered as a contribution made by the Company for purposes of Sections 8.9, 8.10 and 18.2

3.             A salary reduction agreement may provide for an automatic annual increase in the rate of Salary Reduction Contributions by any whole percentage of Compensation, but not in excess of four percent (4%) of Compensation in any year.

4.             A salary reduction agreement may provide for a reduction in salary on a periodic basis, or the agreement may provide for lump sum reductions with respect to any Compensation payments in such amounts that will not cause the limitations of Article 7 or Sections 8.9, or 8.10 to be exceeded.

5.             A salary reduction agreement may be canceled at any time by a Participant by giving written notice to the Corporation, specifying the effective date of the cancellation.  A Participant may change the rate of his or her salary reduction at such times, and with such frequency, as determined by the Human Resources Committee from time to time.

6.             The Corporation may impose uniform limitations on the amount or percentage of salary reduction contributions permitted to be made by Highly Compensated Employees or refrain from making contributions to this Plan, in respect of the salary reduction agreement entered into by the Participant, if the Corporation determines that such action is necessary to insure that the Participant’s annual additions for any Plan Year will not exceed the limitations of Sections 8.9 or 8.10, or to assist in complying with the Actual Deferral Percentage Test described in Article 7.  In any such event, the Company may pay to the Participant the amount which otherwise would have been paid prior to the Participant’s election to reduce his or her salary, rather than as a contribution made pursuant to a salary reduction agreement.

7.             A salary reduction agreement shall not provide for a reduction in excess of the applicable dollar amount determined by the Secretary pursuant to Section 402(g) of the Code under all plans maintained by the Company with respect to any Eligible Employee’s taxable year.  The applicable dollar amount is $16,500 for a Participant’s taxable year beginning in 2011, and shall be adjusted for cost-of-living in subsequent years by the Secretary as set forth in Section 402(g)(4) of the Code.

B.            Automatic Enrollment Contributions.  If an Eligible Employee is automatically enrolled in the Plan in accordance with Section 4.1 above, such Participant shall be deemed to have initially elected to have his or her Compensation for each pay period reduced by one percent (1%) and to have that amount contributed to the Plan as Salary Reduction Contributions on his or her behalf.  These Automatic Enrollment Contributions may be discontinued or changed by the Participant in accordance with Section 5.1A above.  Unless otherwise provided in the Plan, Automatic Enrollment Contributions shall be treated as Salary Reduction Contributions for all purposes under the Plan, including for purposes of Company Matching Contributions.

1.             If a Participant was automatically enrolled in the Plan in accordance with Section 4.1 above, and has not elected to discontinue or change his or her Automatic Enrollment Contributions in accordance with Section 5.1A above, then each January that Participant shall be deemed to have elected to increase the rate of his or her Salary Reduction Contribution by one percent (1%) of his or her Compensation for each pay period.  Such increase shall be effective as of the first Payroll period in January for which it is administratively practicable, as determined by the Plan Administrator.  The Participant’s rate of Salary Reduction Contributions shall automatically increase each following January in this manner by an additional one percent (1%), until either:

a.             the Participant elects to discontinue or change his or her Automatic Enrollment Contributions in accordance with Section 5.1A above; or

b.             the Participant’s rate of Salary Reduction Contributions reaches six percent (6%).

2.             In the event a Participant has not specifically indicated the investment funds in which the Automatic Enrollment Contributions should be allocated, the Automatic Enrollment Contributions shall be invested in the default fund for the Plan selected by the Retirement Plans Committee in its sole and absolute discretion.  A Participant may redirect the investment of the Automatic Enrollment Contributions in accordance with Section 8.3 below.

3.             Notwithstanding the provisions of Articles 6 and 10 below, a Participant may elect to withdraw Automatic Enrollment Contributions and earnings attributable thereto, if the election is made no later than ninety (90) days after the date the first Automatic Enrollment Contribution is made to the Plan.  A Participant who elects a withdrawal under this Section 5.1(B)(3) shall receive a distribution of all Automatic Enrollment Contributions, and earnings attributable thereto, credited to his or her Salary Reduction Contribution Account through the pay period beginning before the effective date of this election.  These withdrawals shall be made in accordance with Section 414(w) of the Code and any Treasury Regulations issued thereunder.

5.2                               Catch-up Contributions

All Employees who are eligible to make elective deferrals under the Plan and who have attained age 50 before the close of the taxable year shall be eligible to make Catch-up Contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code.  Such Catch-up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code, but shall be taken into account for the seventy-five percent (75%) limitation on Salary Reduction Contributions under the Plan, as set forth in Section 5.1.  The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such Catch-up Contributions.

5.3                               Company Matching Contributions

A Participant may be eligible to receive Company Matching Contributions as specified in this Section 5.3.  Effective prior to January 1, 2014, if the Participant was an Eligible Employee employed by URS Federal Technical Services, Inc., URS Federal Support Services, Inc., or URS E&C Holdings, Inc., special rules may have applied as described in Appendices G, H or L, respectively.

During the Plan Year, the Company shall contribute on behalf of each Participant who enters into a salary reduction agreement, any discretionary “periodic” Company Matching Contribution which is announced by the Board.  The periodic Company Matching Contribution, if any, shall be determined from time to time by resolution of the Board and announced to all Participants.  The resolution shall set forth the amount of the periodic Company Matching Contribution expressed as (i) a percentage of the amount of each Participant’s Salary Reduction Contribution, or (ii) a fixed dollar amount, or (iii) a percentage of each Participant’s Compensation for the applicable pay period.  Further, the resolution may limit the amount of a

Participant’s Salary Reduction Contribution eligible for a periodic Company Matching Contribution, by limiting the Salary Reduction Contribution expressed as a fixed dollar amount or as a percentage of the Participant’s Compensation.  The periodic Company Matching Contribution shall be deposited with respect to each deposit of Salary Reduction Contributions.

In addition, the Company may contribute to the Plan on behalf of each Participant who is eligible to share in “year-end” Company Matching Contributions in accordance with Section 8.8, a discretionary year-end Company Matching Contribution as determined by resolution of the Board.  The resolution shall set forth the amount of the year-end Company Matching Contribution expressed as a fixed dollar amount or expressed as a percentage of (i) the amount of each Participant’s Salary Reduction Contribution, or (ii) the amount of each Participant’s Compensation.  Further, the resolution may limit the amount of a Participant’s Salary Reduction Contribution eligible for the year-end Company Matching Contribution, by limiting the Salary Reduction Contribution expressed as a fixed dollar amount or as a percentage of the Participant’s Compensation.

5.4                               Discretionary Company Contributions

A Participant may be eligible to receive Discretionary Company Contributions as specified in this Section 5.4.  In addition, if the Participant is an Eligible Employee employed by URS Federal Support Services, Inc., special rules may apply as described in Appendix H.

Not later than the time prescribed by law for filing its federal income tax return (including extensions thereof) for its current taxable year and for each succeeding taxable year, the Corporation may contribute to the Trust fund, as its contribution to this Trust for the Plan Year which ends within or which is coterminous with such taxable year of the Corporation, to be held in trust, administered and distributed under the terms of this Plan, an amount or amounts which the Corporation, in its sole discretion may determine.  The Corporation may contribute such amount or amounts at any time; and it may make such contribution in two or more installments.

The Corporation shall determine by resolution of its Board and communicate to the Trustee for each Plan Year either (i) the amount in dollars to be contributed for such year, or (ii) a formula by which such amount may be determined.  These contributions shall be totally in the discretion of the Corporation with respect to amount, timing and form, and they need not be limited to the profits of the Corporation.  Nothing in this Plan shall entitle any Trustee, Participant or Beneficiary to inquire into or demand the right to inspect the books or records of the Corporation.

5.5                               Rollover Contributions

An Eligible Employee, whether or not he or she would otherwise be a Participant in the Plan, may contribute a “Rollover Contribution” to the Trust.  Any portion of the Rollover Contribution which constituted a before-tax contribution made by the Eligible Employee to a plan qualified under Section 401(a), or Sections 403(a) or 403(b) of the Code will constitute a “Before-Tax Rollover Contribution.” All other Rollover Contribution amounts will constitute an “After-Tax Rollover Contribution.” The Eligible Employee may make such Rollover Contribution by delivery of such contribution to the Trustee; provided that such Eligible Employee submits a written certification that such contribution qualifies as a Rollover Contribution as defined below, and stating the amount, if any, of the Rollover Contribution that constitutes a Before-Tax Rollover Contribution.

For purposes of this Section 5.5, for an amount to qualify for contribution by an Eligible Employee as a Rollover Contribution, it must:

A.            Represent a distribution to such Eligible Employee from a plan qualified under Section 401, Section 403(a) or Section 403(b) of the Code, or a governmental plan under Section 457(b) of the Code, and not have been paid to him as:

1.             A required minimum distribution under Code Section 401(a)(9); or

2.             One of a series of substantially equal periodic payments made on the life expectancy of the Eligible Employee (or joint life expectancy of the Eligible Employee and a designated Beneficiary) or over a specified period of 10 years or more; or

3.             A hardship distribution of pre-tax employee contributions.

B.            Represent the balance to his or her credit of a conduit Individual Retirement Account or similar account or annuity, unless such balance is derived in any part from a previous rollover of a partial qualified plan contribution; and (in either the case of compliance with subdivision (A) above or this subdivision (B)); and

C.            Be contributed to the Plan within 60 days following distribution of such amount to the Eligible Employee.

Any amount of a Rollover Contribution which constituted an after-tax contribution made by the Eligible Employee to a plan qualified under Section 401(a), or Sections 403(a) or 403(b) of the Code must be separately accounted for pursuant to guidance issued by the Internal Revenue Service under Section 402(c)(2) of the Code.

A Rollover Contribution shall be considered as a part of the Account of the contributing Eligible Employee in this Plan, shall be fully vested and nonforfeitable, and shall be accounted for separately from Company contributions.

A Participant may also arrange for the direct transfer of his or her benefit from a plan qualified under Sections 401(a), 403(a) or 457(b), of the Code to this Plan.  If, however, the transfer is made from a plan sponsored by a Company Affiliate either (i) in connection with an asset or stock acquisition, merger or similar transaction involving a change in the Participant’s Employer (i.e., an acquisition or disposition within the meaning of Treasury Regulation Section 1.410(b)-2(f); or (ii) in connection with the Participant’s change in employment status and as a result of such change, the Participant is no longer entitled to receive additional allocations under the plan that will be making the transfer, the following limitations apply:

1.             The Participant’s voluntary election must be made by the deadline determined by the Human Resources Committee (and by using such forms as established by the Human Resources Committee).  Generally, this deadline will be no later than the end of the second calendar year after the event described in the preceding paragraph.

2.             The transfer will be permitted only if the Participant is 100% vested in his or her Account.

3.             The transfer must satisfy Code Section 414(1).

5.6                               After-Tax Contributions

Each Participant may elect to enter into an After-Tax Contribution agreement with the Company under which the Participant agrees to make an after- tax contribution to the Plan, using the same procedures used for salary reduction agreements, as provided in Section 5.1.  Such After-Tax Contribution amount shall not be less than one percent (1%) of such Participant’s Compensation with respect to any Plan Year nor, when added to the Participant’s Salary Reduction Contributions, Catch-up Contributions and Roth Contributions, be greater than the lesser of:

A.            seventy-five percent (75%) of such Participant’s Compensation with respect to any Plan Year; or

B.            amounts available after deduction of all applicable income and employment taxes from the Participant’s Compensation with respect to any pay period.

In consideration of such agreement, the Company will make an After-Tax Contribution to the Participant’s After-Tax Contribution Account on behalf of the Participant for such Plan Year in an amount equal to the total amount by which the Participant’s Compensation from the Company was reduced during the Plan Year pursuant to the After-Tax Contribution agreement.

5.7                               Roth Contributions

The Plan will accept Roth elective deferrals (“Roth Contributions”) made on behalf of a Participant.  A Participant’s Roth Contributions will be allocated to a separate account maintained for such deferrals as described in subsection A.  Unless specifically stated otherwise,

Roth Contributions will be treated as Salary Reduction Contributions for all purposes under the Plan.

A.            Separate Accounting

1.             Contributions and withdrawals of Roth Contributions will be credited and debited to the Roth Contribution Account maintained for each Participant.

2.             The Plan will maintain a record of the amount of Roth Contributions in each Participant’s account.

3.             Gains, losses, and other credits or charges will be separately allocated on a reasonable and consistent basis to each Participant’s Roth elective deferral account and the Participant’s other accounts under the Plan.

4.             No contributions other than Roth Contributions and properly attributable earnings will be credited to each Participant’s Roth elective deferral account.

B.            Direct Rollovers

1.             Notwithstanding Section 10.09, a direct rollover of a distribution from a Roth Contribution Account under the Plan will only be made to another Roth elective deferral account under an applicable retirement plan described in Code Section 408A(e)(1) or to a Roth IRA described in Code Section 408A, and only to the extent the rollover is permitted under the rules of Code Section 402(c).

2.             Notwithstanding Section 5.5, the Plan will accept a rollover contribution to a Roth Contribution Account only if it is a direct rollover from another Roth elective deferral account under an applicable retirement plan described in Code Section 408A(e)(1) and only to the extent the rollover is permitted under the rules of Code Section 402(c).

3.             Eligible rollover distributions from a Participant’s Roth Contribution Account are taken into account in determining whether the total amount of the Participant’s account balances under the Plan exceeds $1,000 for purposes of mandatory distributions from the Plan.

C.            Correction of Excess Contributions under Section 7.3 or Excess Dollar Deferrals under Section 8.12

1.             In the case of a distribution of excess contributions under Section 7.3, or Excess Dollar Deferrals under Section 8.12, a Participant may designate the extent to which the excess amount is composed of Salary Reduction Contributions and Roth Contributions but only to the extent such types of deferrals were made for the Plan Year.

2.             If the Participant does not designate which type of elective deferrals is to be distributed, the Plan will distribute Salary Reduction Contributions first.

D.            Definitions

1.             Roth Elective Deferrals.  A Roth Elective Deferral (“Roth Contribution”) is an elective deferral that is:

a.             Designated irrevocably by the Participant at the time of the cash or deferred election as a Roth Elective Deferral that is being made in lieu of all or a portion of the Salary Reduction Contributions the Participant is otherwise eligible to make under the Plan; and

b.             Treated by the Employer as includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made a cash or deferred election.

ARTICLE 6

WITHDRAWALS

A Participant may be eligible for an in-service withdrawal as specified in this Article 6.  In addition, if the Participant is a former participant in the Tatman & Lee Associates, Inc. Profit Sharing Plan (a “Tatman & Lee Participant”), a former participant in the Dames & Moore Group Capital Accumulation Plan (a “Dames & Moore Participant”), or a former participant in the Lear Siegler Services, Inc. Retirement Income Savings Plan (a “LSI Participant”), special rules may apply as described in Appendices A, C or J, respectively.  A Participant may make only one withdrawal under this Article 6 during any calendar quarter.

6.1                               Age 59½

A Participant who has attained age 59½ may withdraw all or any portion of any of his or her Accounts by notifying the Human Resources Committee of his or her election to make such a withdrawal.

6.2                               Rollover Contributions

A Participant may withdraw all or any portion of his or her Account attributable to Rollover Contributions at any time by notifying the Human Resources Committee of his or her election to make such a withdrawal.

6.3                               After-Tax Contributions

A Participant may withdraw all or any portion of his or her Account attributable to After-Tax Contributions at any time by notifying the Human Resources Committee of his or her election to make such a withdrawal.

6.4                               Deductible Voluntary Contributions

A Participant may withdraw all or any portion of his or her Account attributable to Deductible Voluntary Contributions at any time by notifying the Human Resources Committee of his or her election to make such a withdrawal.

6.5                               Hardship

In the event a Participant who has not attained age 59½ suffers a serious financial hardship, such Participant may withdraw a portion of his or her Account as provided below.  Hardship distributions shall be made from the Participant’s Salary Reduction Contribution Account, if available, and then from the Participant’s Roth Contribution Account, if available, and then from the Participant’s other Accounts (excluding any portion of any Account attributable to qualified non-elective contributions, qualified matching contributions, safe-harbor 401(k) contributions, or earnings or losses on contributions made pursuant to a salary reduction agreement).  A need shall not be disqualified because it was reasonably foreseeable or voluntarily incurred.  Withdrawal under this Section 6.5 shall be authorized only if the distribution is on account of:

A.            Medical expenses described in Code Section 213(d) incurred by the Participant, his or her Spouse, or any of his or her dependents (as defined in Code Section 152); or

B.            The purchase (excluding mortgage payments) of a principal residence for the Participant; or

C.            Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, his or her Spouse, children, or dependents (as defined in Code Section 152 without regard to sections 152(b)(1), (b)(2) and (d)(1)(B)); or

D.            The need to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant’s principal residence; or

E.            Payments for burial or funeral expenses for the Participant’s deceased parent, Spouse, children or dependents (as defined in Code Section 152, without regard to Code Section 152(d)(1)(B)); or

F.             Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

6.6                               Conditions for Hardship Distribution

No distribution shall be made pursuant to Section 6.5 unless the Human Resources Committee or its delegate, based upon the Participant’s representation and such other facts as are known to the Human Resources Committee or its delegate, determines that the following conditions are satisfied:

A.            The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant; and

B.            The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Company and/or a Company Affiliate.

6.7                               Available Other Resources

No distribution shall be made pursuant to Section 6.5 unless the Human Resources Committee or its delegate determines, based upon all relevant facts and circumstances, that the amount to be distributed is not in excess of the amount required to relieve the financial need and that such need cannot be satisfied from other resources reasonably available to the Participant.  For this purpose, the Participant’s resources shall be deemed to include those assets of his or her

Spouse and minor children that are reasonably available to the Participant.  A distribution may be treated as necessary to satisfy a financial need if the Human Resources Committee or its delegate relies upon the Participant’s representation that the need cannot be relieved:

A.            Through reimbursement or compensation by insurance or otherwise; or

B.            By reasonable liquidation of the Participant’s assets, to the extent such liquidation would not itself cause an immediate and heavy financial need; or

C.            By cessation of Salary Reduction Contributions, Catch-up Contributions and After-Tax Contributions, if available, under the Plan; or

D.            By other distributions or loans from the Plan, if available, or any other qualified retirement plan, or by borrowing from commercial sources on reasonable commercial terms.

Any Participant who elects a hardship distribution under Section 6.5 may not enter into a salary reduction agreement, an After-Tax Contribution agreement, or make Catch-up Contributions with respect to any Compensation received during the six-month period beginning with the date of such hardship distribution.

ARTICLE 7

SPECIAL NONDISCRIMINATION TESTING

7.1                               Actual Deferral Percentage Tests

For each Plan Year the Plan shall satisfy one of the following tests:

A.            The “Actual Deferral Percentage” for the Highly Compensated Employee group for the Plan Year shall not be more than the “Actual Deferral Percentage” of the Non- Highly Compensated Employee group for the current Plan Year multiplied by 1.25, or

B.            The excess of the “Actual Deferral Percentage” for the Highly Compensated Employee group for the Plan Year over the “Actual Deferral Percentage” for the Non-Highly Compensated Employee group for the current Plan Year shall not be more than two percentage points.  Additionally, the “Actual Deferral Percentage” for the Highly Compensated Employee group for the Plan Year shall not exceed the “Actual Deferral Percentage” for the Non-Highly Compensated Employee group for the current Plan Year multiplied by 2.  The provisions of Code Section 401(k)(3) and Regulation 1.401(k)-1(b) are incorporated herein by reference.

For the purposes of this Article 7, “Actual Deferral Percentage” means, with respect to the Highly Compensated Employee group and Non-Highly Compensated Employee group for a Plan Year, the average of the ratios, calculated separately for each Participant in such group, of the amount of Salary Reduction Contributions and Company Matching Contributions which the Corporation elects to take into account for purposes of testing under this Section 7.1 allocated to each Participant for such Plan Year to such Participant’s Compensation for such Plan Year.  The actual deferral ratio for each Participant and the “Actual Deferral Percentage” for each group shall be calculated to the nearest one-hundredth of one percent (1%).

For the purposes of this Section 7.1, a Highly Compensated Employee and a Non-Highly Compensated Employee shall include any Employee eligible to make a Salary Reduction Contribution pursuant to Section 5.1, whether or not such deferral election was made or suspended pursuant to Section 5.1.

For the purposes of this Section 7.1 and Code Sections 401(a)(4), 410(b) and 401(k), if two or more plans which include cash or deferred arrangements are considered one plan for the purposes of Code Section 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii)), the cash or deferred arrangements included in such plans shall be treated as one arrangement.  In addition, two or more cash or deferred arrangements may be considered as a single arrangement for purposes of determining whether or not such arrangements shall be treated as one arrangement and as one plan for purposes of this Section 7.1 and Code Sections 401(a)(4), 410(b) and 401(k).  Plans may be aggregated under this Section 7.1 only if they have the same plan year.

Notwithstanding the above, an employee stock ownership plan described in Code Section 4975(e)(7) may not be combined with this Plan for purposes of determining whether the employee stock ownership plan or this Plan satisfies this Section 7.1 and Code Sections 401(a)(4), 410(b) and 401(k).

For the purpose of this Section 7.1, if a Highly Compensated Employee is a Participant under two or more cash or deferred arrangements of the Employer, all such cash or deferred arrangements shall be treated as one cash or deferred arrangement for the purpose of determining the actual deferral ratio with respect to such Highly Compensated Employee.  However, if the cash or deferred arrangements have different Plan Years, this section shall be applied by treating all cash or deferred arrangements ending with or within the same calendar year as a single arrangement.

7.2                               Actual Contribution Percentage Tests

For each Plan Year, the Plan shall satisfy one of the following tests:

A.            The “Actual Contribution Percentage” for the Highly Compensated Employee group for the Plan Year shall not be more than the “Actual Contribution Percentage” of the Non-Highly Compensated Employee group for the current Plan Year multiplied by 1.25, or

B.            The excess of the “Actual Contribution Percentage” for the Highly Compensated Employee group for the Plan Year over the “Actual Contribution Percentage” for the Non-Highly Compensated Employee group for the current Plan Year shall not be more than two percentage points.  Additionally, the “Actual Contribution Percentage” for the Highly Compensated Employee group for the Plan Year shall not exceed the “Actual Contribution Percentage” for the Non-Highly Compensated Employee group for the current Plan Year multiplied by 2.

For the purposes of this Plan, “Actual Contribution Percentage” for a Plan Year means, with respect to the Highly Compensated Employee group and Non-Highly Compensated Employee group, the same as Actual Deferral Percentage as computed in Section 7.1, but substituting “Company Matching Contributions” for “Salary Reduction Contributions.”

For purposes of determining the “Actual Contribution Percentage” and the amount of Excess Aggregate Contributions pursuant to Section 7.4, only Company Matching Contributions contributed to the Plan prior to the end of the succeeding Plan Year which are not taken into account for the purposes of the tests in Section 7.1 shall be considered.

7.3                               Adjustment to Actual Deferral Percentage Tests

In the event that the initial allocations of the Salary Reduction Contributions do not satisfy one of the tests set forth in Section 7.1, the Corporation shall adjust Excess Contributions (i.e., Salary Reduction Contributions in excess of the limits established by the tests set forth in Section 7.1) pursuant to the options set forth below:

A.            On or before the last day of the sixth month following the end of each Plan Year, the Excess Contributions shall be distributed to Participants to whose Accounts such Excess Contributions were allocated for the preceding Plan Year.  The Excess Contributions shall be distributed to the Highly Compensated Employee having the highest Salary Reduction Contribution until the total amount of the Excess Contributions is distributed, or until his or her Salary Reduction Contribution is equal to the Salary Reduction Contribution of the Highly Compensated Employee having the second highest Salary Reduction Contribution.  This process shall continue until the total amount of the Excess Contributions is distributed.

“Excess Contributions” shall mean, with respect to any Plan Year, the excess of:

1.             The aggregate amount of Employer contributions actually taken into account in computing the Actual Deferral Percentage of Highly Compensated Employees for such Plan Year; over

2.             The maximum amount of such contributions permitted by the Actual Deferral Percentage test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of the Actual Deferral Percentages, beginning with the highest of such percentages).

With respect to the distribution of Excess Contributions as described above, such distribution:

1.             May be postponed but not later than the close of the succeeding Plan Year (in which case a 10% excise tax will be imposed on the Employer); and

2.             Shall be adjusted for Income; and

3.             Shall be designated by the Employer as a distribution of Excess Contributions (and Income).

B.            Within 12 months after the end of the Plan Year, the Employer may make a special Qualified Non-Elective Contribution on behalf of participating Non-Highly Compensated Employees in an amount sufficient to satisfy one of the tests set forth in Section 7.1.  Such contribution shall be allocated to Non-Highly Compensated Employees eligible to make a Salary Reduction Contribution (irrespective of whether such Eligible Employee has made a Salary Reduction Contribution) using one of the following methods, as determined in the discretion of the Plan Administrator:

1.             Allocation to all Non-Highly Compensated Employees as a percentage of Compensation;

2.             Allocation to all Non-Highly Compensated Employees per capita, as a set dollar amount; or

3.             Allocation, in an amount, if any, determined as follows:  The allocation shall first be made to the eligible Non-Highly Compensated Employee with the lowest Compensation, who shall have a Qualified Non-Elective Contribution allocated to his or her Qualified Non-Elective Contribution Account until such time as his or her allocation when combined with other annual additions to his or her Accounts equals the allowable limitations on annual additions as set forth in Sections 8.9, 8.10, and 8.11, and Code Section 415 or exceeds the limitation set forth.  In the event that a portion of the Qualified Non-Elective Contribution remains following the above allocation, then the process shall be repeated by next considering the eligible Non-Highly Compensated Employee with the second lowest Compensation.  This process shall continue until the entire Qualified Non-Elective Contribution is allocated.

Allocation made to any Non-Highly Compensated Employees under subsections 2 or 3 above may not exceed the product of that Non-Highly Compensated Employee’s Compensation and the greater of (i) 5%; or (ii) two times the Plan’s “representative contribution rate.”

For the purposes of this subsection the Plan’s “representative contribution rate” is the lowest “applicable contribution rate” of any eligible Non-Highly Compensated Employee among a group of eligible Non-Highly Compensated Employees that consists of half of all eligible Non- Highly Compensated Employees for the Plan Year (or, if greater, the lowest applicable contribution rate of any eligible Non-Highly Compensated Employee in the group of all eligible Non-Highly Compensated Employees for the Plan Year and who is employed by the employer on the last day of the Plan Year).

For purposes of this subsection, the “applicable contribution rate” for an eligible Non- Highly Compensated Employee is the amount of Qualified Non-Elective Contributions made for the eligible Non-Highly Compensated Employee for the Plan Year, divided by the eligible Non- Highly Compensated Employee’s Compensation for the same Plan Year.

7.4                               Adjustment to Actual Contribution Percentage Tests

In the event that the initial allocations of the Company Matching Contributions do not satisfy one of the tests set forth in Section 7.2, the Administrator shall distribute Excess Aggregate Contributions in accordance with the procedure set forth below:

On or before the last day of the sixth month following the end of each Plan Year, the Excess Aggregate Contributions, plus any Income allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, shall be distributed to Participants to whose Accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year.  The Excess Aggregate Contributions shall be distributed to the Highly Compensated Employee having the highest Company Matching Contribution until the total amount of the Excess Aggregate Contributions is distributed, or until his or her Company Matching Contribution is equal to the Company Matching Contribution of the Highly Compensated Employee having the second highest Company Matching Contribution.  This process shall continue until the total amount of the Excess Aggregate Contributions is distributed.

Excess Aggregate Contributions shall mean, with respect to any Plan Year, the excess of:

1.             The aggregate Contribution Percentage amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

2.             The maximum Contribution Percentage amounts permitted by the Actual Contribution Percentage test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

Such determination shall be made after first determining Excess Elective Deferrals pursuant to Section 7.1 and then determining Excess Contributions pursuant to Section 7.2.

With respect to the distribution of Excess Aggregate Contributions as described above.  such distribution:

1.             May be postponed but not later than the close of the succeeding

Plan Year (in which case a 10% excise tax will be imposed on the Employer); and

2.             Shall be adjusted for Income; and

3.             Shall be designated by the Employer as a distribution of Excess Aggregate Contributions (and Income).

Forfeitures of Excess Aggregate Contributions shall be applied to reduce Employer Contributions to the Plan.

ARTICLE 8

SELECTION OF INVESTMENTS:  ELIGIBLE EMPLOYEE ACCOUNTS AND
ALLOCATION OF BENEFITS

8.1                               Establishment of Investment Funds

The Retirement Plans Committee may designate and/or create one or more investment funds available for the allocation of Participants’ Accounts.  The Corporation may allow Participants to direct the investment of their Accounts within the investment funds chosen by the Retirement Plans Committee in a consistent and nondiscriminatory manner.  In the event the Corporation so allows, each Participant shall have the opportunity to designate the manner in which his or her Account will be allocated among the available Funds, in accordance with the provisions of Section 8.3.

8.2                               404(c) Protection

The Plan is intended to constitute a plan described in Section 404(c) of ERISA and regulations issued thereunder.  The fiduciaries of the Plan may be relieved of liability for any losses that are the direct and necessary result of investment instructions given by a Participant, his or her Beneficiary, or an alternate payee under a qualified domestic relations order.

8.3                               Selections

The designation by a Participant of the allocation of his or her Account among the available investment funds may be made from time to time, with such frequency and in accordance with such procedures as established by the Human Resources Committee and applied in a uniform nondiscriminatory manner.  Any such procedure shall be communicated to the Participants and designed with the intention of permitting the Participants to exercise control over the assets in their respective Accounts within the meaning of Section 404(c) of ERISA and the regulations promulgated thereunder.  If and to the extent that a Participant shall fail to designate an allocation of his or her Account under this Section 8.3, the Retirement Plans Committee shall select a Fund or Funds to which such amount shall be allocated.  Otherwise, the Human Resources Committee shall instruct the Trustee to allocate and invest the assets of the Trust in accordance with the Participant’s Fund selections.

Notwithstanding any provision in this Plan to the contrary, salary reduction agreements, After-Tax Contribution agreements or elections for Catch-Up Contributions, and cancellations or amendments thereto, investment elections, changes or transfers, loans, withdrawal decisions, and any other decision or election by a Participant (or Beneficiary) under this Plan may be accomplished by electronic or telephonic means which are not otherwise prohibited by law and which are in accordance with procedures and/or systems approved and arranged by the Human Resources Committee or its delegates.

If and to the extent that the Account of a Participant or Beneficiary herein is directed to be invested pursuant to this section, no person who is otherwise a fiduciary hereunder shall be liable to the directing Participant or Beneficiary for any particular loss, for failure to diversify assets, or in any other respect regarding such directed investment.  No investment shall be directed by a Participant or Beneficiary, nor made by the Trustee even if so directed, which would directly or indirectly inure to the benefit of the Company or which would constitute a prohibited transaction under applicable law and regulations.

8.4                               Separate Records

The Trustee shall maintain a separate Account in the name of each Participant and each Beneficiary having a share in the Trust.  Separate records shall be kept of:

A.            The portion of each Participant’s share or Account resulting from Company contributions made pursuant to a salary reduction agreement, or as a Catch-up Contribution (such amount to be recorded in a “Salary Reduction Contribution Account”); and

B.            The portion of each Participant’s share or Account resulting from Company Matching Contributions intended to supplement amounts contributed pursuant to a salary reduction agreement (such amount to be recorded in a “Company Matching Contribution Account”); and

C.            The portion of each Participant’s share or Account resulting from the Company’s Discretionary Contributions (such amount to be recorded in a “Company Discretionary Contribution Account”); and

D.            The portion of each Participant’s share or Account resulting from the Participant’s Before-Tax Rollover Contribution (such amount to be recorded in a “Before-Tax Rollover Contribution Account”); and

E.            The portion of each Participant’s share or Account resulting from the Participant’s After-Tax Rollover Contribution (such amount to be recorded in a “After-Tax Rollover Contribution Account”); and

F.             The portion of each Participant’s share or Account resulting from the Participant’s After-Tax Contributions (such amount to be recorded in an “After-Tax Contribution Account”); and

G.            The portion of each Participant’s share or Account resulting from the Participant’s Deductible Voluntary Employee Contribution (such amount to be recorded in a “Frozen Deductible Voluntary Employee Contribution Account”); and

H.            The portion of each Participant’s share or Account resulting from Profit Sharing Contributions attributable to the Participant’s prior participation in the Dames & Moore Group Capital Accumulation Plan (such amount to be recorded in a “Frozen Profit-Sharing Contribution Account”); and

I.             The portion of each Participant’s share or Account invested in stock of the Corporation attributable to the Participant’s prior participation in the Greiner Performance Plan (such amount to be recorded in a “Frozen Company Stock Account”); and

J.             The portion of each Participant’s share or Account resulting from Covered Contract Contributions attributable to the Participant’s prior participation in the EG&G Technical Services, Inc. Savings Plan, any Covered Contract Contributions made pursuant to Appendix I to the Plan as it existed prior to January 1, 2011, and any amounts attributable to Covered Contract Contributions that may be transferred into the Plan pursuant to Section 10.12, below (such amount to be recorded in a “Covered Contract Contribution Account”); and

K.            The portion of each Participant’s share or Account resulting from Alabama Retirement Account Contributions attributable to the Participant’s prior participation in the EG&G Technical Services, Inc. Savings Plan, any Alabama Retirement Account Contributions made pursuant to Appendix I to the Plan as it existed prior to January 1, 2011, and any amounts attributable to Alabama Retirement Account Contributions that may be transferred into the Plan pursuant to Section 10.12, below (such amount to be recorded in an “Alabama Retirement Contribution Account”); and

L.            The portion of each Participant’s share or Account resulting from Profit Sharing Contributions attributable to the Participant’s prior participation in the Lear Siegler Services, Inc. Retirement Income Savings Plan, any Profit Sharing Contributions made pursuant to Appendix J to the Plan as it existed prior to January 1, 2011, and any amounts attributable to Profit Sharing Contributions that may be transferred into the Plan pursuant to Section 10.12, below (such amount to be recorded in a “LSI Profit-Sharing Contribution Account”); and

M.           The portion of each Participant’s share or Account resulting from SCA Contributions attributable to the Participant’s prior participation in the Lear Siegler Services, Inc. Retirement Income Savings Plan, the EG&G Technical Services, Inc. Savings Plan, or the Washington Group International, Inc. 401(k) Retirement Savings Plan, any SCA Contributions made pursuant to Appendices G, F and N to the Plan, and any amounts attributable to SCA Contributions that may be transferred into the Plan pursuant to Section 10.12, below (such amount to be recorded in a “SCA Contribution Account”); and

N.            The portion of each Participant’s share or Account resulting from the Participant’s Roth Contributions (such amount to be recorded in a “Roth Contribution Account”); and

O.            The portion of each Participant’s share or Account resulting from qualified non-elective contributions (such amount to be recorded in a “QNEC Account”); and

P.             The portion of each Participant’s share or Account resulting from company matching contributions attributable to the Participant’s prior participation in the Washington Group International 401(k) Retirement Savings Plan or the Washington Group International 401(k) Retirement Savings Plan for Field Operations (such amount to be recorded in a “Prior Company Match Account”).

To that end, wherever in this Plan reference is made to the “share” or “Account” of a Participant, the word “share” or “Account” where the context so permits, shall be deemed to refer severally to the Salary Reduction Contribution Account, the Company Matching Contribution Account, the Company Discretionary Contribution Account, the Before-Tax Rollover Contribution Account, the After-Tax Rollover Contribution Account, the After-Tax Contribution Account, the Frozen Deductible Voluntary Employee Contribution Account, the Frozen Profit-Sharing Contribution Account, the Frozen Company Stock Account, the Covered Contract Contribution Account, the Alabama Retirement Contribution Account, the LSI Profit- Sharing Contribution Account, the SCA Contribution Account, the Roth Contribution Account, and the QNEC Account each such Account being adjusted for income and expense credited or charged as hereinafter described.  Additional Accounts may be created, as determined by the Human Resources Committee, in order to properly account for assets received pursuant to the merger with the Performance Plan of Greiner Engineering, Inc., the Dames & Moore Group Capital Accumulation Plan, the Radian International LLC 401(k) Thrift Plan, the Rogers & Associates Engineering Corporation Employee Profit Sharing Plan, the EG&G Technical Services, Inc. Savings Plan, the Lear Siegler Services, Inc. Retirement Income Savings Plan or the Salary Deferral Plan for Certain Employees of Signet Testing Labs, Inc., as applicable.

8.5                               Allocation of Income and Expenses

As of each Valuation Date, all income of the Trust for the period since the preceding Valuation Date shall be credited to, and all losses and expenses of the Trust for such period shall be charged to, the various Accounts maintained by the Trustee for the Participants and Beneficiaries.  Such credits and charges shall be made in proportion to the value of the respective Participant and Beneficiary Accounts as of the preceding Valuation Date (after recording all credits and charges which would otherwise be made based on Account balances as of the preceding Valuation Date).  Further, the Trustee may adjust in a nondiscriminatory and consistent manner the credits and charges which would otherwise be made based on Account balances as of the preceding Valuation Date to take into account inter-Fund transfers, periodic contributions made on behalf of Participants, repayments of Participant loans or borrowing by Participants, Rollover Contributions, or any other transactions occurring since the preceding Valuation Date.

Any loan extended by the Trustee to a Participant pursuant to Article 11 shall be deemed, for purposes of allocation of income, as an earmarked investment made for such Participant’s benefit.  Accordingly, all interest or other earnings attributable to such loan shall be allocated and credited exclusively to the Account of the Participant to whom such loan was made.

8.6                               Revaluation of Assets

As of each Valuation Date, the Trustee shall revalue the various Accounts maintained by the Trustee for the Participants and Beneficiaries to the end that such Participant and Beneficiary Accounts will reflect any increase or decrease in fair market value of the assets of the Trust as of such date.  Any such increase or decrease in market value shall be apportioned in the same manner that income, expenses, and losses are to be apportioned in accordance with the provisions of this Article 8.

8.7                               Unit Accounting

Notwithstanding the accounting procedures described in Sections 8.5 and 8.6, the Human Resources Committee may, for administrative purposes, instruct the Trustee to establish unit values for one or more Funds (or any portion thereof) and maintain the Accounts setting forth each Participant’s or Beneficiary’s interest in such Fund (or any portion thereof) in terms of such units, all in accordance with such rules and procedures as the Human Resources Committee shall deem to be fair, equitable and administratively practicable.  Any Pooled Investment Service Agreement so designed and adopted, shall be incorporated by reference.  In the event that unit accounting is thus established for any Fund (or any portion thereof) the value of a Participant’s or Beneficiary’s interest in such Fund at any time shall be an amount equal to the then value of a unit in such Fund (or any portion thereof) multiplied by the number of units then credited to the Participant or Beneficiary.

8.8                               Allocation of Contributions

There shall be credited to the Salary Reduction Contribution Account of each Participant, from the Company’s current contribution, an amount equal to the amount set forth in the salary reduction agreement in effect with such Participant.

There shall be credited to the Company Matching Contribution Account of each Participant who makes Salary Reduction Contributions and/or Roth Contributions, an amount equal to the periodic Company Matching Contribution as announced by the Board pursuant to Section 5.3 and contributed from time to time to the Plan.

As of the Anniversary Date ending each Plan Year for which the Company shall make a year-end Company Matching Contribution hereunder, there shall be credited to the Company Matching Contribution Account of each Participant who (i) made Salary Reduction Contributions and/or Roth Contributions for such Plan Year, and (ii) was employed by the Company on the last day of the Plan Year, an amount equal to the appropriate share of the year- end Company Matching Contribution as announced by the Board for such year pursuant to Section 5.3.

The above requirement for employment on the last day of the Plan Year will be waived for a Participant who has incurred:

A.            A Termination of Employment during the Plan Year on account of death, Disability, attainment of Normal Retirement Age or attainment of Early Retirement Age;

B.            An involuntary Termination of Employment due to a reduction in force, contract loss, or contract completion;

C.            Transfer to a Company Affiliate or an LLC wholly or partially owned by the Corporation; or

D.            A voluntary Termination of Employment due to participation in an approved voluntary severance program offered by the Company.

In no event will the above requirement for employment on the last day of the Plan Year be waived for a Participant who has been terminated for cause.

Except as provided in Appendix H, as of the Anniversary Date ending each Plan Year for which the Company shall make a Discretionary Contribution hereunder, there shall be credited to the Company Discretionary Account of each Participant employed by the Company on such day (irrespective of whether such Participant has made a Salary Reduction Contribution), an amount which bears the same ratio to the total of the Company’s Discretionary Contribution as such Eligible Employee’s Compensation for such year shall bear to the aggregate of the Compensation of all Participants for such Plan Year.

The above requirement for employment on the last day of the Plan Year will be waived for a Participant who has incurred:

A.            A Termination of Employment during the Plan Year on account of death, Disability, attainment of Normal Retirement Age or attainment of Early Retirement Age;

B.            An involuntary Termination of Employment due to a reduction in force, contract loss, or contract completion;

C.            Transfer to a Company Affiliate or an LLC wholly or partially owned by the Corporation; or

D.            A voluntary Termination of Employment due to participation in an approved voluntary severance program offered by the Company.

In no event will the above requirement for employment on the last day of the Plan Year be waived for a Participant who has been terminated for cause.

In the case of a Participant who is entitled to have credited to his or her Account a portion of a Company Discretionary contribution for such Plan Year but whose employment is terminated after the close of such Plan Year and before such contribution has been made to the Trust and such credit effected, such credit shall be effected as though such Eligible Employee’s employment had not terminated.

There shall be credited to the After-Tax Contribution Account of each Participant, from the Company’s current contribution, an amount equal to the amount set forth in the After-Tax Contribution agreement in effect with such Participant.

In addition, from time to time, there shall be credited to the Before-Tax Rollover Contribution Account and/or After-Tax Rollover Account of each Eligible Employee the amounts contributed by him or her to the Plan which constitute Before-Tax Rollover Contributions and/or After-Tax Rollover Contributions, respectively.

8.9                               Limitation on Annual Additions

If the Participant does not participate in, and has never participated in another qualified plan maintained by the Employer which provides an annual addition as defined in Section 8.11.A, the amount of annual additions which may be credited to the Participant’s Account for any limitation year will not exceed the lesser of the maximum permissible amount or any other limitation contained in this Plan.  If the Employer contribution that would otherwise be contributed or allocated to the Participant’s Account would cause the annual additions for the limitation year to exceed the maximum permissible amount, the amount contributed or allocated will be reduced so that the annual additions for the limitation year will equal the maximum permissible amount.

Prior to determining the Participant’s actual Compensation for the limitation year, the Employer may determine the maximum permissible amount for a Participant on the basis of a reasonable estimation of the Participant’s Compensation for the limitation year, uniformly determined for all Participants similarly situated.  As soon as administratively feasible after the end of the limitation year, the maximum permissible amount for the limitation year will be determined on the basis of the Participant’s actual Compensation for the limitation year.  For Plan Years beginning before July 1, 2007, if as a result of forfeitures or as a result of exceeding the maximum permissible amount, there is an excess amount the excess will be disposed of as provided in Section 8.9 of the 2005 Restatement of the Plan.

For Plan Years beginning on or after July 1, 2007, any correction of excess annual additions will be made pursuant to the correction method set forth in Revenue Procedure 2006-27 or in any subsequent guidance.

8.10                        Combination with Other Defined Contribution Plans

This Section 8.10 applies if, in addition to this Plan, the Participant is covered under another qualified defined contribution plan maintained by the Employer, a welfare benefit fund as defined in Section 419(e) of the Code maintained by the Employer, an individual medical account as defined in Section 415(l)(2) of the Code maintained by the Employer, or a simplified employee pension, as defined in Section 408(k)(1) of the Code, maintained by the Employer which provides an annual addition as defined in Section 8.11.A, during any limitation year.  The annual additions which may be credited to a Participant’s Account under this Plan for any such limitation year will not exceed the maximum permissible amount reduced by the annual additions credited to a Participant’s account under the other plans, welfare benefit funds, individual medical accounts, and simplified employee pensions for the same limitation year.  If the annual additions with respect to the Participant under other defined contribution plans, welfare benefit funds, individual medical accounts, and simplified employee pensions maintained by the Employer are less than the maximum permissible amount and the Employer contribution that would otherwise be contributed or allocated to the Participant’s Account under this Plan would cause the annual additions for the limitation year to exceed this limitation, the amount contributed or allocated will be reduced so that the annual additions under all such plans and funds for the limitation year will equal the maximum permissible amount.  If the annual additions with respect to the Participant under such other defined contribution plans, welfare benefit funds, individual medical accounts, and simplified employee pensions in the aggregate are equal to or greater than the maximum permissible amount, no amount will be contributed or allocated to the Participant’s Account under this Plan for the limitation year.

Prior to determining the Participant’s actual Compensation for the limitation year, the Employer may determine the maximum permissible amount for a Participant in the manner described in Section 8.9.  As soon as is administratively feasible after the end of the limitation year, the maximum permissible amount for the limitation year will be determined on the basis of the Participant’s actual Compensation for the limitation year.  If as a result of forfeitures or as a result of exceeding the maximum permissible amount, a Participant’s annual additions under this Plan and such other plans would result in an excess amount for a limitation year, the excess amount will be deemed to consist of the annual additions last allocated, except that annual additions attributable to a welfare benefit fund or individual medical account will be deemed to have been allocated first regardless of the actual allocation date.  If an excess amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the excess amount attributed to this Plan will be the product of:

1.             The total excess amount allocated as of such date; times

2.             The ratio of (i) the annual additions allocated to the Participant for the limitation year as of such date under this Plan to (ii) the total annual additions allocated to the Participant for the limitation year as of such date under this and all the other qualified defined contribution plans.

Any excess amount attributed to this Plan will be disposed in the manner described in Section 8.9.

8.11                        Section 415 Definitions

A.            Annual additions:  The sum of the following amounts credited to a Participant’s Account for the limitation year:

1.             Employer contributions; and

2.             Employee contributions; and

3.             Forfeitures; and

4.             Amounts allocated to an individual medical account, as defined in Section 415(l)(2) of the Code, which is part of a pension or annuity maintained by the employer; and

5.             Amounts derived from contributions paid or accrued which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the employer; and

6.             Amounts allocated in accordance with Section 415(a)(2) to a simplified employee pension account, as defined in Section 408(k)(1) of the Code, maintained by the employer.

For this purpose, any excess amount applied under Sections 8.9 or 8.10 in the limitation year to reduce Employer contributions will be considered annual additions for such limitation year.

B.            Compensation:

Compensation includes:

1.             A Participant’s Earned Income, wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), and including any elective deferral (as defined in Section 402(g)(3) of the Code);

2.             Any amount which is contributed or deferred by the Employer at the election of the Eligible Employee and which is not includible in the gross income of the Eligible Employee by reason of Section 125, 132(f)(4) or 457 of the Code;

3.             Payments made within 2½ months after severance from employment with the Employer or, if later, by the end of the limitation year during which the severance occurred, if they are payments that would have been paid to the Participant if the Participant had continued in employment with the Employer, and are regular compensation for services during the Participant’s regular working hours, compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments;

4.             The following amounts, if these amounts are paid within 2½ months after severance from employment with the Employer or, if later, by the end of the limitation year that includes the date of severance from employment with the Employer and those amounts would have been included in the definition of Compensation if they were paid prior to the Participant’s severance from employment with the Employer:

a.             Payment for unused accrued bona fide sick, vacation, or other leave, but only if the Participant would have been able to use the leave if employment had continued; and

b.             Payment received by a Participant pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid to the Participant at the same time if the Participant had continued in employment with the Employer and only to the extent that the payment is includible in the Participant’s gross income.

5.             Salary continuation payments to an individual who does not currently perform services for the Employer by reason of qualified military service (as that term is used in Code section 414(u)(1)) to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.

Compensation does not include the following:

6.             Except as provided in subsection 4.b. above, any distributions from a plan of deferred compensation; and

7.             Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Eligible Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; and

8.             Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

9.             Other amounts which received special tax benefits.

For purposes of applying the limitations of this Article 8, compensation for a limitation year is the compensation actually paid or includible in gross income during such limitation year.

Notwithstanding the preceding sentence, compensation for a Participant in a defined contribution plan who is disabled is the compensation such Participant would have received for the limitation year if the Participant had been paid at the rate of compensation paid immediately before becoming disabled; such imputed compensation for the disabled Participant may be taken into account only if the Participant is not a Highly Compensated Employee and contributions made on behalf of said Participant are nonforfeitable when made.

C.            Defined contribution dollar limitation:  $42,000, as adjusted for increases in the cost of living pursuant to regulations prescribed by the Secretary of the Treasury in accordance with Section 415(d)(1)(C) of the Code.

D.            Employer:  For purposes of Sections 8.9, 8.10 and 8.11, Employer shall mean the employer that adopts this Plan, and all members of a controlled group of corporations (as defined in Section 414(b) of the Code as modified by Section 415(h)), all commonly controlled trades or businesses (as defined in Section 414(c) as modified by Section 415(h)) or affiliated service groups (as defined in Section 414(m)) of which the adopting Employer is a part, and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code.

E.            Excess amount:  The excess of the Participant’s annual additions for the limitation year over the maximum permissible amount.

F.             Limitation year:  A calendar year, or the 12-consecutive month period elected by the Employer pursuant to action of the Board.

G.            Maximum permissible amount:  The maximum annual addition that may be contributed or allocated to a Participant’s Account under the Plan for any limitation year shall not exceed the lesser of:

1.             The defined contribution dollar limitation; or

2.             100 percent (100%) of the Participant’s compensation for the limitation year.

The compensation limitation referred to in subsection G.2 above shall not apply to any contribution for medical benefits (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an annual addition under Section 415(l)(1) or 419A(d)(2) of the Code.

If a short limitation year is created because of an amendment changing the limitation year to a different 12-consecutive month period, the maximum permissible amount will not exceed the defined contribution dollar limitation multiplied by the following fraction:

Number of months in the short limitation year
12

8.12                        Excess Dollar Deferrals

A.            “Excess Dollar Deferrals” shall mean the amount by which the Salary Reduction Contributions made to the Plan on behalf of the Participant during the Participant’s taxable year ending within the Plan Year, when added to other Code section 401(k) contributions made on the Participant’s behalf under cash or deferred arrangements maintained by an entity that is unrelated to the Company or a Company Affiliate, exceed the maximum dollar limitation set forth in Section 5.1A.7.

B.            If any Participant in this Plan also participates in any other Code Section 401(k) arrangement maintained by the Company or a Company Affiliate, then this Plan and such other arrangement shall, for purposes of applying the maximum dollar limitation of Section 5.1A.7. to such Participant, be treated as a single Code section 401(k) arrangement.  Accordingly, the total amount of Code section 401(k) contributions made on behalf of such Participant under this Plan and any such other arrangement shall in each taxable year be limited to the applicable dollar amount in effect for such taxable year under Section 5.1A.7.

C.            The Plan Administrator may, by unilateral action effected at any time during the Plan Year, reduce the Salary Reduction Election of a Participant described in Section 8.12A to the maximum deferral percentage permissible for such Participant so that the Salary Reduction Contributions to be made on such Participant’s behalf for such Participant’s taxable year ending within the Plan Year will not exceed the applicable maximum dollar limitation set forth in Section 5.1A.

D.            A Participant may assign to the Plan any Excess Dollar Deferrals made during a taxable year of the Participant by notifying the Plan Administrator, on or before March 1 following the close of the taxable year of the Participant to which the Excess Dollar Deferrals relate, of the amount of the Excess Dollar Deferrals to be assigned to the Plan.  A Participant is deemed to notify the Plan Administrator of any Excess Dollar Deferrals that arise by taking into account only those Salary Reduction Contributions made to the Plan and Code section 401(k) contributions made under any other plan of the Company or a Company Affiliate (including any plan for which the Company or a Company Affiliate becomes the plan sponsor during the taxable year due to the Company’s or a Company Affiliate’s acquisition of the company that maintained such plan).  Notwithstanding any other provision of the Plan, Excess Dollar Deferrals, plus any income and minus any loss allocable thereto, shall be distributed by no later than the first April 15 following the close of the taxable year of the Participant to which those Excess Dollar Deferrals relate, to any Participant to whose Excess Dollar Deferrals for the preceding taxable year were assigned to the Plan and who claims Excess Dollar Deferrals for such taxable year.

E.            The Excess Dollar Deferrals, together with the income thereon, distributed to the Participant shall, at the time of such distribution, be deducted from the Participant’s Salary Reduction Account.

F.             The income allocable to the Excess Dollar Deferrals distributed to such affected Participant shall be calculated by multiplying:

1.             The income or loss allocable to the Participant’s Salary Reduction Account for the Participant’s taxable year for which the Excess Dollar Deferrals are made; by

2.             A fraction, the numerator of which is the Excess Dollar Deferrals made on the Participant’s behalf for such taxable year and the denominator of which is equal to the sum of:

a.             The total account balance of the Participant attributable to elective contributions as of the beginning of the taxable year; plus

b.             The Participant’s elective contributions for the taxable year.

G.            The Excess Dollar Deferrals shall be reduced by any Excess Salary Reduction Contributions previously distributed to the Participant under Section 7.3 for such Plan Year.  The Excess Dollar Deferrals shall be treated as Annual Additions under Section 8.11A, unless such amounts are distributed no later than the first April 15 following the close of the taxable year of the Participant to which the Excess Dollar Deferrals relates.

8.13                        Special Rules Relating to Veterans and Reservists

A.            In General.  Notwithstanding any provision of this Plan to the contrary, effective December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

B.            Benefits for Participants Who Die While on Qualified Military Service.  Effective January 1, 2007, this subsection B. applies for purposes of determining survivor benefits for a Participant’s Beneficiary if a Participant on qualified military service dies while on such qualified military service.  In such situation, the Employer shall treat the Participant as if the Employer rehired the Participant on the day before the Participant’s death and then as if the Participant died the following day.  However, this subsection B. does not require the Employer to make an additional Employer Contribution on behalf of the deceased Participant or to allow any Salary Deferrals or Catch-Up Contributions on behalf of the deceased Participant.

C.            Differential Wage Payments

1.             In General.  Effective January 1, 2009, this subsection C. applies to Participants who are absent from active employment on account of qualified military service and who receive Differential Wage Payments while on qualified military service.

2.             Differential Wage Payments.  Differential Wage Payments are any payments as described in Code Section 3401(h)(2) that:

a.             are made by an Employer to an individual with respect to any period of qualified military service while on active duty for a period of more than 30 days; and

b.             represent all or a portion of the wages the individual would have received from the Employer if the individual were performing service for the Employer.

3.             Differential Wage Payments Treated as Compensation.  If an Employer pays Differential Wage Payments to a Participant, such Participant shall be deemed to be an Employee of such Employer and the Differential Wage Payments shall be deemed to be Compensation for all purposes of this Plan, including for purposes of making Salary Deferrals and Catch-Up Contributions to the Plan.  If the Participant were an Eligible Employee immediately prior to his or her qualified military service, the Participant is entitled to make Salary Deferrals or Catch-Up Contributions out of such Differential Wage Payments and the Participant’s existing salary reduction agreement shall apply to Salary Deferrals or Catch-Up Contributions out of any Differential Wage Payments.

4.             Nondiscrimination Requirement.

a.             General Rule.  Salary Deferrals and Catch-Up Contributions or Employer Contributions or benefits that are based on Differential Wage Payments shall not be taken into account for purposes of the discrimination testing requirements described in Article 7 (“Special Nondiscrimination Testing”) of the Plan and the Plan shall be treated as complying with the discrimination provisions described in Code Section 414(u)(1)(C) provided:

(i)            (all employees of the Employer and any Company Affiliates who are on qualified military service and on active duty for at least thirty (30) days are entitled to receive Differential Wage Payments on reasonably equivalent terms; and

(ii)           if eligible to participate in a retirement plan maintained by the Employer, such employee is permitted to make Salary Deferrals and Catch- Up Contributions based on the Differential Wage Payments on reasonably equivalent terms.

For purposes of applying this subsection a., the Employer can ignore individuals described in Code Sections 410(b)(3) through 410(b)(5).

b.             If the requirements of subsections a.(i) and (ii) above are not met, Salary Deferrals and Catch-Up Contributions or Employer Contributions or benefits that are based on Differential Wage Payments shall be taken into account for purposes of the nondiscrimination testing requirements described in Article 7 of the Plan and Code Section 414(u)(1)(C).

c.             If the requirements of subsection a. above are met and if the Plan Administrator so elects, Salary Deferrals and Catch-Up Contributions or Employer Contributions or benefits that are based on Differential Wage Payments shall be taken into account for purposes of the nondiscrimination testing requirements described in Article 7 of the Plan and Code Section 414(u)(1)(C), provided however, that the Plan Administrator may not elect to include such Salary Deferrals and Catch-Up Contributions or Employer Contributions or benefits for purposes of discrimination testing if such inclusion would cause any failure of the discrimination testing requirements.

D.            Deemed Severance from Employment

1.             In General.  Notwithstanding any other provision of the Plan, for the purposes of Code section 401(k)(2)(B)(i)(I), effective January 1, 2014, an individual shall be treated as having been severed from employment during any period the individual is performing service in the uniformed services described in Code section 3401(h)(2)(A).

2.             Suspension of Deferrals.  If an individual elects to receive a distribution on account of a severance of employment described in 1., above, that individual may not make an elective deferral or any other employee contribution during the 6-month period beginning on the date of the distribution.

a.             If a Participant receives a distribution that meets the definition of a qualified reservist distribution set forth in paragraph E., below, the distribution will be treated as a qualified reservist distribution, even if the distribution would also have been permitted as a result of a deemed severance of employment under this paragraph D., and that distribution would not be subject to the 6-month restriction on elective deferrals.

E.            Qualified Reservist Distributions.  Effective January 1, 2014, distributions may be made to a Participant of all or a portion of the balance in the Participant’s Account if:

1.             such individual was (by reason of being a member of a reserve component (as defined in section 101 of title 37, United States Code) ordered or called to active duty for a period in excess of 179 days or for an indefinite period; and

a.             such distribution is made during the period beginning on the date of such order or call and ending at the close of the active duty period.

ARTICLE 9

TERMINATION OF EMPLOYMENT AND REEMPLOYMENT

9.1                               Full Vesting

Each Participant’s Account shall be fully and immediately vested in such person, and shall not be subject to forfeiture.

9.2                               Termination of Employment

In the event of the termination of a Participant’s employment by reason of death, Disability, attainment of Normal Retirement Age or other Termination of Employment, then the amount credited to such Participant’s Account in the Plan shall be determined as of the most recent Valuation Date preceding the distribution of benefits to the Participant.  Such amount shall be distributed to or on behalf of such Participant at such time and in the manner provided under the further terms of the Plan.

9.3                               Restoration of Forfeited Amounts

Any amount forfeited by:

A.            A former participant in the Cash & Associates Profit Sharing & Salary Deferral Plan (such plan referred to as the “Cash & Associates Plan” and such participant referred to as a “Cash & Associates Participant”) who terminated employment with Cash & Associates prior to January 1, 2007;

B.            A former participant in the LopezGarcia Group 401(k) Savings Plan (such plan referred to as the “LopezGarcia Plan” and such participant referred to as a “LopezGarcia Participant”) who terminated employment with LopezGarcia Group Inc. prior to January 1, 2009;

C.            A former participant in the Washington Group International, Inc. 401(k) Retirement Savings Plan (such plan referred to as the “WGI Plan” and such participant referred to as a “WGI Participant”) who terminated employment with URS E&C Holdings, Inc. (formerly known as Washington Group International, Inc.) prior to January 1, 2011;

Shall be restored to the credit of such individual under the following circumstances:

1.             A former Cash & Associates Participant, or former LopezGarcia Participant, or former WGI Participant resumes employment with the Employer and becomes eligible to re-enter the Plan in accordance with Article 4 before incurring five consecutive One- Year Breaks in Service and before having received a distribution from the applicable plan; or

2.             A former Cash & Associates Participant, or former LopezGarcia Participant, or former WGI Participant who had received a distribution from the applicable plan, resumes employment with the Employer and becomes eligible to re-enter the Plan in accordance with Article 4 before incurring five consecutive One-Year Breaks in Service and repays to the

Plan the full amount of the distribution previously received (unadjusted by any later gains or losses).  Such repayment must be made within five years after the Participant is re-employed by the Employer.

In the event a restoration of previously forfeited amounts occurs on account of the circumstance described in subsection 1, above, the prior amount of forfeiture shall be restored with adjustment for any subsequent gains or losses, as determined by the Human Resources Committee.  In the event a restoration of previously forfeited amounts occurs on account of the circumstance described in subsection 2, above, the prior amount of forfeiture shall be restored without adjustment for any subsequent gains or losses.

If a Participant terminates employment with the Employer at a time when his or her vested Account balance is zero, he or she will be deemed to have received a distribution of his or her vested Account balance and treated as a Former Participant described in subsection 2, above.  Accordingly, upon re-entry into the Plan, such a Participant will have his or her previously forfeited amount restored without adjustment for any subsequent gains or losses.

Funds needed in any Plan Year to reinstate the amount previously forfeited by a re- employed Participant shall be provided by the Company by way of a separate Plan contribution.

The restored amounts shall be one hundred percent (100%) vested at the time of restoration.

ARTICLE 10

DISTRIBUTION OF BENEFITS

A Participant may receive a distribution of Plan benefits as specified in this Article 10.  In addition, special rules may apply as described in one of the Appendices to the Plan.

10.1                        Normal Form of Payment

Except as provided in Appendix F and G, the normal form of distribution of benefits under this Plan to a Participant who has had a Termination of Employment shall be a cash lump sum payment of the entire vested amount of his or her Accounts determined as of the Valuation Date on or immediately preceding the date of distribution.  Payment of the normal form of benefit may be made at such time following a Participant’s Termination of Employment with the Company as the Participant shall elect, but not later than the required beginning date described in Section 10.3.  If Section 10.5 applies, distribution shall be immediate in the form of a cash lump sum.

Notwithstanding the foregoing, unless the Participant elects distribution at a later date, the payment of benefits under the Plan to the Participant will begin not later than the 60th day after the end of the Plan Year in which the latest of the following events occurs:

A.            The attainment by the Participant of Normal Retirement Age.

B.            The 10th anniversary of the year in which the Participant commenced participation in the Plan.

C.            The termination of the Participant’s service with the Company.

10.2                        Alternative Form of Payment

Instead of the normal form of distribution of benefits as provided in Section 10.1, a Participant may elect to receive payment in the form of substantially equal consecutive monthly, quarterly, semiannual, or annual installments over a stated number of years not to exceed the Participant’s life expectancy.

10.3                        Required Minimum Distributions

The entire interest in the Plan of any Participant must be, or commence to be, distributed before the “required beginning date”.  For a Participant who is not a five percent (5%) owner, the required beginning date is April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 70½; or (ii) the calendar year in which the Participant retires.  The required beginning date for a Participant who is a five percent (5%) owner (as defined in Section 416(i) of the Code) is April 1 of the calendar year following the calendar year in which the Participant attains age 70½.  The Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code, including the incidental death benefit requirement of Code section

401(a)(9)(G), in accordance with the final Treasury regulations under Code section 401(a)(9) as follows:

A.            General Rules

1.             Requirements of Treasury Regulations Incorporated.  All distributions required under this Section 10.3 will be determined and made in accordance with the Treasury regulations sections 1.401(a)(9)-2 through 1.401(a)(9)-9.

2.             TEFRA Section 242(b)(2) Elections.  Notwithstanding the other provisions of this Section 10.3, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

B.            Time and Manner of Distribution

1.             Required Beginning Date.  The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

2.             Death of Participant Before Distributions Begin.  If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

a.             If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary, then distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

b.             If the Participant’s surviving Spouse is not the Participant’s sole designated Beneficiary distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

c.             If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

d.             If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this Section B.2, other than Section B.2.a., will apply as if the surviving Spouse were the Participant.

For purposes of this Section B.2 and Section D., unless Section B.2.d. applies, distributions are considered to begin on the Participant’s required beginning date.  If Section B.2.d. applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under Section B.2.a..  If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under Section B.2.a.), the date distributions are considered to begin is the date distributions actually commence.

3.             Forms of Distribution.  Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections C. and D. of this Section 10.3.  If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Internal Revenue Code and the Treasury regulations.

C.            Required Minimum Distributions During Participant’s Lifetime

1.             Amount of Required Minimum Distribution for Each Distribution Calendar Year.  During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

a.             The quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

b.             If the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the distribution calendar year.

2.             Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death.  Required minimum distributions will be determined under this Section C. beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

D.            Required Minimum Distributions After Participant’s Death

1.             Death on or After Date Distributions Begin

a.             Participant Survived by Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the

Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows:

(i)            The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)           If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the surviving Spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year.  For distribution calendar years after the year of the surviving Spouse’s death, the remaining life expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(iii)          If the Participant’s surviving Spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

b.             No Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

2.             Death Before Date Distributions Begin

a.             Participant Survived by Designated Beneficiary.  If the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the remaining life expectancy of the Participant’s designated Beneficiary, determined as provided in Section D.1.

b.             No Designated Beneficiary.  If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

c.             Death Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin.  If the Participant dies before the date distributions begin, the

Participant’s surviving Spouse is the Participant’s sole designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under Section D.2.a., this Section D.2.  will apply as if the surviving Spouse were the Participant.

E.            Definitions

1.             Designated Beneficiary.  The individual who is designated as the Beneficiary under Section 10.4 of the Plan and is the designated Beneficiary under section 401(a)(9) of the Internal Revenue Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

2.             Distribution calendar year.  A calendar year for which a minimum distribution is required.  For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date.  For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section B.2.  The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date.  The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

3.             Life expectancy.  Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

4.             Participant’s Account balance.  The Account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.  The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

5.             Required beginning date.  The date specified in Section 10.3 of the Plan.

Consistent with the foregoing, the following rules shall determine the time of distributions following the death of a Participant:

F.             Except as otherwise provided below, in the event of a Participant’s death, one hundred percent (100%) of the vested amount of the Accounts of such deceased Participant which has not been distributed shall automatically be paid to such deceased Participant’s Beneficiary(ies) in a cash lump sum as soon as administratively feasible after the death of the Participant.

G.            If a Participant is receiving a distribution of his or her Accounts in installments pursuant to Section 10.2, then, following the death of such Participant, the Beneficiary may elect to (i) continue to receive the remaining vested balance of such deceased Participant’s Accounts in installment payments, subject to the terms of Section 401(a)(9) of the Code and the regulations thereunder, as set forth in Section 10.3, or (ii) receive the remaining vested balance of such deceased Participant’s Accounts in a cash lump sum.

H.            Waiver of 2009 Required Minimum Distributions

Notwithstanding any other provision of this Section 10.3, a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of section 401(a)(9)(H) of the Code (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are:

1.             equal to the 2009 RMDs; or

2.             one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s designated Beneficiary, or for a period of at least 10 years (“Extended 2009 RMDs”), will not receive those distributions for 2009 unless the Participant or Beneficiary chooses to receive such distributions.  Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to receive the distributions described in the preceding sentence.

10.4                        Beneficiary Designation:  Spousal Consent

At any time and from time to time each Participant shall have the right by written notice to the Corporation to designate the person who, as his or her Beneficiary, shall receive, in the event of his or her death, the vested amount of his or her Accounts which have not been distributed and the right to revoke any such designations.  The name of the Beneficiary shall be held on file by the Trustee.

If a married Participant designates someone other than his or her Spouse as the Beneficiary with respect to any portion of his or her Accounts, the designation shall be invalid unless (i) the Spouse of the Participant consents in writing to such designation, and the Spouse’s consent acknowledges the effect of such designation, and such consent specifies the non-Spouse Beneficiary being designated (including any class of beneficiaries or any contingent beneficiaries) and is witnessed by a Plan representative or a notary public, or (ii) it is established to the satisfaction of a Plan representative that such spousal consent may not be obtained because there is no Spouse, because the Spouse cannot be located, or because of such other circumstances as are prescribed by regulations of the Secretary of Treasury.  Any consent by a Spouse (or establishment that the consent of a Spouse many not be obtained) shall be effective only with respect to such Spouse and shall be limited to a specific alternate Beneficiary unless such consent expressly permits designations by the Participant without any requirement of further consent by the Spouse.  In the absence of such a provision, any new change of Beneficiary shall require a new spousal consent.

If no Beneficiary designation is on file with the Trustee at the time of the death of a Participant, or if such designation is not effective for any reason as determined by the Trustee, then payment shall be made to the Participant’s surviving Spouse or, if there be none surviving, to the estate of the Participant.

10.5                        Small Distributions

Except as provided below, and notwithstanding any other provision of this Plan to the contrary, upon Termination of Employment the Trustee will automatically make distribution of the vested portion of a Participant’s Accounts in a cash lump sum payment if the value of such Accounts does not exceed $1,000.

A.            Exception to Cash-Out Rule for Certain Nonvested or Partially Vested Employees.  The mandatory cash-out rule contained in Section 10.5 of the Plan does not apply to a former Employee who meets the following requirements:

1.             Not Fully Vested.  The former Employee has a partially vested Account balance or non-vested Account balance.

2.             Eligible for Imputed Vesting Service.  The former Employee had a Termination Date and immediately thereafter (as determined by the Human Resources Committee) commenced employment with an entity described in a. through c. below.  For these former Employees, service at an entity described in a. through c. below shall be converted into Hours of Service under this Plan for vesting purposes using procedures developed by the Human Resources Committee, but only to the extent the recognition of such service will satisfy the imputed service requirements of Treasury Regulation §1.401(a)(4)-11(d)(3) and other applicable law.

a.             Westinghouse Governmental Services (“WGES”).

b.             An 80% or more owned subsidiary of WGES.

c.             Any other entity which the Human Resources Committee determines is sufficiently related to WGES.

3.             Written Notification.  The former Employee notifies the Human Resources Committee (using a form provided by the Human Resources Committee) that he or she does not want to receive a distribution of his or her vested Account balance.  Such election must be received by the Human Resources Committee within thirty (30) days following the former Employee’s Termination Date (or such longer period as determined by the Human Resources Committee).  If notice of an election is not made within thirty (30) days (or such longer period as determined by the Human Resources Committee), the mandatory cash out provisions will apply and the non-vested portion of the Account will be forfeited.

B.            Timing of Subsequent Distribution.  At the earliest of:

1.             The former Employee becoming 100% vested;

2.             The former Employee becoming ineligible for additional imputed vesting service (see subparagraph (b) above); or

3.             The former Employee attaining age 65, the former Employee’s Account balance shall be distributed in a lump sum.  However, if at the time of the distribution, the former Employee’s Account balance is greater than $1,000 or if the former Employee is employed by a Company Affiliate, the distribution shall be delayed until the Account can otherwise be distributed in accordance with this Article 10.

10.6                        Segregated Accounts

Amounts credited to the Accounts of Participants whose employment has terminated or Beneficiaries which are not paid out may be held with other assets of the Trust or may be held separately from the assets held for the benefit of other Participants.  If so segregated, the Trustee shall invest such segregated Accounts in savings accounts, certificates of deposit, Treasury bills, bonds, or similar interest-bearing investments, as instructed by the Human Resources Committee, regardless of the investment policy adopted respecting the balance of the Trust assets.  In so doing, the Human Resources Committee shall not discriminate in favor of one or some other terminated former Participants or Beneficiaries as against one or some other terminated former Participants or Beneficiaries.  Each such payee shall be credited or charged with appropriate adjustments for earnings, losses, and revaluations of the segregated amount being held for his or her benefit; all such adjustments shall be made as of each Anniversary Date, in the same manner as adjustments to other assets of the Trust.  Nothing in this section, however, shall entitle such payee to share in any Company contributions to the Trust in which he or she would not otherwise be entitled to share under the provisions of this Plan.

10.7                        Unclaimed Benefits

A.            Location of Participant or Beneficiary Unknown.  In the event that all, or any portion, of the distribution payable to a Participant or his or her Beneficiary hereunder shall, at the expiration of five years after it shall become payable, remain unpaid solely by reason of the inability of the Human Resources Committee, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort to ascertain the whereabouts of such Participant or his or her Beneficiary, the amount so distributable shall be applied to reduce the Company’s contribution to the Plan for Company Matching Contributions pursuant to Section 5.3 following the Anniversary Date ending the Plan Year during which said five year period expires.  In the event a Participant or Beneficiary is subsequently located, his or her reapplied benefit shall be restored.

B.            Deceased Participants.  If the Beneficiary of a deceased Participant to whom a distribution has become payable has not, within five years after it becomes payable accepted such distribution, corresponded in writing concerning such distribution or otherwise indicated an interest to receive the distribution as evidenced by a memorandum or other record on file with the Human Resources Committee, then the amount so distributable shall be applied to reduce the Company’s contribution to the Plan for Company Matching Contributions pursuant to Section 5.3 following the Anniversary Date ending the Plan Year during which said five year period expires.  In the event a Beneficiary subsequently indicates an interest in such distribution, such Beneficiary’s reapplied benefit shall be restored.

10.8                        Special Distribution Rules Applicable to Qualified Domestic Relations Order

In the event that all, or any portion of the amounts credited to the Accounts of a Participant are required to be paid to an alternate payee in accordance with the terms of any Qualified Domestic Relations Order (“QDRO”), as that term is defined in Article 12, the Human Resources Committee or its delegate shall instruct the Trustee to distribute to such designated alternate payee all amounts required under the QDRO regardless of whether the Participant would be entitled to a distribution of his or her Account by virtue of Termination of Employment or attainment of Normal Retirement Age.  The alternate payee under the QDRO shall have the option to receive, at his or her election, the entire amount required by the QDRO in the form of a cash lump sum as soon as administratively feasible after the Human Resources Committee’s or its delegate’s receipt and verification of the QDRO.

10.9                        Direct Rollovers

Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this section, a Distributee may elect, at the time and in the manner prescribed by the Human Resources Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the Distributee in a direct rollover.

For purposes of this Section 10.09, the following definitions shall apply:

A.            “Eligible rollover distribution”:  An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an eligible rollover distribution does not include:

1.             Any hardship withdrawal;

2.             Any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten years or more; or

3.             Any distribution to the extent such distribution is required under Section 401(a)(9) of the Code.

B.            “Eligible retirement plan”:  An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, an annuity plan described in Section 403(b) of the Code, a governmental plan described in Section 457(b) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee’s eligible rollover distribution.  With respect to a Distributee who is a non-spouse Beneficiary, only an individual retirement plan as provided for under Section 402(c)(11) of the Code will qualify as an eligible retirement plan.

C.            “Distributee”:  A “Distributee” includes:

1.             an Eligible Employee or former Eligible Employee;

2.             An Eligible Employee or former Eligible Employee’s surviving spouse:

3.             An Eligible Employee or former Eligible Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order (as defined in Section 414(p) of the Code) with regard to the interest of that spouse or former spouse; and

4.             Subject to the limitations set forth in subsection B. above, an Eligible Employee or former Eligible Employee’s non-spouse Beneficiary.

D.            “Direct rollover”:  A direct rollover is a payment by the Plan to the eligible retirement plan specified by the Distributee.

10.10                 Money Purchase Pension Plan Balances

As soon as practicable following the Internal Revenue Service’s issuance of a favorable determination letter with respect to the restatement of the Plan, all Account balances attributable to contributions made to a money purchase pension plan previously merged with the WCG Plan shall be distributed to the Participants in a cash lump sum distribution.  Notwithstanding the foregoing, if the Participant’s total Account balance under the Plan exceeds $1,000, such a distribution will not be made unless the Participant (and the Participant’s Spouse, if married) consent to such distribution.  Notwithstanding the terms of Article 6., except as provided in this Section 10.10, no withdrawals of such money purchase pension plan Account balances shall be made prior to Termination of Employment with the Company.  All withdrawals of such money purchase pension plan Account balances upon Termination of Employment with the Company shall be made in accordance with Appendix F.

10.11                 Involuntary Transfers to another Defined Contribution Plan

A.            Transfers to the Contract Employee Plan.  If a Participant becomes ineligible to receive additional allocations under this Plan as a result of the Participant’s change in employment status and, as a result of such change, the Participant becomes eligible to receive allocations under the Contract Employee Plan, that Participant’s Account balance shall be transferred to the Contract Employee Plan.

B.            Transfers to any other Defined Contribution Plan Sponsored by the Company or a Company Affiliate.  If a Participant becomes ineligible to receive additional allocations under this Plan as a result of the Participant’s change in employment status and, as a result of such change, the Participant becomes eligible to receive allocations under another defined contribution plan (other than the Contract Employee Plan) sponsored by the Company or a Company Affiliate that is subject to Code Section 401(k), that Participant’s Account balance may, upon resolution of the Human Resources Committee, be transferred to the plan under which the Participant is currently eligible to receive allocations.

No transfer shall be made under this Section 10.11 if the Participant’s Account contains assets attributable to contributions made to a money purchase pension plan previously merged with the WCG Plan, or has a Frozen Company Stock Account.

10.12                 Involuntary Transfers from another Defined Contribution Plan

A.            Transfers from the Contract Employee Plan.  If a Participant becomes ineligible to receive additional allocations under the Contract Employee Plan as a result of the Participant’s change in employment status and, as a result of such change, the Participant becomes eligible to receive allocations under this Plan, that Participant’s Account balance shall be transferred to the Plan from the Contract Employee Plan.

B.            Transfers from any other Defined Contribution Plan Sponsored by the Company or a Company Affiliate.  If a Participant becomes ineligible to receive additional allocations under a defined contribution plan (other than the Contract Employee Plan) sponsored by the Company or a Company Affiliate that is subject to Code Section 401(k) as a result of the Participant’s change in employment status and, as a result of such change, the Participant becomes eligible to receive allocations under this Plan, that Participant’s Account balance may, upon resolution of the Human Resources Committee, be transferred to the Plan from the plan under which the Participant has become ineligible to receive allocations.

No transfer shall be made under this Section 10.12 if the Participant’s Account contains assets attributable to contributions made to a money purchase pension plan previously merged into the transferring plan or has a company stock account.

10.13                 Voluntary Transfers to a Defined Contribution Plan of an Unrelated Employer

A Participant may voluntarily direct the Human Resources Committee to transfer his or her Account balance to a defined contribution plan sponsored an unrelated employer that is subject to Code Section 401(k), provided that all of the provisions of this Section 10.13 are satisfied.

A.            Because the Participant’s Account is subject to Code Section 401(k), amounts from this Plan may be transferred only to another defined contribution plan that is subject to Code Section 401(k).

B.            The transfer must be made either (i) in connection with an asset or stock acquisition, merger or similar transaction involving a change in the Participant’s Employer (i.e., an acquisition or disposition within the meaning of Treasury Regulation Section 1.410(b)-2(f); or (ii) in connection with the Participant’s change in employment status and as a result of such change, the Participant is no longer entitled to receive additional allocations under this Plan.

C.            The Participant’s voluntary election must be made by the deadline determined by the Human Resources Committee (and by using such forms as established by the Human Resources Committee).  Generally, this deadline will be no later than the end of the second calendar year after the event described in subsection B. above.

D.            The transfer will be permitted only if the Participant is 100% vested in his or her Account and does not have any monies in his or her Account attributable to contributions made to a money purchase pension plan previously merged with the WCG Plan and does not have a Frozen Company Stock Account.

E.            The transfer must satisfy Code Section 414(1).

10.14                 Voluntary Transfers to the Plan from a Defined Contribution Plan of an Unrelated Employer

A Participant may voluntarily direct the Human Resources Committee to accept a transfer to his or her Account in the Plan from defined contribution plan sponsored an unrelated employer that is subject to Code Section 401(k), provided that all of the provisions of this Section 10.14 are satisfied.

A.            Because the Participant’s Account is subject to Code Section 401(k), amounts may be transferred to this Plan only from another defined contribution plan that is subject to Code Section 401(k).

B.            The transfer must be made either (i) in connection with an asset or stock acquisition, merger or similar transaction involving a change in the Participant’s Employer (i.e., an acquisition or disposition within the meaning of Treasury Regulation Section 1.410(b)-2(f); or (ii) in connection with the Participant’s change in employment status and as a result of such change, the Participant is no longer entitled to receive additional allocations under this Plan.

C.            The Participant’s voluntary election must be made by the deadline determined by the Human Resources Committee (and by using such forms as established by the Human Resources Committee).  Generally, this deadline will be no later than the end of the second calendar year after the event described in subsection B. above.

D.            The transfer will be permitted only if the Participant is 100% vested in the account being transferred, and there are no monies in the account being transferred that are attributable to contributions made to a money purchase pension plan previously merged into the transferring plan.

E.            The transfer must satisfy Code Section 414(1).

ARTICLE 11

LOANS TO PARTICIPANTS

A request for a loan by a Participant who is a party in interest, within the meaning of Section 3(14) of ERISA, will be made in writing to the Human Resources Committee or its delegate and will specify the amount of the loan.  The total amount of any such loan, when added to the outstanding balance of all other loans to the Participant under the Plan or any other qualified plan(s) of the Company or a Company Affiliate, will not exceed the lesser of $50,000 or 50% of the value of the Participant’s vested Account balance.  The $50,000 limitation will be reduced by the excess, if any, of the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which such loan was made over the outstanding balance of loans from the Plan on the date that such loan was made.

The Human Resources Committee shall issue written loan guidelines, which shall form part of the Plan, describing the procedures and conditions for making loans, and may revise those guidelines at any time, and for any reason.

Loans will be made on such terms and subject to such limitations as prescribed in the Plan’s written loan guidelines, provided any such loan is evidenced by a written promissory note, bears a reasonable rate of interest on the unpaid principal, is adequately secured, and will be repaid by the Participant over a period not to exceed five years, unless the loan is for the purpose of acquiring a dwelling unit used or to be used within a reasonable time as the principal residence of the Participant in which case the loan may be repaid by the Participant over a period not exceed 15 years.

The terms and conditions on which loans under the Plan will be granted will be applied on a reasonably equivalent basis with respect to all Participants.  Upon receipt of a Participant’s request for a loan, the Human Resources Committee or its delegate will arrange for the distribution of the specified amount in a single sum payment of cash to the Participant.  Funds for the loan will be withdrawn from the Participant’s Accounts, based on administrative procedures adopted from time to time by the Human Resources Committee.

Any loan to a Participant under the Plan will be secured by the pledge of 50% of the Participant’s right, title, and interest in his or her Account.  The pledge will be evidenced by the execution of a promissory note by the Participant.

The Human Resources Committee or its delegate will have the sole responsibility for ensuring that a Participant timely makes all scheduled loan repayments.  Repayment will be paid to the Trust, and is to be accompanied by written instructions from the Human Resources Committee or its delegate identifying the Participant on whose behalf the loan repayment is being made.  Any loan must be amortized on a substantially level basis, with payments not less frequently than quarterly over the term of the loan.  A loan may be prepaid without penalty at any time.

In the event of a Participant’s Termination of Employment with the Company or a default by a Participant on a loan repayment, all remaining principal payments on the loan will be immediately due and payable, unless the terminated Participant elects to make regular direct payments on his or her loan by personal check in U.S. dollars as approved by the Human Resources Committee or its delegate until his or her loan is otherwise required to be paid in full pursuant to this Article 11.  Upon the Participant’s death, or upon the Participant’s Termination of Employment or earlier distribution, the unpaid balance of any loan, including any unpaid interest, will be deducted from any payment or distribution from the Plan to which said Participant or his or her designated Beneficiary may be entitled and the vested interest in the Account will be correspondingly reduced.  If the Participant does not elect to make regular direct payments, and does not repay said loan within 90 days of the date of said Participant’s Termination of Employment, or does elect to make regular direct payments, and a default later occurs, the Human Resources Committee or its delegate will be authorized (to the extent permitted by law) to take any and all actions necessary and appropriate to enforce collection of an unpaid loan.  However, in the event of a default, foreclosure on the note and attachment of security will not occur until a distributable event occurs under the Plan.  A default will be deemed to have occurred if any loan payment has not been made by the last day of the calendar quarter following the calendar quarter in which the payment was due to be paid by the Participant.

Notwithstanding the preceding paragraph, a Participant who ceases to be an Eligible Employee of the Company due to his or her transfer to a Company Affiliate that is not a Participating Employer shall not be required to repay his or her loan in full upon the occurrence of such transfer.  Provided that such transferred Participant remains in the employ of a Company Affiliate, he or she may make arrangements for regular direct payments on his or her loan by personal check in U.S. dollars as approved by the Human Resources Committee or its delegate until his or her loan is otherwise required to be paid in full pursuant to this Article 11.

A Participant is not required to obtain the consent of his or her Spouse, if any, to use the portion of the Participant’s Account balance that is not attributable to money purchase pension plan balances as security for the loan.

A Participant must obtain the consent of his or her Spouse, if any, to use any portion of the Participant’s Account balance that is attributable to money purchase plan balances as security for the loan.  Spousal consent shall be obtained no earlier than the beginning of the 90-day period that ends on the date on which the loan is to be so secured.  The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a Plan representative or notary public.  Such consent shall thereafter be binding with respect to the consenting Spouse or any subsequent Spouse with respect to that loan.  A new consent shall be required if the Account balance is used for renegotiation, extension, renewal, or other revision of the loan.

Notwithstanding any provision of this Plan to the contrary, effective December 12, 1994, the obligation to repay any loan to a Participant under the Plan shall be suspended during the period such Participant is performing service in the uniformed services as provided for in Section 414(u)(4) of the Code.

ARTICLE 12

SPENDTHRIFT CLAUSE

Except as otherwise provided in this Article 12, the rights of a Participant or Beneficiary to receive payments or benefits hereunder shall not be subject to alienation or assignment, and shall not be subject to anticipation, encumbrance or claims of creditors.  However, the foregoing shall not apply in the following circumstances:

12.1                        Pursuant to Qualified Domestic Relations Order

The Plan shall pay benefits in accordance with the terms of any Qualified Domestic Relations Order, provided that such Order (i) does not require the Plan to provide any type or form of benefits or any option, that is not otherwise provided hereunder, and (ii) does not require the Plan to provide increased benefits, and (iii) does not require the payment of benefits to an alternate payee which are required to be paid to another alternate payee under another order previously determined to be a Qualified Domestic Relations Order.  For purposes of the preceding sentence, a “Domestic Relations Order” shall mean any judgment, decree or order (including approval of a property settlement agreement) which relates to the provision of child support, alimony payments, or marital property rights to a Spouse, former Spouse, child, or other dependent of a Participant and is made pursuant to a state domestic relations law.  “Qualified Domestic Relations Order” shall mean a Domestic Relations Order which creates or recognizes the existence of an alternate payee’s right to, or assigns to an alternate payee the right to, receive all or a portion of the benefits payable with respect to a Participant under this Plan and which clearly specifies (i) the name and the last known mailing address of the Participant and each alternate payee covered by the Order, and (ii) the amount or percentage of the Participant’s benefits to be paid by the Plan to each such alternate payee, or the manner in which such amount or percentage is to be determined, and (iii) the number of payments or period to which such Order applies, and (iv) each plan to which such Order applies.  A distribution by the estate of a deceased Participant or Beneficiary to an heir or legatee of a right to receive payments hereunder shall not be deemed an alienation, assignment or anticipation for the purposes of this Article 12.

12.2                        Pursuant to Certain Judgments and Settlements

The Plan shall offset a Participant’s benefits provided under the Plan against any amount that the Participant is ordered or required to pay to the Plan if the order or requirement arises (i) under a judgment or conviction for a crime involving the Plan, (ii) under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of part 4 of subtitle B of title I of ERISA, or (iii) pursuant to a settlement agreement between the Secretary of Labor and the Participant in connection with a violation (or alleged violation) of part 4 of such subtitle by a fiduciary or any other person, and the judgment, order, decree or settlement agreement expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan against the Participant’s benefits provided under the Plan.  This Section 12.2 shall apply only to judgments, orders and decrees issued, and settlement agreements entered into, on or after August 5, 1997.

ARTICLE 13

ADMINISTRATION OF PLAN TRUST

In administering this Plan, the Corporation and the Committees shall administer the same for the benefit of all Participants and Beneficiaries as herein provided, without discrimination in favor of one or some Participants or Beneficiaries as against one or some other Participants or Beneficiaries.

Whenever action is required by the Corporation or a Committee hereunder, the same may be taken by any individual designated as agent for the purpose.  The Corporation or Committee shall notify the Trustee of any change of agent.

The Human Resources Committee or other Plan fiduciary shall have the exclusive authority and discretion to engage an Administrative Delegate who shall perform, without discretionary authority or control, administrative functions within the framework of policies, interpretations, rules, practices, and procedures made by the Human Resources Committee or other Plan fiduciary.  Any action made or taken by the Administrative Delegate may be appealed by an affected Participant to the Committee in accordance with the claims review procedures provided in Article 21.

ARTICLE 14

COMMITTEES

The Committees shall be appointed by the Compensation Committee and they shall have the power, authority, discretion and responsibility as specified, respectively, in Article 15.  Any member of a Committee may resign by delivering his or her written resignation to the Committee chairperson at least 30 days before the effective date of such resignation.  The Compensation Committee may remove any member of a Committee at any time with or without advance written notice.  Vacancies on a Committee arising by resignation, removal, death or otherwise shall be filled by the Compensation Committee.  Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

The chairperson of each Committee shall be appointed by the Compensation Committee, or its delegatee, and the chairperson shall appoint a secretary who need not be a member of the respective Committee.  The Committees may appoint any person or persons to have such duties in connection with the administration or investments of the Plan as the Committees may from time to time provide in writing.  The Committees may appoint from their number such subcommittees with such powers as the Committees shall determine, and may authorize one or more of their number, any person or persons having duties in connection with the administration or investments of the Plan or any agent to execute or deliver any instrument or make any payment on their behalf, except that a request for funds from or a direction for, the payment or application of funds by an insurance company shall be signed by at least one member of the Retirement Plans Committee.  The Committees may retain such legal counsel and accountants, who may or may not be in the employ of the Company, actuaries and other administrative or investment service providers as they may deem necessary and appropriate in carrying out the provisions of the Plan.

The Committees shall hold meetings, either in person or by telephone, upon such notice, at such time or times, and at such place or places as they may determine.  A majority of the members of the respective Committee at the time in office shall constitute a quorum for the transaction of business at all meetings.  All resolutions or other actions taken by a Committee shall be by a vote of a majority of the members, if they act without a meeting.

Except to the extent otherwise required by ERISA, the members of the Committees shall be free from all liability, joint or several, for their acts as members of the Committees.

The members of the Committees shall serve without compensation for their services hereunder.  All reasonable and necessary costs, expenses and liabilities incurred by the Committees in the supervision of the administration or investments of the Plan shall be paid by the Corporation separate and apart from the contributions to the Plan.

The Corporation shall indemnify and hold harmless the named fiduciaries, each Committee (and the members thereof) and any officers or Employees of the Corporation to whom responsibilities with respect to the Plan have been delegated, from and against any and all liabilities, claims, demands, costs and expenses, including reasonable attorney’s fees and costs, which may arise out of an alleged breach in the performance of their duties under the Plan and under ERISA, other than such liabilities, claims, demands, costs and expenses as may result from the willful misconduct of such persons.  The Corporation shall have the right, but not the obligation, to conduct the defense of such persons in any proceeding to which this paragraph applies.  The Corporation may satisfy its obligation under this paragraph, in whole or in part, through the purchase of a policy or policies of insurance.

ARTICLE 15

ALLOCATION OF RESPONSIBILITIES

15.1                        Administrative Responsibilities

The Committees are the named fiduciaries of the Plan and have the exclusive power, authority and discretion with respect to the Plan as granted herein.  The Committees, respectively, are granted the following authority.

A.            The Human Resources Committee is the named fiduciary which has the exclusive power, authority and discretion to:

1.             manage and oversee the administration and operation of the Plan in accordance with its terms, including interpreting the Plan and determining eligibility for participation and benefits, deciding any matters arising in the administration and operation of the Plan and reviewing the performance of persons to whom administrative duties with respect to the Plan have been assigned;

2.             provide a report of its activities to the Compensation Committee at least annually and at such other times as may be directed by the Compensation Committee; and

3.             perform such other functions as may be provided for in the Plan or as may be assigned to it from time to time by the Compensation Committee, or another responsible committee of the Board.

The Human Resources Committee shall make such rules, regulations, interpretations, and shall have the authority and discretion to take such other actions to administer the Plan as the Human Resources Committee may deem appropriate.

B.            The Retirement Plans Committee is the named fiduciary which has the exclusive power, authority and discretion to:

1.             appoint the trustee and other custodians for the assets of the Plan;

2.             determine the investment policies and funding methods for the Plan based on the professional advice of investment consultants, actuaries and such other advisors as the Retirement Plans Committee deems appropriate;

3.             manage, oversee and make determinations with respect to the investment of the assets of the Plan, including the selection and appointment of investment managers, the selection of investment alternatives and asset allocations and the authorization of persons to effect the same, including the execution of documents in connection therewith;

4.             provide a report of its activities to the Compensation Committee at least annually and at such other times as may be directed by the Compensation Committee; and

5.             perform such other functions as may be provided for in the Plan or as may be assigned to it from time to time by the Compensation Committee or another responsible committee of the Board.

The Retirement Plans Committee shall make such rules, regulations, interpretations, and shall have the authority and discretion to take such other actions to manage the investments of the Plan as the Retirement Plans Committee may deem appropriate.

15.2                        Trustee and Investment Managers

The Trustee shall have the exclusive authority and discretion to control and manage the assets of the Plan held in trust by it, and shall be the fiduciary with respect to such control and management, except to the extent that the Corporation or its delegatee exercises its authority to direct investment of the Plan’s assets, or that the authority to manage such assets is allocated by the Corporation or its delegatee to one or more Investment Managers. The Trustee’s duties and responsibilities shall be as exclusively set forth in the Trust agreement. Each Investment Manager appointed by the Corporation or its delegatee shall have the authority to manage, including the power to acquire and dispose of, such assets of the Plan as are assigned to it by the Corporation or its delegatee.

15.3                        Delegation of Fiduciary Responsibilities

Except as otherwise expressly stated herein, the Corporation shall not allocate or delegate to any other person any of its duties and responsibilities hereunder. The duties and responsibilities of the Corporation shall be carried out by the Board, the Committees and the Corporation’s officers and employees, acting on behalf of and in the name of the Corporation in their capacities as such, and not as individual fiduciaries.

ARTICLE 16

AMENDMENT AND TERMINATION

16.1                        Future of the Plan

The Corporation reserves the right to amend or terminate the Plan at any time by action of its Board, the Compensation Committee or any other committee of individuals(s) acting pursuant to a valid delegation of authority of the Board.

16.2                        Amendment of the Plan.

A.            Limitation on Amendments. No amendment of the Plan shall (i) reduce the benefits of any Participant accrued under the Plan prior to the date the amendment is adopted, except to the extent that a reduction in accrued benefits may be permitted by ERISA nor (ii) divert any part of the assets of the Trust Fund to purposes other than the exclusive purposes of providing benefits to Participants and Beneficiaries who have an interest in the Plan and defraying the reasonable expenses of administering the Plan.

B.            Amendment to Vesting Schedule. In the event that the vesting schedule, if any, set forth in the Plan is amended, each Participant who has completed at least three (3) Years of Service may elect to have his or her accrued benefit determined under the vesting schedule in effect prior to the amendment.

16.3                        Termination of the Plan

Upon the termination of the Plan (or upon the complete discontinuance of contributions by the Company to the Plan), no part of the Trust Fund shall revert to the Participating Employers nor be used for or diverted to purposes other than the exclusive purposes of providing benefits to Participants and Beneficiaries who have an interest in the Plan and defraying the reasonable expenses of administering the Plan. Upon the termination of the Plan (or upon the complete discontinuance of contributions by the Company to the Plan), the Trust shall continue until the Trust Fund has been distributed to the affected Participants and Beneficiaries as provided in subsection B, below.

A.            Obligations upon Termination of the Plan. Notwithstanding any other provision of the Plan to the contrary, the Company shall have no obligation to continue making contributions to the Plan after the termination thereof. Except as otherwise provided in ERISA, neither the Company nor any other person shall have any liability or obligation to provide benefits hereunder after such termination. Upon the termination of the Plan, Participants and Beneficiaries shall obtain benefits solely from the Trust Fund.

B.            Allocation of Trust Fund upon Termination of the Plan. Upon the termination of the Plan (or upon the complete discontinuance of contributions by the Company to the Plan), the Plan benefit of each Participant shall be distributed, as the Corporation shall direct, to or on behalf of the Participant or his or her Beneficiary or continued in trust until distributed in accordance with the terms of the Plan; provided, however, that the assets of the Trust Fund shall be allocated in accordance with section 403(d)(1) of ERISA.

Upon a partial termination of the Plan, this Section 16.3 shall apply only with respect to those Participants and Beneficiaries who are affected by such partial termination.

ARTICLE 17

MERGER OR CONSOLIDATION OF PLAN, TRANSFER OF PLAN ASSETS

In the event of any merger or consolidation with, or transfer of assets and liabilities to, any other plan, provision shall be made to the effect that each Participant and Beneficiary in this Plan will be entitled, after the merger, consolidation or transfer, to a benefit equal to or greater than the benefit to which he or she would have been entitled under this Plan, immediately prior to said merger, consolidation or transfer, as if the Plan had terminated at such time.

ARTICLE 18

TOP-HEAVY PROVISIONS

18.1                        Determination of Top-Heavy Status

As of each determination date, the Human Resources Committee shall compute the aggregate amounts allocated to the Accounts of all “key employees” of the Company. The term “key employee” shall mean any Employee, former Employee, or Beneficiary thereof who, at any time during the Plan Year is or was (i) an officer of the Employer having an annual Compensation greater than $135,000 (as adjusted for inflation pursuant to Section 416(i)(1)(A) of the Code), (ii) a five percent (5%) owner of the Company or (iii) a one percent (1%) owner of the Company who has annual Compensation from the Company in excess of $150,000. For purposes of determining percentage ownership in the foregoing sentence, the rules of Section 416(i)(1)(B) of the Code shall apply and the rules of Sections 414(b), (c), and (m) shall not apply. If the aggregate amount allocated to the Accounts of all key employees exceeds sixty percent (60%) of the aggregate amount allocated to the Accounts of all Participants, then the Plan will be deemed to be top-heavy for the Plan Year next following such Anniversary Date (and in the case of the initial Plan Year, for the Plan Year ending with such Anniversary Date). For purposes of determining the aggregate amounts allocated to the Accounts of Participants, there shall be added any amount of Company contributions required to be made for the Plan Year ending on the determination date (unless this Plan is not subject to the minimum funding requirements of Section 412 of the Code). The present value of accrued benefits shall be determined based upon the interest and mortality rates specified in the defined benefit plan. The Account balances attributable to a Participant who has not performed any services for the Company at any time during the one-year period ending on any determination date shall be disregarded. For purposes of making the above determination, there shall be considered (i) all other qualified plans of the Company in which a key employee is a participant, (ii) all other plans which enable this Plan or plans described in (i) above to meet the requirements of Sections 401(a)(4) or 410 of the Code, and (iii) all other qualified plans which may have been terminated but which were maintained by the Employer within the five-year period ending on the determination date. There shall also be considered any distributions made with respect to any Participant within a one-year period ending on the determination date (five years in the case of in-service distributions). At the option of the Human Resources Committee, any other qualified plans maintained by the Company may be included in the group of plans for purposes of determining the top-heavy status of the Plan, provided that the group of plans would continue to meet the requirements of Sections 401(a)(4) and 410 of the Code with such plans which are added at the option of the Company being taken into account. If any plans of the Company are aggregated with this Plan as described in the preceding sentence, this Plan shall be deemed to be top-heavy only if the aggregate present value of accrued benefits of key employees in the aggregated group of plans exceeds sixty percent (60%) of the aggregate present value of accrued benefits of all employees in the aggregated group of plans. For purposes of determining present value of accrued benefits, the rules of Section 416(g) shall apply. Accrued benefits shall be determined under the method which is used for accrual purposes for all plans of the Company, or if there is no such method, then under the slowest accrual rate permitted under Section

411(b)(1)(C) of the Code. Determination date shall mean the last day of the preceding Plan Year. However, for the first Plan Year the determination date shall be the last day of that year. For purposes of determining whether an Employee is a key employee, “Compensation” shall mean compensation as defined in Section 415(c)(3) of the Code, but including Salary Reduction Contributions made to this Plan.

18.2                        Minimum Allocations

For each Plan Year that the Plan is top-heavy, there shall be allocated to the Account of each Participant who is not a key employee and who is employed by the Company on the last day of the Plan Year, irrespective of whether he or she has completed 1,000 Hours of Service with the Company during the Plan Year, an amount not less than three percent (3%) of each such Participant’s W-2 Compensation (without taking into account Social Security and similar contributions and benefits). Notwithstanding the foregoing, if the contribution for any Plan Years made by the Company (including Salary Reduction Contributions and Company Matching Contributions) is less than three percent (3%) of the W-2 Compensation of the key employee for whom such contribution percentage is the highest, then the amount allocable to each non-key employee shall be such lesser percentage. If the Company maintains both a defined contribution plan and defined benefit plan with a non-key employee who participates, or could participate, in both plans, then there shall be allocated to the Account of each Participant who otherwise would be entitled to receive a minimum allocation as described above an amount not less than five percent (5%) of such Participant’s W-2 Compensation (but without taking into account Social Security and similar contributions and benefits). For the purposes of this Section 18.2., all defined contribution plans of the Company shall be aggregated to the end that the percentage rules shall be satisfied if the aggregate contribution made to all defined contribution plans equals three percent (3%) of any non-key Participant’s W-2 Compensation.

ARTICLE 19

EXPENSES OF ADMINISTRATION

The Trustee’s compensation shall be fixed by agreement from time to time with the Corporation; provided, however, that no person compensated as an Employee of the Company shall be compensated as a Trustee hereunder. Certain expenses of the Trust shall be paid out of the Trust (including the Accounts of Participants) as set forth in Section 8.5. Except with respect to the payment of such expenses, for any Plan Year, the Corporation may pay, or the Plan may pay, any costs paid or incurred during the Plan Year for administering the Plan and Trust. The Corporation shall have complete and unfettered discretion to determine whether an expense of the Plan shall be paid by the Corporation or out of the Trust (including the Accounts of Participants), and the Corporation’s discretion and authority to direct the payment of expenses out of the Trust shall not be limited in any way by any prior decision or practice regarding payment of the expenses of the Plan.

ARTICLE 20

RIGHTS OF PARTICIPANTS

Participating in this Plan and Trust shall not give any Participant any right to be retained in the service of the Company or any right or claim to any benefits hereunder unless such benefits have accrued under the terms and provisions of this Plan.

ARTICLE 21

CLAIMS AND REVIEW PROCEDURE

Claims for benefits under the Plan may be filed with the Human Resources Committee on forms supplied by it. Written notice of the disposition of a claim shall be furnished to the claimant within 90 days after the application is filed, unless special circumstances require an extension of time for processing the claim. If such an extension is required, written notice of the extension shall be furnished to the claimant within 90 days after the application is filed, stating the special circumstances requiring an extension of time and the date by which a disposition on the claim can be expected, which shall not be more than 180 days from the date the claim was filed.

In the event the claim is denied, the Human Resources Committee shall notify the claimant in writing of such denial in language calculated to be understood by the claimant. Such notice shall set forth specific reasons for the denial; specific references to the Plan provisions on which the denial is based; a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary; an explanation of the Plan’s claims review procedure (as described below); and a statement regarding the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse determination on review.

A person who has been denied a benefit in whole or in part may file an appeal of the decision in writing with the Human Resources Committee (on a form which may be obtained from the Human Resources Committee) no later than 60 days after receipt of the written notification of the denial furnished by the Human Resources Committee with respect to the claim. Such request, together with a written statement of the reasons why the claimant believes his or her claim should be allowed, shall be filed with the URS Corporation Human Resources Committee, 600 Montgomery Street, 26th Floor, San Francisco, CA, 94111-2728.

The claim and its denial shall receive a full and fair review by the Human Resources Committee. As part of the review procedure, the claimant, or his or her authorized representative, may submit written comments, documents, records and other information related to the claim. The claimant will be provided, upon request and free of charge, reasonable access to and copies of all documents, records and other information (other than legally privileged documents) in the possession of the Human Resources Committee which are relevant to the benefit claim at issue and its disallowance. The Human Resources Committee may require the claimant to submit such additional facts, documents or other evidence as the Human Resources Committee, in its sole discretion, deems necessary or advisable in making its review. The Human Resources Committee will consider all comments, documents, records, and other information submitted by the claimant, or his or her authorized representative, relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The Human Resources Committee shall not be restricted in its review to those provisions of the Plan cited in the original denial of the claim.

The Human Resources Committee shall review the claim and shall issue written notice of its decision within 60 days after receipt of the appeal (unless there has been an extension of 60 days due to special circumstances, provided written notice of the delay and the special circumstances occasioning it are communicated to the claimant within the initial 60-day period).

If the decision on the appeal denies the claim in whole or in part, the Human Resources Committee shall notify the claimant, or his or her authorized representative, in writing in language calculated to be understood by the claimant. Such notice shall set forth the specific reasons for the denial; specific references to the Plan provisions on which the decision was based; a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the claim; a statement describing any voluntary appeal procedures offered by the Plan and the claimant’s right to obtain information about such procedures; and a statement informing the claimant of his or her right to bring a civil action under ERISA Section 502(a).

The decision of the Human Resources Committee on the appeal shall be final, conclusive and binding upon all persons and shall be given the maximum possible deference allowed by law.

ARTICLE 22

CONSTRUCTION

It is intended that this Plan shall be construed so as to qualify as a tax-free employees’ profit-sharing plan, contributions to which by the Company shall be deductible from its net income.

ARTICLE 23

DEFENSE OF PLAN

The Corporation shall have the right to defend the position of this Plan as a qualified profit-sharing plan, within the meaning of Section 401(a) of the Code.

ARTICLE 24

GOVERNING LAW

This Plan shall in all respects be construed and regulated in accordance with ERISA and, to the extent not preempted by ERISA, with the laws of the State of Ohio.

ARTICLE 25

MISTAKEN CONTRIBUTIONS, ETC.

Except as otherwise provided herein, the assets of the Plan shall not inure to the benefit of the Company, and shall be held for the exclusive purposes of providing benefits to Participants and Beneficiaries and defraying reasonable expenses of administering the Plan. Notwithstanding the foregoing sentence:

1.             If a contribution is made by the Company under a mistake of fact, such contribution may be returned, at the discretion of the Company, within one (1) year after payment of such contribution.

2.             All contributions to the Plan are conditioned upon the deductibility thereof, for Federal income tax purposes, under Section 404 of the Code. If and to the extent that such deduction is disallowed, the Company’s contribution (to the extent disallowed) may be returned, at the discretion of the Company, within one (1) year after the disallowance of the deduction.

Earnings attributable to the contributions to be returned to the Company will not be returned to the Company, but losses attributable to such contributions will reduce the amount to be returned.

ARTICLE 26

CONDITION AND WITHDRAWAL OF PARTICIPATING EMPLOYERS

1.             A Company Affiliate that is not a Participating Employer may, with the consent of the Corporation, adopt the Plan and become a Participating Employer hereunder by causing an appropriate written instrument evidencing such adoption to be executed in accordance with the requirements of its organizational authority. Any such instrument shall specify the effective date of the adoption. A Company Affiliate who adopts the Plan and becomes a Participating Employer shall be bound by the provisions of the Plan in effect at the time of the adoption and as subsequently in effect because of any amendment to the Plan.

2.             A Participating Employer other than the Corporation may withdraw from the Plan at any time upon notice in writing to the Corporation (the effective date of such withdrawal being hereinafter referred to as the “withdrawal date”), and shall thereupon cease to be a Participating Employer for all purposes of the Plan. A Participating Employer shall be deemed automatically to withdraw from the Plan in the event of its complete discontinuance of contributions or when it ceases to be a Company Affiliate of the Corporation or any other Participating Employer. Upon the withdrawal of a Participating Employer, the withdrawing Participating Employer shall determine whether a partial termination has occurred with respect to its Employees. In the event that the withdrawing Participating Employer determines a partial termination has occurred, the action specified in Article 16 shall be taken as of the withdrawal date, as on a termination of the Plan, but with respect only to Participants who are employed solely by the withdrawing Participating Employer, and who, upon such withdrawal, are neither transferred to nor continued in employment with any other Participating Employer or a Company Affiliate. The interest of any Participant employed by the withdrawing Participating Employer who is transferred to or continues in employment with any other Participating Employer or a Company Affiliate, and the interest of any Participant employed solely by a Participating Employer or a Company Affiliate other than the withdrawing Participating Employer, shall remain unaffected by such withdrawal; no adjustment to his or her Accounts shall be made by reason of the withdrawal; and he or she shall continue as a Participant hereunder subject to the remaining provisions of the Plan.

ARTICLE 27

PLAN ADMINISTRATOR:  LEGAL AGENT

The Human Resources Committee shall serve as the Plan Administrator and as the legal agent for service of process upon the Plan, to be served at the following address:

URS Corporation Human Resources Committee
c/o URS Corporation
600 Montgomery Street
26th Floor
San Francisco, CA  4111-2728

IN WITNESS WHEREOF, the Corporation has caused this amendment and restatement of the Plan to be executed this 6 day of August, 2015.

URS Corporation

/s/ Bernie Knobbe
By: Bernie Knobbe
Title: Vice President, Employee Benefits

ATTEST:

BY:

APPENDIX A

TATMAN & LEE PLAN PROTECTED BENEFITS

(Amended January 1, 2001)

1.             Withdrawal From Accounts.  In addition to any withdrawals otherwise permitted under the terms of the Plan, a Tatman & Lee Participant may at any time request a withdrawal of his or her Tatman & Lee Benefits attributable to any contributions other than salary reduction contributions.  A Tatman & Lee Participant may, in the case of financial hardship, request a withdrawal of his or her Tatman & Lee Benefits attributable to salary reduction contributions.

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APPENDIX B

MERGER OF THE
PERFORMANCE PLAN OF GREINER ENGINEERING, INC.
WITH AND INTO THE PLAN

(Effective January 1, 1997; Amended January 1, 2005)

1.             Effective Date.  Effective as of January 1, 1997, The Performance Plan of Greiner Engineering, Inc. (the “Greiner Performance Plan”) merged with and into this Plan, and all assets of the Greiner Performance Plan became assets of this Plan.  The assets so transferred to this Plan from the Greiner Performance Plan were allocated separately to the Accounts described in Section 8.4 of the Plan, depending on the nature of the source of the contribution from the Greiner Performance Plan.

2.             Full Vesting of Pre-1996 Accounts.  The portion of any Account attributable to the transfer of assets from the Greiner Performance Plan and with respect to a Participant’s participation in the Greiner Performance Plan on or prior to December 31, 1995, shall always be fully vested.

3.             Maintenance of Frozen Company Stock Account.  Any Qualifying Employer Securities maintained in the ESOP Accounts of the Greiner Performance Plan shall be maintained in the Frozen Company Stock Account under this Plan.  “Qualifying Employer Security” shall mean common stock issued by the Corporation (or by a corporation that is a member of the same controlled group (as defined in Section 409(1)(4) of the Code)) which is readily tradable on an established securities market.  If such common stock is not readily tradable on an established securities market, then to qualify as a Qualifying Employer Security, such common stock must have a combination of voting power and dividend rights that is at least equal to the greatest voting power and greatest dividend rights of any class of common stock of the Corporation or such other corporation whose stock is to be acquired by the Trust.  Qualifying Employer Security shall also mean noncallable preferred stock if such stock is convertible at any time into stock described in the preceding sentences and if such conversion is at a conversion price which as of the date of such stock’s acquisition by the Plan is at a reasonable price.  Under applicable regulations preferred stock may be treated as noncallable if after the call there will be a reasonable opportunity for conversion which meets the requirements of the preceding sentence.

At the direction of a Participant, in a form satisfactory to the Trustee, all or any portion of the Frozen Company Stock Account may be liquidated and the proceeds invested in any of the Funds otherwise available pursuant to Article 8 of the Plan.  In the event that a Participant so chooses to change the investment from Qualifying Employer Securities to one of the available Funds, the amount so reinvested shall thereafter no longer be accounted for in the Frozen Company Stock Account, but shall be accounted for in one of the other Accounts, as determined by the Human Resources Committee.

4.             Voting rights and Response to Tender Offers.  Whenever any proxies or consents are solicited from the holders of Qualifying Employer Securities, the Trustee shall exercise such

EXECUTION COPY

voting or other rights solely as directed in written instructions timely received from Participants (or if deceased, their Beneficiaries under this Plan) and in accordance with this Section 4.

Each Participant who had any Qualifying Employer Securities allocated to his or her Account as of the Valuation Date immediately prior to any tender or exchange offer shall have the right to direct the Trustee in writing as to the manner in which to respond to such tender or exchange offer with respect to such securities.  The Trustee’s functions and responsibilities as to voting and tender offers with respect to Qualifying Employer Securities held in the Trust shall be custodial and ministerial only; and if the Trustee is or consists of Company Employees, for purposes of this Section 4., the Trustee may, in its sole and absolute discretion, either delegate its duties to a non-employee independent Trustee, or may engage the services of an independent institutional fiduciary to direct the Trustees solely with regard to the voting of such Qualifying Employer Securities.  The Trustee shall tender or vote Qualifying Employer Securities held as of the applicable record date through proxy or consent, as the case may be in each case in accordance with the directions of Participants (or if deceased, their Beneficiaries under this Plan) received either directly by the Trustee or from an independent recordkeeping agent (the “Recordkeeper”) with respect to such votes and tender offers.  If the Trustee, in its sole and absolute discretion, retains an independent record keeping agent as Recordkeeper, such agent shall also agree as a condition of its retention by the Trustee, not to disclose the vote cast by any affected individual’s Account to the Trustee, the Corporation, or to its officers, directors, employees, or representative; provided, however, the Trustee shall not be liable for any breach of confidentiality of any such instructions by the Recordkeeper.  The Corporation acknowledges and agrees to honor the confidentiality of voting and tender offer directions to the Recordkeeper and the Trustee.  The Trustee, in addition to any other compensation or expenses to which the Trustee may be entitled to receive under the Trust Agreement, and the Recordkeeper, if any, shall be entitled to reasonable compensation and reimbursement for their out-of-pocket expenses for any services attributable to the duties and responsibilities described in this Section 4.  The Trustee shall have the right to require payment in advance by the Corporation and any other party soliciting proxies or consents or making a tender offer of all reasonably anticipated expenses associated with the distribution of information and the processing of directions.

The determination of the number of shares of Qualifying Employer Securities actually allocated to a Participant’s Accounts (if any) shall be made by reference to the shares allocated as of the Valuation Date preceding the date of reference.

Prior to the holding of each annual or special meeting of the holders of Qualifying Employer Securities, the Corporation shall send (or arrange the sending) to all Participants (or if deceased, their Beneficiaries under this Plan) entitled to vote such Securities, a proxy statement for such meeting, together with a ballot form or proxy to be returned to the Trustee or Recordkeeper.  The Participant (or if deceased, his or her Beneficiaries under this Plan) may set forth on the form of proxy his or her instructions as to the manner of voting of such Qualifying Employer Securities.  Upon receipt of the Participant’s instructions, the Trustee shall vote (or exercise dissenter’s rights, when applicable) such Qualifying Employer Securities in accordance with the Participant’s instructions.  If a Participant is entitled to direct the Plan as to the manner in which to vote any Qualifying Employer Securities which are held by the Trust, the Trustee shall have no right to vote such shares even if such Participant fails or refuses to direct the Plan as to the manner in which to vote such shares.

The Trustee shall utilize its best efforts timely to distribute or to cause to be distributed to each Participant such information as will be distributed to shareholders of the Corporation in connection with any tender or exchange offer.  The Trustee may, if it believes it desirable, seek assurances it deems adequate from appropriate parties that the Trust will be reimbursed for any unusual or extraordinary expenditures such as copying or mailing expenses incurred in disseminating material to Participants.  Upon timely receipt of such written directions from a Participant, the Trustee shall respond as directed with respect to shares of Qualifying Employer Securities subject to the Participant’s direction.  If the Trustee shall not have received timely written directions from any Participant as to the manner in which to respond to such a tender or exchange offer, the Trustee shall not tender or exchange any such shares with respect to which that Participant has the right of direction.

Each Participant who has the right to vote and/or respond to any tender or exchange offer as set forth in this Section 4. shall, solely for purposes of such pass through voting and tender offer rights of this Section 4., exercise such rights as a “named fiduciary” within the meaning of ERISA Section 403(a)(1).

5.             Put Option.  If Qualifying Employer Securities that were acquired with the proceeds of an Exempt Loan (i) are not Publicly Traded (or cease to be within fifteen (15) months of the date of distribution), or (ii) are subject to a Trading Limitation when distributed to a Participant or his or her Beneficiary or such other persons (including an estate or its distributees) to whom the Securities pass by reason of a Participant’s or his or her Beneficiary’s death, then such Qualifying Employer Securities shall be subject to the initial and secondary put options set forth below (provided not prohibited by applicable federal or state or other relevant law).

The initial put option shall provide that, during the sixty (60) day period commencing on the date such Securities are distributed to a Participant or his or her Beneficiary, the Participant, his or her Beneficiaries, his or her Beneficiary’s donees, or such other persons (including an estate or its distributees) to whom the Securities pass by reason of a Participant’s or his or her Beneficiary’s death (hereinafter collectively referred to as the “Stockholders”) shall have the right to have the Corporation purchase such Securities at their fair market value as of the most recent Valuation date, as follows:

A.            Any Stockholder wishing to exercise his or her put option shall give written notice to the Secretary of the Corporation stating the number of shares he or she desired to have the Corporation purchase.

B.            Within thirty (30) days following the receipt of such notice, the Corporation shall repurchase the shares specified in the notice at their fair market value.

Any initial put option granted hereunder shall lapse, if the Stockholder does not give written notice of intent to exercise such option by the last day of the sixty (60) day period commencing on the date on which the Qualifying Employer Securities subject to such option are distributed.

Within sixty (60) days after the last day of the Plan Year in which occurs the lapse of a Stockholder’s initial put option hereunder, the Human Resources Committee shall notify the Stockholder in writing that he or she shall again have the right to have the Corporation purchase all or a part of the Securities which were subject to the initial put option at their fair market value as of the most recent Valuation Date for an additional sixty (60) day period commencing on a date specified in such notice.  Such secondary put option shall be exercised in the same manner and subject to the same rules as the initial put option described above.  The written notice to the Stockholder regarding the put option shall include a statement as to the then applicable fair market value of the stock as of the most recent Valuation Date.

If the Corporation repurchases Qualifying Employer Securities pursuant to this Section 5., the Corporation shall repurchase the Qualifying Employer Securities either:

A.            In five (5) substantially equal annual payments with the first installment to be paid not later than thirty (30) days after the Participant exercises the put option; or

B.            In a single payment no later than thirty (30) days after the Participant exercises the put option.

If the Corporation or repurchases the shares in installments, the Corporation will pay a reasonable rate of interest and provide adequate security on unpaid installments.

For purposes of this Section 5 the following definitions shall apply:

A.            “Publicly Traded” shall refer to a security that is listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934 or that is quoted on a system sponsored by a national securities association registered under Section 15A(b) of the Securities Exchange Act.

B.            “Trading Limitation” refers to a restriction under any federal or state securities law, any regulation thereunder or an agreement which would make the security not as fully tradable as one not subject to such restriction.

6.             Right of First Refusal.  Any Qualifying Employer Securities that were acquired by the Trust with proceeds of an Exempt Loan and distributed to a Participant or his or her Beneficiary shall be subject to a right of first refusal such that prior to any sale of any such Securities by any Stockholder (as defined at Paragraph 5, above), if not then Publicly Traded, such Securities must first be offered to the Corporation as follows:

Any Stockholder wishing to sell, assign, transfer, pledge or otherwise alienate any of such Securities shall first give written notice of any proposed transfer to the Secretary of the Corporation.  The notice shall name the proposed transferee and state the number of shares to be transferred, the price per share and all other terms of the offer made by a bona fide purchaser in writing.

For fourteen (14) days following the receipt of such notice, the Corporation shall have the option but not the obligation, in its sole discretion, to purchase all or any portion of the Securities specified in the notice at the purchase price (or if greater, the fair market value of the Securities as of the most recent Valuation Date) and on the terms of payment as set forth in the notice.

In the event the Corporation elects to acquire some portion or all of the Securities as specified in the Stockholder’s notice, the Secretary of the Corporation shall so notify the Stockholder and settlement for said Securities shall be made at the purchase price (or if greater, fair market value) and on the terms of payment as set forth in the Stockholder’s notice.

In the event the Corporation does not elect to acquire all of the shares specified in the Stockholder’s notice, the Stockholder may, within the sixty (60) day period following the expiration of the first refusal rights granted herein, transfer the remaining shares specified in the Stockholder’s notice elsewhere, provided that the sale shall not be on terms and conditions more favorable to the purchaser than those contained in the bona fide offer set forth in the Stockholder’s notice.

7.             Distribution of Frozen Company Stock Account.  Notwithstanding the terms of Section 10.1 of the Plan, the normal form of payment with respect to the amount credited to a Participant’s Frozen Company Stock Account (attributable to the Participant’s ESOP Accounts in the Greiner Performance Plan which was merged into this Plan) shall be a single lump sum distribution of Qualifying Employer Securities of the Corporation; provided, however, that a Participant may elect to receive his or her Frozen Company Stock Account (i) entirely in the form of cash; or (ii) entirely in the form of Qualifying Employer Securities, except cash may be distributed in lieu of fractional shares; or (iii) in any increments of cash or Qualifying Employer Securities as the Participant may elect.

8.             Additional Withdrawal Rights for Certain Accounts.  Notwithstanding the limitations of Article 6 of the Plan, a Participant who previously participated in the Greiner Performance Plan may withdraw all or any portion of his or her Account attributable to (i) rollover contributions made to the Greiner Performance Plan prior to January 1, 1997; and (ii) amounts allocated to the Deductible Employee Voluntary Contribution Account maintained under the Greiner Performance Plan pursuant to Section 5.07(a) thereof; and (iii) amounts transferred to the Greiner Performance Plan from the Greiner Engineering Sciences, Inc. Profit Sharing Plan, and (iv) any other amounts maintained under the Greiner Performance Plan which could be withdrawn by such Participant from the Greiner Performance Plan while such Participant was still employed by Greiner.

9.             Forfeiture of Pre-1997 Nonvested Account Balances.  The nonvested portion of any Account balance of a Participant in the Greiner Performance Plan whose employment terminated during 1996 shall be forfeited, and allocated among the Accounts of other Participants in the Greiner Performance Plan in proportion to their respective Salary Reduction Contributions to the Greiner Performance Plan for the Plan Year ended December 31, 1996.

APPENDIX C

MERGER OF THE
DAMES & MOORE GROUP CAPITAL ACCUMULATION PLAN
WITH AND INTO THE PLAN

(Effective July 1, 2000; Amended January 1, 2001)

1.             Effective Date.  Effective as of July 1, 2000 (the “Merger Effective Date”), the Dames & Moore Group Capital Accumulation Plan (the “Dames & Moore Plan”) merged with and into the Plan.  As of the Merger Effective Date, the following Dames & Moore Group companies were designated by URS Corporation as Participating Employers of the URS Corporation 401(k) Retirement Plan:

Dames & Moore, Inc.
BRW, Inc.
O’Brien Kreitzberg, Inc.
Walk Haydel
Aman
Cleveland Wrecking
Fourth Dimension
Signet Testing Labs, Inc.

2.             General Provisions.  As of the Merger Effective Date, the Plan assumed all obligations of the Dames & Moore Plan and became responsible for payment of all account balances under the Dames & Moore Plan for participants, former participants, beneficiaries and alternate payees pursuant to a qualified domestic relations order (as defined in Code Section 414(p)) in the Dames & Moore Plan immediately prior to the Merger Effective Date.  As of the Merger Effective Date, such participants, former participants, beneficiaries and alternate payees automatically became participants in the Plan with respect to such account balances under the Dames & Moore Plan.

3.             Plan Assets.  As of the Merger Effective Date, the assets of the Dames & Moore Plan became assets of the Plan.  The assets of the Dames & Moore Plan were transferred to the Trustee of the Trust established pursuant to the Plan as soon as administratively practicable on or after the Merger Effective Date.

4.             Participation.  Each participant in the Dames & Moore Plan on June 30, 2000 became a Participant in the Plan on the Merger Effective Date.

5.             Withdrawal From Accounts.  In addition to any withdrawals otherwise permitted under the terms of the Plan, a Dames & Moore Participant may at any time request a withdrawal of all or any portion of his or her Accounts in the Plan that is attributable to Dames & Moore Group Capital Accumulation Plan Profit-Sharing Contributions.

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APPENDIX D

MERGER OF THE
RADIAN INTERNATIONAL LLC 401(k) THRIFT PLAN
WITH AND INTO THE PLAN

(Effective July 1, 2000; Amended January 1, 2001)

1.             Effective Date.  Effective as of July 1, 2000 (the “Merger Effective Date”) the Radian International LLC 401(k) Thrift Plan (the “Radian Plan”) merged with and into the Plan.  As of the Merger Effective Date, Radian International LLC, Radian International Overseas Management Company and Radian Engineering, Inc. were designated by URS Corporation as Participating Employers of the Plan.

2.             General Provisions.  As of the Merger Effective Date, the Plan assumed all obligations of the Radian Plan and became responsible for payment of all account balances under the Radian Plan for participants, former participants, beneficiaries and alternate payees pursuant to a qualified domestic relations order (as defined in Code Section 414(p)) in the Radian Plan immediately prior to the Merger Effective Date.  As of the Merger Effective Date, such participants, former participants, beneficiaries and alternate payees automatically became participants in the Plan with respect to such account balances under the Radian Plan.

3.             Plan Assets.  As of the Merger Effective Date, the assets of the Radian Plan became assets of the Plan.  The assets of the Radian Plan were transferred to the Trustee of the Trust established pursuant to the Plan as soon as administratively practicable on or after the Merger Effective Date.

4.             Participation.  Each participant in the Radian Plan on June 30, 2000 became a Participant in the Plan on the Merger Effective Date.

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APPENDIX E

MERGER OF THE
ROGERS & ASSOCIATES ENGINEERING CORPORATION
EMPLOYEE PROFIT SHARING PLAN
WITH AND INTO THE PLAN

(Effective July 1, 2000; Amended January 1, 2001)

1.             Effective Date.  Effective as of July 1, 2000 (the “Merger Effective Date”) the Rogers & Associates Engineering Corporation Employee Profit Sharing Plan (the Rogers & Associates Plan”) merged with and into the Plan.  As of the Merger Effective Date, Rogers & Associates Engineering Corporation was designated by URS Corporation as a Participating Employer of the Plan.

2.             General Provisions.  As of the Merger Effective Date, the Plan assumed all obligations of the Rogers & Associates Plan and became responsible for payment of all account balances under the Rogers & Associates Plan for participants, former participants, beneficiaries and alternate payees pursuant to a qualified domestic relations order (as defined in Code Section 414(p)) in the Rogers & Associates Plan immediately prior to the Merger Effective Date.  As of the Merger Effective Date, such participants, former participants, beneficiaries and alternate payees automatically became participants in the Plan with respect to such account balances under the Rogers & Associates Plan.

3.             Plan Assets.  As of the Merger Effective Date, the assets of the Rogers & Associates Plan became assets of the Plan.  The assets of the Rogers & Associates Plan were transferred to the Trustee of the Trust established pursuant to the Plan as soon as administratively practicable on or after the Merger Effective Date.

4.             Participation.  Each participant in the Rogers & Associates Plan on June 30, 2000 became a Participant in the Plan on the Merger Effective Date.

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APPENDIX F

DISTRIBUTION PROVISIONS
APPLICABLE TO
MONEY PURCHASE PENSION PLAN BALANCES
PREVIOUSLY MERGED WITH AND INTO
THE WCG PLAN

(Effective January 1, 2001)

1.             Normal Form of Payment.  Except as provided in Section 10.10 of the Plan, the normal form of distribution of benefits under this Plan that are attributable to money purchase pension plan balances that were previously merged with and into the WCG plan to an unmarried Participant who was formerly a participant in the WCG Plan (“a WCG Participant”) who has had a Termination of Employment shall be a single life annuity.  The normal form of distribution for benefits under this Plan that are attributable to money purchase pension plan balances that were previously merged with and into the WCG plan to a married WCG Participant who has had a Termination of Employment shall be a Qualified Joint and Survivor Annuity.  The Qualified Joint and Survivor Annuity shall consist of an immediate annuity for the life of the WCG Participant, with a survivor annuity for the life of his or her Spouse which is equal to fifty percent (50%) of the amount of the annuity which is payable during the joint lives of the WCG Participant and the Spouse, and which is the actuarial equivalent of a single annuity for the life of the WCG Participant.

Payment of the normal form of benefit will commence as of the first day of the month following the WCG Participant’s attainment of the Normal Retirement Age unless, at any time prior to the distribution, the WCG Participant elects to defer such distribution until a date that is not later than the required beginning date described in Section 10.3 of the Plan, or unless Section 10.5 of the Plan applies, in which case distribution shall be immediate in the form of a cash lump sum.  Notwithstanding the foregoing, the WCG Participant may elect to have such annuity distributed as soon as administratively feasible after Termination of Employment provided that the WCG Participant and the WCG Participant’s Spouse, consent to the early distribution.  In the event of an effective waiver of the Qualified Joint and Survivor Annuity form of payment, in accordance with the terms of Section 5, the amount payable to the WCG Participant (or his or her Beneficiary) shall be paid in accordance with Section 10.2 of the Plan.

2.             Alternative Form of Payment.  In the event of an effective waiver of the normal form of payment of benefits as provided in Section 1, a WCG Participant’s benefit under this Plan that is attributable to money purchase pension plan balances that were previously merged with and into the WCG plan shall be paid, at the election of the Participant, either:

A.            in the form of a Qualified Optional Seventy-Five Percent Survivor Annuity.  The Qualified Optional Survivor Seventy-Five Percent Annuity shall consist of an immediate annuity for the life of the WCG Participant, with a survivor annuity for the life of his or her designated Beneficiary which is equal to seventy-five percent (75%) of the amount of the annuity which is payable during the joint lives of the WCG Participant and the designated Beneficiary, and which is the actuarial equivalent of a single annuity for the life of the WCG Participant; or

B.            in the form of a Non-Spousal Joint and Fifty Percent Survivor Annuity.  The Non-Spousal Joint and Fifty Percent Survivor Annuity shall consist of an immediate annuity for the life of the WCG Participant, with a survivor annuity for the life of his or her designated Beneficiary which is equal to fifty percent (50%) of the amount of the annuity which is payable during the joint lives of the WCG Participant and the designated Beneficiary, and which is the actuarial equivalent of a single annuity for the life of the WCG Participant; or

C.            in the form of a Non-Spousal Joint and Seventy-Five Percent Survivor Annuity.  The Non-Spousal Joint and Seventy-Five Percent Survivor Annuity shall consist of an immediate annuity for the life of the WCG Participant, with a survivor annuity for the life of his or her designated Beneficiary which is equal to seventy-five percent (75%) of the amount of the annuity which is payable during the joint lives of the WCG Participant and the designated Beneficiary, and which is the actuarial equivalent of a single annuity for the life of the WCG Participant; or

D.            in any one of the forms of payment described in Section 10.2 of the Plan, as selected by the WCG Participant.  A WCG Participant who has a Termination of Employment shall have the option to receive, at his or her election and subject to the provisions of Section 5 with respect to the waiver of a Qualified Joint and Survivor Annuity, a distribution of his or her entire Account to commence as soon as administratively feasible after the WCG Participant’s Termination of Employment.

3.             Death Benefits.  A Qualified Pre-Retirement Survivor Annuity shall be paid to the surviving Spouse of a WCG Participant in the Plan who is married, and who dies prior to the Annuity Starting Date (which is the first day of the first period for which an amount is payable as an annuity by reason of retirement or Disability).  The Qualified Pre-Retirement Survivor Annuity shall consist of an annuity for the life of the surviving Spouse, the actuarial equivalent of which is one hundred percent (100%) of the Account balance of the WCG Participant that is attributable to money purchase pension plan balances that were previously merged with and into the WCG plan, including the proceeds, if any, of insurance on the WCG Participant’s life, as of the date of death.  The surviving Spouse may direct the commencement of payments under the Qualified Pre-Retirement Survivor Annuity within a reasonable time after the WCG Participant’s death in accordance with Code Section 417(c) and Regs. Section 1.401(a)-20 Q&A22.

4.             Beneficiary Designation; Spousal Consent; Distribution of Death Benefits.  At any time and from time to time each WCG Participant shall have the right to designate his or her Beneficiary in accordance with Section 10.4 of the Plan; provided, however, that such designation of a Beneficiary by a WCG Participant shall, to the extent described in Section 5 for an effective waiver of the Qualified Joint and Survivor Annuity or the Qualified Pre-Retirement Survivor Annuity, require an effective consent thereto by the WCG Participant’s Spouse or surviving Spouse.

5.             Waiver of Form of Benefit, Notification.  A WCG Participant may, during the Applicable Election Period, (i) elect to waive the Qualified Joint and Survivor Annuity form of benefit or the Qualified Pre-Retirement Survivor Annuity form of benefit, or both, and (ii) elect an alternate Beneficiary.  A WCG Participant may revoke any such election any number of times within the Applicable Election Period.  If a married WCG Participant designates someone other than his or her Spouse as the Beneficiary with respect to any portion of his or her Accounts, the designation shall be invalid unless (i) the Spouse of the WCG Participant consents in writing to such designation, and the Spouse’s consent acknowledges the effect of such designation, and such consent specifies the non-Spouse beneficiary being designated (including any class of beneficiaries or any contingent beneficiaries) and is witnessed by a Plan representative or a notary public, or (ii) it is established to the satisfaction of a Plan representative that such spousal consent may not be obtained because there is not Spouse, because the Spouse cannot be located, or because of such other circumstances as are prescribed by regulations of the Secretary of Treasury.  Any consent by a Spouse (or establishment that the consent of a Spouse may not be obtained) shall be effective only with respect to such Spouse and shall be limited to a specific alternate Beneficiary unless such consent expressly permits designations by the WCG Participant without any requirement of further consent by the Spouse.  In the absence of such a provision, any new change of Beneficiary shall require a new spousal consent.

For the purpose of this Section 5, the term “Applicable Election Period” shall mean, with respect to the Qualified Joint and Survivor Annuity, the 90-day period ending on the Annuity Starting Date.  The term “Applicable Election Period” shall mean, with respect to the Qualified Pre-Retirement Survivor Annuity, the period which begins on the first day of the Plan Year in which the WCG Participant attains age 35 and ends on the date of the WCG Participant’s death; provided, however, that the Applicable Election Period with respect to the Qualified Pre-Retirement Survivor Annuity shall not begin later than the date of a WCG Participant’s Termination of Employment with the Company with respect to benefits accrued before the date of such Termination of Employment.

The Plan shall provide to each WCG Participant a written explanation of the following:

A.            The terms and conditions of the Qualified Joint and Survivor Annuity and the Qualified Pre-Retirement Survivor Annuity; and

B.            The WCG Participant’s right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity and/or the Qualified Pre-Retirement Survivor Annuity form of benefit; and

C.            The rights of the WCG Participant’s Spouse with respect to such election; and

D.            The right to make, and the effect of, a revocation of such election.

The aforesaid written explanation respecting the Qualified Joint and Survivor Annuity shall be provided no less than 30 days and no more than 90 days prior to the Annuity Starting Date.  The written explanation respecting the Qualified Pre-Retirement Survivor Annuity shall be provided within the period beginning with the first day of the Plan Year in which the WCG Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the WCG Participant attains age 35.  For those individuals who become WCG Participants after age 32, the explanation shall be given upon entry into the Plan and in no event later than the end of the three-year period beginning with the first day of the first Plan Year for which the individual is a WCG Participant.  WCG Participants who terminate employment prior to age 35 shall be given the explanation during the period beginning one year before the termination and ending one year after such termination.  The aforesaid written explanation may be provided after the Annuity Starting Date.  The 90-day Applicable Election Period to waive the qualified joint and survivor annuity described above shall not end before the 30th day after the date on which such explanation is provided.  The Secretary of the Treasury may, by regulations, limit the period of time by which the Annuity Starting Date precedes the provision of the written explanation other than by providing that the Annuity Starting Date may not be earlier than Termination of Employment.

Effective January 1, 1998, a WCG Participant may elect (with any applicable spousal consent) to waive any requirement that the written explanation be provided at least 30 days before the Annuity Starting Date (or to waive the 30-day requirement under the above paragraph) if the distribution commences more than seven (7) days after such explanation is provided.

APPENDIX G

MERGER OF THE
EG&G TECHNICAL SERVICES, INC. SAVINGS PLAN
WITH AND INTO THE PLAN

(Effective January 1, 2005, as amended through January 1, 2014)

1.             Effective Date.  Effective as of January 1, 2005 (the “Merger Effective Date”), the EG&G Technical Services, Inc. Savings Plan (the “EG&G Plan”) merged with and into the Plan.  As of the Merger Effective Date, EG&G Technical Services, Inc. (“EG&G”) was designated by URS Corporation as a Participating Employer of the Plan.  Effective as of January 1, 2010, the name of EG&G Technical Services, Inc. was changed to URS Federal Technical Services, Inc. (“FTS”).  Notwithstanding any other provision of the Plan, the terms of this Appendix G will apply to the determination of benefits of each Employee of FTS who performs an Hour of Service on or after January 1, 2005 (an “FTS Participant”):

(a)           under the provisions that have been preserved from the EG&G Plan;

(b)           under such preserved provisions that have been modified by amendment of this Appendix G subsequent to January 1, 2005; or

(c)           under provisions that have been added to this Appendix G to apply to Employees that have become FTS Participants subsequent to January 1, 2005.

Effective as of 12:01 a.m. on January 1, 2011, by means of a spin-off of assets from the Plan, the URS Corporation 401(k) Retirement Plan for Specified Contract Employees (the “Contract Employee Plan”) was established.  The spin-off of assets included only the account balances of those Participants in the URS Corporation 401(k) Retirement Plan whose employment is covered by contracts listed in the Contract Employee Plan, some of whom were FTS Participants.  Effective as of January 1, 2011, the Participants whose employment is covered by contracts listed in the Contract Employee Plan will not be considered FTS Participants for the purposes of this Appendix G.

If there is an inconsistency between the terms of this Appendix G and the other provisions of the Plan, the terms of this Appendix G will control with respect to such FTS Participant.

2.             General Provisions.  As of the Merger Effective Date, the Plan assumed all obligations of the EG&G Plan and became responsible for payment of all account balances under the EG&G Plan for participants, former participants, beneficiaries and alternate payees pursuant to a qualified domestic relations order (as defined in Code Section 414(p)) in the EG&G Plan immediately prior to the Merger Effective Date.  As of the Merger Effective Date, such participants, former participants, beneficiaries and alternate payees automatically became Participants in the Plan with respect to such account balances under the EG&G Plan.

G-1

3.             Plan Assets.  As of the Merger Effective Date, the assets of the EG&G Plan became assets of the Plan.  The assets of the EG&G Plan were transferred to the Trustee of the Trust established pursuant to the Plan as soon as administratively practicable on or after the Merger Effective Date.

4.             Participation.  Each participant in the EG&G Plan on December 31, 2004 became a Participant in the Plan on the Merger Effective Date.

5.             Vesting.  The account balance of any terminated former participant in the EG&G Plan who was not fully vested in his or her account balance in the EG&G Plan, and who was not employed by the EG&G Technical Services, Inc. on January 1, 2005, will be determined pursuant to the provisions of Section 9.3 of the Plan.

6.             Company Matching Contributions.  In the event that the provisions of a specific contract or collective bargaining agreement provide for Company Matching Contributions to be allocated to Participants on other than an annual basis, those Company Matching Contributions shall be paid in cash to the Trustee as required by that contract or collective bargaining agreement.

7.             Optional Forms of Benefit: Transfer Contributions.  Any EG&G Employee who was a participant in the EG&G, Inc. Savings Plan prior to its merger into the EG&G Plan may also elect to have the amount of his or her Transfer Contribution distributed under any optional form of benefit that would have been available with respect to such distribution had it taken place under the EG&G, Inc. Savings Plan.  For the purposes of this Section 11, “Transfer Contribution” means an amount transferred directly to the trust of the EG&G Plan from the trust under the EG&G, Inc. Savings Plan.

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APPENDIX H

MERGER OF THE
LEAR SIEGLER SERVICES, INC. RETIREMENT INCOME SAVINGS PLAN
WITH AND INTO THE PLAN

(Effective January 1, 2005, as amended through January 1, 2014)

1.             Effective Date.  Effective as of January 1, 2005 (the “Merger Effective Date”), the Lear Siegler Services, Inc. Retirement Income Savings Plan (the “LSI Plan”) merged with and into the Plan.  As of the Merger Effective Date, Lear Siegler Services, Inc. (“LSI”) was designated by URS Corporation as a Participating Employer of the Plan.  Effective as of January 1, 2010, the name of Lear Siegler Services, Inc. was changed to URS Federal Support Services, Inc.  Notwithstanding any other provision of the Plan, the terms of this Appendix H will apply to the determination of benefits of each employee of LSI who performs an Hour of Service on or after January 1, 2005 (an “LSI Participant”):

(a)           under the provisions that have been preserved from the LSI Plan;

(b)           under such preserved provisions that have been modified by amendment of this Appendix H subsequent to January 1, 2005; or

(c)           under provisions that have been added to this Appendix H to apply to Employees that have become LSI Participants subsequent to January 1, 2005.

Effective as of 12:01 a.m. on January 1, 2011, by means of a spin-off of assets from the Plan, the URS Corporation 401(k) Retirement Plan for Specified Contract Employees (the “Contract Employee Plan”) was established.  The spin-off of assets included only the account balances of those Participants in the URS Corporation 401(k) Retirement Plan whose employment is covered by contracts listed in the Contract Employee Plan, some of whom were LSI Participants.  Effective as of January 1, 2011, the Participants whose employment is covered by contracts listed in the Contract Employee Plan will not be considered LSI Participants for the purposes of this Appendix H.

If there is an inconsistency between the terms of this Appendix H and the other provisions of the Plan, the terms of this Appendix H will control with respect to such LSI Participant.

2.             General Provisions.  As of the Merger Effective Date, the Plan assumed all obligations of the LSI Plan and became responsible for payment of all account balances under the LSI Plan for participants, former participants, beneficiaries and alternate payees pursuant to a qualified domestic relations order (as defined in Code Section 414(p)) in the LSI Plan immediately prior to the Merger Effective Date.  As of the Merger Effective Date, such participants, former participants, beneficiaries and alternate payees automatically became Participants in the Plan with respect to such account balances under the LSI Plan.

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3.             Plan Assets.  As of the Merger Effective Date, the assets of the LSI Plan became assets of the Plan.  The assets of the LSI Plan were transferred to the Trustee of the Trust established pursuant to the Plan as soon as administratively practicable on or after the Merger Effective Date.

4.             Participation.  Each participant in the LSI Plan on December 31, 2004 became a Participant in the Plan on the Merger Effective Date.

5.             Vesting.  The account balance of any terminated former participant in the LSI Plan who was not fully vested in his or her account balance in the LSI Plan, and who was not employed by Lear Siegler Services, Inc. on January 1, 2005, will be determined pursuant to the provisions of Section 9.3 of the Plan.

6.             Provisions for Certain LSI Employees (Formerly Participating in the UNC Retirement Income Savings Plan.

(a)           Background.  The provisions of this Section 6 supersede any contrary provisions of the Plan with respect to LSI Employees, as defined below.

(b)           LSI Employees.  An LSI Employee is any Employee of URS Federal Support Services, Inc. whose employment is not covered by a contract listed in the Contract Employee Plan.

(c)           Withdrawals of Transferred Accounts.  In-service withdrawals from any balance transferred from the LSI Plan to the Plan will be allowed, depending on the nature of the source of the contribution to the LSI Plan, under the relevant provisions of the Plan.

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APPENDIX I

MERGER OF THE
SALARY DEFERRAL PLAN FOR CERTAIN EMPLOYEES
OF
SIGNET TESTING LABS, INC.
WITH AND INTO THE PLAN

(Effective January 1, 2005)

1.             Effective Date.  Effective as of January 1, 2005 (the “Merger Effective Date”), the Salary Deferral Plan for Certain Employees of Signet Testing Labs, Inc. (the “Signet Union Plan”) merged with and into the Plan.  Signet Testing Labs, Inc. (“Signet”) had previously been designated by URS Corporation as a Participating Employer of the Plan, effective July 1, 2000.  Notwithstanding any other provision of the Plan, the terms of this Appendix I will apply to the determination of benefits of each union employee of Signet Testing Labs, Inc. who performs an Hour of Service on or after January 1, 2005 (a “Signet Union Employee,” as defined in Section 4(b) below), under the provisions that have been preserved from the Signet Union Plan.  If there is an inconsistency between the terms of this Appendix I and the other provisions of the Plan, the terms of this Appendix I will control with respect to such Signet Union Employee.

2.             General Provisions.  As of the Merger Effective Date, the Plan assumed all obligations of the Signet Union Plan and became responsible for payment of all account balances under the Signet Union Plan for participants, former participants, beneficiaries and alternate payees pursuant to a qualified domestic relations order (as defined in Code Section 414(p)) in the Signet Union Plan immediately prior to the Merger Effective Date.  As of the Merger Effective Date, such participants, former participants, beneficiaries and alternate payees automatically became Participants in the Plan with respect to such account balances under the Signet Union Plan.

3.             Plan Assets.  As of the Merger Effective Date, the assets of the Signet Union Plan became assets of the Plan.  The assets of the Signet Union Plan were transferred to the Trustee of the Trust established pursuant to the Plan as soon as administratively practicable on or after the Merger Effective Date.

4.             Participation.

(a)           Merger Effective Date.  Each participant in the Signet Union Plan on December 31, 2004 became a Participant in the Plan on the Merger Effective Date.

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APPENDIX J

MERGER OF THE CASH & ASSOCIATES
PROFIT SHARING & SALARY DEFERRAL PLAN
WITH AND INTO THE PLAN

(Effective January 1, 2007)

1.             Effective Date.  Effective as of January 1, 2007 (the “Merger Effective Date”), the Cash & Associates Profit Sharing & Salary Deferral Plan (the “Cash & Associates Plan”) shall be merged with and into the Plan.  As of the Merger Effective Date, Cash & Associates was designated by URS Corporation as a Participating Employer of the Plan.

2.             General Provisions.  As of the Merger Effective Date, the Plan assumed all obligations of the Cash & Associates Plan and became responsible for payment of all account balances under the Cash & Associates Plan for participants, former participants, beneficiaries and alternate payees pursuant to a qualified domestic relations order (as defined in Code Section 414(p)) in the Cash & Associates Plan immediately prior to the Merger Effective Date.  As of the Merger Effective Date, such participants, former participants, beneficiaries and alternate payees automatically became Participants in the Plan with respect to such account balances under the Cash & Associates Plan.

3.             Plan Assets.  As of the Merger Effective Date, the assets of the Cash & Associates Plan shall become assets of the Plan.  The assets of the Cash & Associates Plan shall be transferred to the Trustee of the Trust established pursuant to the Plan as soon as administratively practicable on or after the Merger Effective Date.

4.             Participation.  Each participant in the Cash & Associates Plan on December 31, 2006 shall become a Participant in the Plan on the Merger Effective Date.

5.             Vesting.  The account balance of any active participant who was not fully vested in his or her employer contribution account and/or employer matching contribution account in the Cash & Associates Plan on December 31, 2006, and who is employed by Cash & Associates or URS Corporation or another Participating Employer on January 1, 2007, shall become one hundred percent (100%) vested on January 1, 2007.  The account balance of any terminated former participant in the Cash & Associates Plan who was not fully vested in his or her account balance in the Cash & Associates Plan, and who was not employed by Cash & Associates or URS Corporation or another Participating Employer on January 1, 2007, will be determined pursuant to the provisions of Section 9.3 of the Plan.

6.             Investment of Account Balance.  The account balances transferred from the Cash & Associates Plan to the Plan will be invested in accordance with each Participant’s new investment directive given in accordance with Section 8.3 as soon as administratively practicable following the Cash & Associates Merger Date.  In the absence of such investment directive, the transferred account balances will be invested in the default fund for the Plan selected by the Retirement Plans Committee in its sole and absolute discretion.

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APPENDIX K

MERGER OF THE

THE LOPEZGARCIA GROUP 401(K) SAVINGS PLAN

WITH AND INTO THE PLAN

(Effective January 1, 2009)

1.             Effective Date.  Effective as of January 1, 2009 (the “Merger Effective Date”), the LopezGarcia Group 401(k) Savings Plan (the “LopezGarcia Group Inc. Plan”) shall be merged with and into the Plan.  As of the Merger Effective Date, LopezGarcia Group Inc. was designated by URS Corporation as a Participating Employer of the Plan.

2.             General Provisions.  As of the Merger Effective Date, the Plan assumed all obligations of the LopezGarcia Group Inc. Plan and became responsible for payment of all account balances under the LopezGarcia Group Inc. Plan for participants, former participants, beneficiaries and alternate payees pursuant to a qualified domestic relations order (as defined in Code Section 414(p)) in the LopezGarcia Group Inc. Plan immediately prior to the Merger Effective Date.  As of the Merger Effective Date, such participants, former participants, beneficiaries and alternate payees automatically became Participants in the Plan with respect to such account balances under the LopezGarcia Group Inc. Plan.

3.             Plan Assets.  As of the Merger Effective Date, the assets of the LopezGarcia Group Inc. Plan shall become assets of the Plan.  The assets of the LopezGarcia Group Inc. Plan shall be transferred to the Trustee of the Trust established pursuant to the Plan as soon as administratively practicable on or after the Merger Effective Date.

4.             Participation.  Each participant in the LopezGarcia Group Inc. Plan on December 31, 2008 shall become a Participant in the Plan on the Merger Effective Date.

5.             Vesting.  The account balance of any active participant who was not fully vested in his or her employer contribution account and/or employer matching contribution account in the LopezGarcia Group Inc. Plan on December 31, 2008, and who is employed by the Lopez Garcia Group, Inc. on January 1, 2009, shall become one hundred percent (100%) vested on January 1, 2009.  The account balance of any terminated former participant in the LopezGarcia Group Inc. Plan who was not fully vested in his or her account balance in the LopezGarcia Group Inc. Plan, and who was not employed by the LopezGarcia Group Inc. on January 1, 2009, will be determined pursuant to the provisions of Section 9.3 of the Plan.

6.             Investment of Account Balance.  The account balances transferred from the LopezGarcia Group Inc. Plan to the Plan will be invested in accordance with each Participant’s new investment directive given in accordance with Section 8.3 as soon as administratively practicable following the LopezGarcia Group Inc. Merger Date.  In the absence of such investment directive, the transferred account balances will be invested in the default fund for the Plan selected by the Retirement Plans Committee in its sole and absolute discretion.

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APPENDIX L

MERGER OF THE

WASHINGTON GROUP INTERNATIONAL, INC.

401(k) RETIREMENT SAVINGS PLAN

WITH AND INTO THE PLAN

(Effective December 31, 2010, as amended through January 1, 2014)

1.             Effective Date.  Effective as of 11:59 p.m. on December 31, 2010, (the “Merger Effective Date”), the Washington Group International, Inc. 401(k) Retirement Savings Plan (the “WGI Plan”) shall be merged with and into the Plan.  As of the Merger Effective Date, Washington Group International, Inc. was designated by URS Corporation as a Participating Employer of the Plan.  Effective as of January 1, 2010, the name of Washington Group International, Inc. was changed to URS E&C Holdings, Inc.

2.             General Provisions.  As of the Merger Effective Date, the Plan assumed all obligations of the WGI Plan and became responsible for payment of all account balances under the WGI Plan for participants, former participants, beneficiaries and alternate payees pursuant to a qualified domestic relations order (as defined in Code Section 414(p)) in the WGI Plan immediately prior to the Merger Effective Date.  As of the Merger Effective Date, such participants, former participants, beneficiaries and alternate payees automatically became Participants in the Plan with respect to such account balances under the WGI Plan.

3.             Plan Assets.  As of the Merger Effective Date, the assets of the WGI Plan shall become assets of the Plan.  The assets of the WGI Plan shall be transferred to the Trustee of the Trust established pursuant to the Plan as soon as administratively practicable on or after the Merger Effective Date.

4.             Participation.  Each participant in the WGI Plan on December 31, 2010 shall become a Participant in the Plan on the Merger Effective Date.

5.             Vesting.  The account balance of any active participant who was not fully vested in his or her employer contribution account and/or employer matching contribution account in the WGI Plan on December 31, 2010, and who is employed by the URS Corporation or another Participating Employer, or an LLC wholly or partially owned by the Corporation on January 1, 2011, shall become one hundred percent (100%) vested on January 1, 2011.  The account balance of any terminated former participant in the WGI Plan who was not fully vested in his or her account balance in the WGI Plan, and who was not employed by URS E&C Holdings, Inc. on January 1, 2011, will be determined pursuant to the provisions of Section 9.3 of the Plan.

6.             Investment of Account Balance.  The account balances transferred from the WGI Plan to the Plan will be invested in accordance with each Participant’s new investment directive given in accordance with Section 8.3 as soon as administratively practicable following the Merger Effective Date.  In the absence of such investment directive, the transferred account balances will be invested in the default fund for the Plan selected by the Retirement Plans Committee in its sole and absolute discretion.

L-1

SCHEDULE 1

TO

APPENDIX L

GROUPS OF A EMPLOYEES REPRESENTED BY A UNION, BUT WHOSE

EMPLOYMENT IS NOT GOVERNED BY A COLLECTIVE BARGAINING

AGREEMENT WHO ARE ELIGIBLE TO PARTICIPATE IN THE PLAN

(Effective as of January 1, 2011)

Name/Bargaining Unit	Location	Effective Date
Demil Trade Council	Hermiston, OR	12/3/03

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APPENDIX M

MERGER OF THE

WASHINGTON GROUP INTERNATIONAL, INC.

401(k) RETIREMENT SAVINGS PLAN FOR FIELD OPERATIONS

WITH AND INTO THE PLAN

(Effective December 31, 2010)

1.             Effective Date.  Effective as of 11:59 p.m. on December 31, 2010, (the “Merger Effective Date”), the Washington Group International, Inc. 401(k) Retirement Savings Plan for Field Operations (the “WGIFO Plan”) shall be merged with and into the Plan.  As of the Merger Effective Date, Washington Group International, Inc. was designated by URS Corporation as a Participating Employer of the Plan.  Effective as of January 1, 2010, the name of Washington Group International, Inc. was changed to URS E&C Holdings, Inc.

2.             General Provisions.  As of the Merger Effective Date, the Plan assumed all obligations of the WGIFO Plan and became responsible for payment of all account balances under the WGIFO Plan for participants, former participants, beneficiaries and alternate payees pursuant to a qualified domestic relations order (as defined in Code Section 414(p)) in the WGIFO Plan immediately prior to the Merger Effective Date.  As of the Merger Effective Date, such participants, former participants, beneficiaries and alternate payees automatically became Participants in the Plan with respect to such account balances under the WGIFO Plan.

3.             Establishment of the URS Corporation 401(k) Retirement Plan for Specified Contract Employees through a Spin Off from the URS Corporation 401(k) Retirement Plan.  Effective as of 12:01 a.m. on January 1, 2011, the URS Corporation 401(k) Retirement Plan for Specified Contract Employees (the “Contract Employee Plan”) was established by means of a spin-off of assets from the URS Plan.  The spin-off of assets included only the account balances of those Participants in the Plan whose employment is covered by contracts listed in the Contract Employee Plan.  Some of the contracts listed in the Contract Employee Plan covered Participants whose account balances were transferred from the WGIFO Plan upon merger into the Plan.  Any provisions specific to those Participants who were previously Participants in the WGIFO Plan who, effective as of 12:01 a.m. on January 1, 2011, became Participants in the Contract Employee Plan are set forth in the Contract Employee Plan.

M-1

APPENDIX N

SERVICE WITH PRIOR EMPLOYERS

(Effective January 1, 2011)

1.             The Human Resources Committee may grant past service credit for employment with an Associated Entity (as defined below) in accordance with the provisions set forth below.

(a)           Associated Entities; Former Associated Employee.  From time to time an Employer may enter into a joint venture, business arrangement or other business structure, acquisition, merger, divestiture or similar business structure with entities that may or may not be part of the Employer’s controlled group (as defined in Code Section 414).  From time to time, employees of such entity or parent companies, subsidiaries or other business partners of such entity (collectively, an “Associated Entity”) may become an employee of an Employer either as a “transferred employee” or a “direct hire employee.” Collectively, a transferred employee and a direct hire employee are referred to as a “Former Associated Employee.”

(b)           Transferred Employee; Direct Hire Employee.  A transferred employee is an individual who transfers employment directly from an Associated Entity to an Employer (“transferred employee”).  A direct hire employee is an individual who an Employer hires and who previously worked for an Associated Entity whether or not such individual worked for the Associated Entity immediately prior to such hire.  However, an individual is not considered a direct hire if the individual terminated employment with an unrelated company and thereafter such unrelated company is acquired by an Associated Entity.

(c)           Generally.  If the Human Resources Committee decides to grant Years of Service under this Plan for the Former Associated Employee’s prior employment with the Associated Entity, unless otherwise set forth below, such past service credit shall be granted only if:

(i)            the Former Associated Employee is an Eligible Employee under this Plan; and

(ii)           the Former Associated Employee is either a transferred employee or a direct hire employee.

Any grant of past service shall be specified in this Appendix N and shall be granted in compliance with Code Section 401(a)(4) and applicable treasury regulations.  To the extent such grant of past service credit violates Code Section 401(a)(4), such grant of past service credit shall be void and of no effect retroactively to its date of grant.

(d)           Grant of Past Service Credit Required By Department of Energy Contract.  From time to time, the Employer may hire Employees directly from a predecessor contractor that employed such individuals at a facility or location under a Department of Energy contract (“DOE Contract”).  To the extent that the Employer is required to recognize the Employee’s prior employment with such predecessor contractor under the DOE Contract, such Employees will be given credit for their employment with such predecessor contractor as described in this Appendix N.

(e)           Grant of Past Service Credit for Certain Facilities Management Contracts.  From time to time, the Employer may acquire certain facilities management contracts.  To the extent that employees of the facility become Employees of the Employer and become eligible to participate in the Plan, and to the extent that the Employer is required to recognize the Employees’ prior employment with the client, such Employees will be given credit for their employment with such client.  Past service credit shall be granted to such Employees only as provided in this Appendix N.

(f)            Past Service Credit For Employees Transferring From Joint Ventures.  From time to time, the Employer will hire Employees from a joint venture (as defined below).  To the extent permitted by the Human Resources Committee and to the extent permitted by Section 401(a)(4) of the Code and applicable Treasury Regulations, transferred employees from joint ventures shall receive Years of Service under this Plan equal to the number of years of vesting service recognized under the qualified retirement plan in which the joint venture participated at the time of the transfer.

For purposes of this paragraph, the term joint venture means any entity in which the Company or a Company Affiliate has any ownership.

2.             Grants of Past Service Credits Made by URS E&C Holdings, Inc. for Employees Hired prior to January 1, 2011.

(a)           Westinghouse Government Services Group.

(i)            Background.  On or about March 22, 1999, URS E&C Holdings, Inc., together with BNFL, plc (“BNFL”) acquired the Government and Environmental Services Company (formerly known as “GESCO”) from CBS Corporation through two limited liability companies known as Westinghouse Government Services Company LLC (“WGS”) and Westinghouse Government Environmental Services Company LLC (“WGES”).  Together WGS and WGES are known as the Westinghouse Government Services Group (“WGSG”).  Concurrent with the above acquisition, BNFL acquired the Energy Services Business Unit (formerly known as “ESBU”) from CBS Corporation.  The BNFL entity that acquired the ESBU is known as Westinghouse Electric Company (“WEC”).

(ii)           Past Service Credit.  Past Service Credit shall be granted to the following Former Associated Employees who (1) are Eligible Employees under the Plan, (2) are described in (A), (B) or (C) below, and (3) become employed by an Employer.

(A)          Any employee of WGSG or any employee of an entity in which WGSG has any ownership interest as of the date such employee becomes employed by the Employer.

(B)          Any individual, who if employed by WGSG (or an affiliate of WGSG) immediately prior to the date such individual becomes an Employee, would have received past service credit under a WGSG Benefit Plan (as defined below) for such prior employment.

(C)          Any employee of WEC (see special rules in sub-paragraph (vii) below).

(iii) Additional Rules.  WGS sponsors several qualified retirement plans (“WGSG Benefit Plans”).  To the extent a Former Associated Employee described in Paragraph (a)(ii) above, received past service credit under the WGSG Benefit Plans, such Former Associated Employee shall also receive Years of Service under this Plan.

(iv) Imputed Vesting Service.  If an Eligible Employee has a Termination Date and immediately thereafter (as determined by the Human Resources Committee) commences employment with any entity described in (A) through (D) below, service with such entities shall count as service under this Plan for purposes of vesting only (subject to special rules for WEC service as described in sub-paragraph (vii) below).

(A)          WGES;

(B)          WEC;

(C)          an 80% or more owned subsidiary of WGES or WEC; or,

(D)          any other entity which the Human Resources Committee determines is sufficiently related to WGES or WEC.

Service at an entity described in (A) through (D) above shall be converted into Hours of Service under this Plan for vesting purposes using procedures developed by the Human Resources Committee.

Service at an entity described in (A) through (D) above shall be taken into account only to the extent the recognition of such service will satisfy the imputed service requirements of Treasury Regulation §1.401(a)-11(b)(3) and other applicable law.

(v)           This paragraph (a) is effective January 1, 2001.  See Section III, of Schedule F of the Washington Group International, Inc. 401(k) Retirement Savings Plan, as in effect on December 31, 2010, for provisions in effect between July 7, 2000 and January 1, 2001.

(vi) Additional Rules.  On or about January 1, 2006, Westinghouse Transferred Employees transferred employment from the Former Westinghouse Entities to URS E&C Holdings, Inc.  The Former Westinghouse Entities tracked years of service using an elapsed time method.  This Plan uses the 1,000 hour of service method.  To compute prior service credit for the Westinghouse Transferred Employees, the Plan shall use the following method.  A Westinghouse Transferred Employee shall receive one Year of Service for each full year of elapsed time credit earned under the Former Westinghouse Entities’ qualified retirement plan through December 31, 2005.  In addition, this Plan shall grant an additional Year of Service to a Westinghouse Transferred Employee if as of December 31, 2005, such individual had earned six or more months of elapsed time credit (not counting months of elapsed time credit described in the previous sentence).  Years of Service beginning January 1, 2006 shall be determined using the 1,000 hour of service rule.

(vii) Special Rules for WEC Service.

(A)          Effective January 1, 2007, past service credit (sub-paragraph B above) shall no longer be provided for WEC employees.  In order to receive past service credit for periods of service with WEC or its subsidiaries, an employee must be employed by an Employer as of December 31, 2006.  Thereafter, no additional past service credit for periods of service at WEC or its subsidiaries shall be granted.

(B)          Effective January 1, 2007, imputed vesting service (sub-paragraph D above) shall no longer be provided for periods of service with WEC or its subsidiaries (i.e. no additional imputed vesting service for periods of service with WEC or its subsidiaries shall be counted as service for this Plan after December 31, 2006).

(b)           Rocky Mountain Remedial Services.

(i)            Background.  URS E&C Holdings, Inc. currently owns 60% of Rocky Mountain Remedial Services (“RMRS”).

(ii)           Past Service Credit.  Past service credit shall be granted to any Former Associated Employee who transfers employment from RMRS to an Employer and who is an Eligible Employee under the Plan.

(c)           MK Gold and MK Rail.

(i)            Background.  On December 17, 1993, MK Gold ceased to be a member of URS E&C Holdings, Inc.’s controlled group.  Nevertheless, URS E&C Holdings, Inc. had an ownership interest in MK Gold until June 6, 1995.  On April 23, 1994, MK Rail ceased to be a member of URS E&C Holdings, Inc.’s controlled group.  Nevertheless, URS E&C Holdings, Inc. had an ownership interest in MK Rail until September 11, 1996.

(ii)           Past Service Credit.  Past service credit shall be granted to Former Associated Employees who are Eligible Employees under the Plan for their employment with MK Gold between December 17, 1993 and June 6, 1995.  Past service credit shall be granted to Former Associated Employees who are Eligible Employees under the Plan for their employment with MK Rail between April 23, 1994 and September 11, 1996.

(d)           Raytheon Engineers & Constructors, Inc. (“RE&C”)

(i)            Background.  See Paragraph 1(d) of the introductory Section of the Washington Group International, Inc. 401(k) Retirement Savings Plan, as in effect on December 31, 2010, entitled “Background; Statement of Purpose” for background.

(ii)           Past Service Credit.  Past Service Credit shall be granted to Employees who (1) are Eligible Employees, (2) are either a transferred employee or a direct hire and (3) worked for an entity listed in (A) or (B) below on or after January 1, 1988:

(A)          Any employee of RE&C (and for this purpose, former employees of United Engineers & Constructors, the predecessor to RE&C, are considered to be employees of RE&C) and;

(B)          Any employee of Raytheon Company or any employee of an entity in which Raytheon Company has any ownership interest as of the date such employee becomes employed by an Employer.

However, no service shall be granted for an individual’s employment with an entity acquired by Raytheon Company, Raytheon Engineers & Constructors, Inc., or a related entity to either Raytheon Company or Raytheon Engineers & Constructors, Inc. prior to the date of the acquisition, unless the individual was employed by such entity on the date of such acquisition.  For example, Raytheon Company acquired the following entities on the dates indicated below:

Date	Entity
1997	Isbill Associates
1996	Rust Engineering & Construction
1995	Litwin Engineers
1993	EBASCO
1993	Gibb & Hill
1993	Harbert Construction
1986	Stearns Catalytic
1986	Yeargin Construction
1968	The Badger Company
1964	Jackson & Moreland

Thus, for example, no service credit will be granted to an individual for his or her employment with Isbill Associates prior to its acquisition in 1997, unless the individual was employed by Isbill Associates on the date of the acquisition by Raytheon Company or by RE&C.

(iii) Additional Rules.  Raytheon Corporation tracked years of service using an elapsed time method.  This Plan uses the 1,000 hour of service method.  To compute prior service credit, the Plan shall use the following method.  A Former Raytheon Employee described in Section (d)(ii) above shall receive one Year of Service for each full year of elapsed time credit earned under the Raytheon Engineers & Constructors, Inc. Retirement Plan through 1999.  In addition, this Plan shall grant an additional Year of Service to a Former Raytheon Employee described in Section (d)(ii) if as of December 31, 1999, such individual had earned six or more months of elapsed time credit (not counting months of elapsed time credit described in the previous sentence).  Years of Service beginning January 1, 2000 shall be determined using the 1,000 hour of service rule counting all hours worked for Raytheon Corporation or one of its subsidiaries prior to July 7, 2000 and thereafter counting hours of service worked for an Employer.

(iv)          This Paragraph (d) is effective January 1, 2001.  See Section V of Schedule F of the Washington Group International, Inc. 401(k) Retirement Savings Plan, as in effect on December 31, 2010 for provisions in effect between July 7, 2000 and January 1, 2001.

(e)           Washington Construction Group

(i)            Background.  See Paragraph 1(c) of the introductory Section of this Plan entitled “Background; Statement of Purpose” for background.

(ii)           Past Service Credit.  Individuals who were eligible to participate in the prior WCG Plan and who become Eligible Employees after September 10, 1996, and before January 1, 1998, shall receive full and partial Years of Service under this Plan for such individual’s total employment with those employers who sponsored or maintained the WCG Plan.  Furthermore, any individuals who were eligible to participate in the prior WCG Plan and who become Eligible Employees at a time when they would have received credit under the WCG Plan for past services with one or more employers who sponsored or maintained the WCG Plan if URS E&C Holdings, Inc. were maintaining the WCG Plan shall receive full and partial Years of Service under this Plan to the same extent they would have received credit for such past full and partial Years of Service under the WCG Plan if URS E&C Holdings, Inc. were maintaining the WCG Plan.

(f)            Washington Group.

(i)            Background.  Effective September 11, 1996, Morrison Knudsen Corporation merged with and into Washington Construction Group, Inc.  Washington Construction Group, Inc. was an affiliate with Washington Corporation, its subsidiaries and affiliates (“Washington Group”).  Certain individuals who were previously employed by the Washington Group did not participate in the WCG Plan (see Paragraph (e) above) because the employer of such individuals (1) was not a member of the Washington Construction Group, Inc.’s controlled group or (2) did not participate in the WCG Plan.

(ii)           If a former Washington Group Employee becomes an Eligible Employee under this Plan after September 10, 1996, and such individual does not receive past service credit under Paragraph (e) above, such individual shall receive full and partial Years of Service under this Plan for such individual’s total employment with the Washington Group.

(g)           Johnson Controls Northern New Mexico, LLC (“JCNNM”).

(i)            Background.  JCNNM was a joint venture in which URS E&C Holdings, Inc. participated as a partner.

(ii)           Full and partial Years of Service under this Plan will be awarded any former employee of JCNNM who subsequently becomes an Eligible Employee under this Plan for such individual’s employment with JCNNM.

(h)           Rehired Employees from Perot Systems.

(i)            Background.  On December 31, 2003, Washington Group International, Inc. outsourced its IT - desktop and service desk operations to Perot Systems.  Perot Systems was subsequently acquired by Dell.

(ii)           Past Service Credit.  From time to time, employees who were part of the outsourcing transaction described in (h) (i) above may be rehired by an Employer.  If so, any such rehired employee who is terminated by or transferred from Dell (formerly a Perot Systems employee) and immediately is hired by an Employer as an Eligible Employee shall be granted service credit under this Plan for his or her prior employment with Perot.

(i)            Past Service Credit Required By Department of Energy Contracts as Provided in Paragraph 1.(d), Above.

(i)            Paducah.  Effective June 27, 2005, the Employer hired certain employees from the following predecessor contractors under the DOE Contract at Paducah: Bechtel, USEC Paducah, and Swift & Staley.  Individuals hired by an Employer directly from such contractors for employment at Paducah DOE Contract and who are hired on or before June 27, 2005, shall receive Years of Service under this Plan for their prior length of service working at the Paducah DOE Contract for the contractors listed above.

(j)            Past Service Credit Required By Facilities Management Contracts as Provided in Paragraph 1.(e), Above.

(i)            Past Service Credit For Kraft Food Services Employees.  As a condition of the Kraft Food Services facility management contract, the Company was required to recognize an Employee’s prior service at Kraft Food if the Employee was terminated from Kraft Food and immediately hired by an Employer to work as part of the facilities management contract.  Accordingly, such Employees will be granted service credit under this Plan for their prior employment with Kraft Foods.

(k)           Past Service Credit For Employees Transferring From Joint Ventures as Provided in Paragraph 1.(f), Above.

(i)            Past Service Credit for Primesouth Employees at Savannah River Site.  Primesouth was the predecessor DOE contractor to WSMS at the DOE Savannah River site.  Eligible Employees who are hired by Washington Safety Management Solutions, LLC directly from Primesouth on or before February 1, 2006 shall receive Years of Service under this Plan for their prior length of service working for Primesouth at the Savannah River site.

3.             Grants of Past Service Credits Made for Employees Hired after December 31, 2010.

(a)           Past service will continue to be credited to Employees hired after December 31, 2010 under subparagraphs (a), (b), (c), (d), (f), (g) and (h) of paragraph 2., above.

APPENDIX O

PARTIAL MERGER OF THE

WASHINGTON GOVERNMENT ENVIRONMENTAL SERVICES SAVINGS PLAN

WITH AND INTO THE URS CORPORATION 401(k) RETIREMENT PLAN

(Effective January 1, 2012)

1.             Effective Date.  Effective as of July 1, 2011, (the “Effective Date”), the accounts of three hundred forty-one (341) participants in the Washington Government Environmental Services Savings Plan (the “WGES Plan”), were involuntarily transferred to the Retirement Plan, resulting in a partial plan merger.

2.             General Provisions.  As of the Effective Date, the Retirement Plan assumed all obligations of the WGES Plan with respect to the transferred account balances, and became responsible for payment of the transferred account balances for participants, former participants, beneficiaries and alternate payees pursuant to a qualified domestic relations order (as defined in Code Section 414(p)) in the WGES Plan with respect to the transferred account balances immediately prior to the Effective Date.  As of the Effective Date, such participants, former participants, beneficiaries and alternate payees automatically became Participants in the Retirement Plan with respect to such transferred account balances from the WGES Plan.

3.             Plan Assets.  As of the Effective Date, the transferred account balances became assets of the Retirement Plan.  The account balances in the WGES Plan were transferred to the Trustee of the Trust established pursuant to the Retirement Plan as soon as administratively practicable on or after the Effective Date.

4.             Participation.  Each participant whose account balance in the WGES Plan was transferred to the Retirement Plan became a Participant in the Retirement Plan on the Effective Date.

5.             Investment of Account Balance.  The account balances transferred from the WGES Plan to the Retirement Plan were invested in accordance with each Participant’s new investment directive given in accordance with Section 8.3 as soon as administratively practicable following the Effective Date.  In the absence of such investment directive, the transferred account balances were invested in the default fund for the Retirement Plan selected by the Retirement Plans Committee in its sole and absolute discretion.

6.             Protected Benefits.  With respect only to the account balances transferred from the WGES Plan:

(a)           Retired Participant.

(i)            A former WGES Participant who qualified as a Retired Participant as defined in the WGES Plan on the Effective Date (or who subsequently terminates employment with the Company and upon termination would have qualified as a Retired Participant under the WGES

Plan as in effect on the Effective Date) who elects to receive monthly or annual installments may cancel or change such election at any time.

(ii)           A former WGES Participant who qualified as a Retired Participant as defined in the WGES Plan on the Effective Date (or who subsequently terminates employment with the Company and upon termination would have qualified as a Retired Participant under the WGES Plan as in effect on the Effective Date) may elect to receive a partial distribution.

(b)           Totally Disabled Participant.

(i)            A former WGES Participant who qualified as a Totally Disabled Participant as defined in the WGES Plan on the Effective Date (or who subsequently becomes disabled while employed by the Company, and would have qualified as a Totally Disabled Participant under the WGES Plan as in effect on the Effective Date) who elects to receive monthly or annual installments may cancel or change such election at any time.

(ii)           A former WGES Participant who qualified as a Totally Disabled Participant as defined in the WGES Plan on the Effective Date (or who subsequently becomes disabled while employed by the Company, and would have qualified as a Totally Disabled Participant under the WGES Plan as in effect on the Effective Date) may elect to receive a partial distribution.

(c)           Disability Claims Procedure.

(i)            Initial Disability Claim.  A Participant or Beneficiary (“Claimant”) may make a written request for review of his or her disability status under this Plan.  The claim must be addressed to URS Corporation Human Resources Committee, c/o URS Corporation, 600 Montgomery Street, 26th Floor, San Francisco, CA 94111-2728.  The Human Resources Committee or its delegate (“Committee”) shall decide the action to be taken with respect to any such request and may require additional information if necessary to process the request.

The Committee shall review the request and shall issue its decision, in writing, no later than 45 days after the date the request is received, unless the circumstances require an extension of time.  In no event shall the extension exceed a period of 75 days from the end of the initial period.  However, if prior to the end of the 75-day period, it is determined that, due to matters beyond the control of the Committee a further extension of time is required, the Committee shall notify the Claimant in writing within 75 days after the Committee initially received the benefit claim of the special circumstances that required the extension and the date by which a decision on the claim can be expected (which date shall not be more than 105 days from the date that the Committee initially received the benefit claim).  In the case of any extension of time described in this paragraph, the written notice of the extension shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues.  The Claimant will be given at least 45 days within which to provide the Committee with the specified information requested in the notice of extension.

If such extension is required under this paragraph, written notice of the extension shall be furnished to the Claimant before the extension period begins, and the notice shall state the circumstances requiring the extension and the date by which the Committee expects to reach a decision on the request.

(ii)           Contents of Notice of Denied Request.  If the Committee denies a request in whole or in part, it shall provide the person making the request with written notice of the denial within the period specified in Subsection (i), written in a manner calculated to be understood by the Claimant.  The notice shall set forth:

(A)          The specific reason for the denial;

(B)          Reference to the specific Plan provisions upon which the denial is based;

(C)          A description of any additional material or information which may be needed to clarify or perfect the request, and an explanation of why such information is required;

(D)          An explanation of the Plan’s appeal procedure with respect to the denial of benefits; and

(E)           A statement regarding the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

(F)           If an internal rule, guideline, protocol, or other similar criterion was relied upon in denying the claim, either the specific rule, guideline, protocol or other similar criterion; or a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in denying the claim and that a copy of such rule, guideline, protocol or other similar criterion, will be provided free of charge to the Claimant upon request, and

(G)          If the denial of the claim is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request.

(iii)          Review of Disability Claims.  A Claimant whose request has been denied in whole or in part may file a request for review of the decision in writing to the Committee.  The request for review must be addressed to: URS Corporation Human Resources Committee, c/o URS Corporation, 600 Montgomery Street, 26th Floor, San Francisco, CA 94111-2728.  Requests for review of claims must be filed within 180 days after receipt of the written notification of the denial.

(iv)          Procedures for the Review of Disability Claim Denials.  When any such request for review is received under Subsection (iii), the claim and its denial shall receive a full and fair review by the Committee.  As part of the review procedure, the Claimant, or the Claimant’s duly authorized representative, may submit written comments, documents, records and other information related to the claim.  The Committee will consider all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial claim decision.  However, the Claimant, or the Claimant’s duly authorized representative shall have no right to appear personally before the Committee unless the Committee concludes that such an appearance would be of value in enabling the Committee to perform the Committee’s obligations hereunder.  The Claimant will be provided, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the Benefit claim including any document, record or other information that:

(A)          was relied upon in making the decision;

(B)          was submitted, considered or generated in the course of making the decision, without regard as to whether it was relied upon in making the decision; or

(C)          demonstrates compliance with the administrative process and safeguards designed to ensure and verify that the decision is made in accordance with Plan provisions and been applied consistently with respect to similarly situated claimants.

The review will not defer to the initial claim denial and will not be conducted by the individual who made the initial claim denial nor the subordinate of such individual.

Prior to making a decision on review of any benefit determination that is based in whole or in part on a medical judgment, including determinations with regard to whether a particular treatment, drug or other item is experimental, investigational, or not medically necessary or appropriate, the Committee will consult with a physician or other health care professional licensed, accredited, or certified to perform specified health services consistent with State law and who is acting within the scope of such license, accreditation, or certification who has appropriate training and experience in the field of medicine involved in the medical judgment.

The physician or other health care professional engaged with respect to the review of the denied claim will not be an individual who was consulted in connection with the initial adverse benefit decision that is the subject of the review, nor the subordinate of such individual.

Upon request by the Claimant, the medical or vocational expert whose advice was obtained on behalf of the Plan in connection with the claim (even if the advice was not relied upon in making the benefit determination on review) will be identified.

(v)           Contents of Notice of Decision on Review.  Such written notice shall set forth the basis for the Committee’s decision, and shall include the following information:

(A)          The specific reason for the denial;

(B)          Reference to the specific Plan provisions upon which the denial is based;

(C)          A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the benefit claim, including any document, record or other information that:

(I)            was relied upon in making the decision;

(II)          was submitted, considered or generated in the course of making the decision, without regard as to whether it was relied upon in making the decision; or

(III)        demonstrates compliance with the administrative process and safeguards designed to ensure and verify that the decision is made in accordance with Plan provisions and been applied consistently with respect to similarly situated claimants;

(D)          An explanation of the Plan’s voluntary appeal procedures (if any) with respect to the denial of benefits; and

(E)           A statement regarding the Claimant’s right to bring a civil action under ERISA Section 502(a).

(F)           If an internal rule, guideline, protocol, or other similar criterion was relied upon in denying the claim, either the specific rule, guideline, protocol or other similar criterion; or a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in denying the claim and that a copy of such rule, guideline, protocol or other similar criterion, will be provided free of charge to the Claimant upon request, and

(G)          If the denial of the claim is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request.

(vi)          Timing of the Notice of Decision on Review.  The Committee shall issue a written decision within 45 days after receipt of the appeal, unless special circumstances require an extension of time for review is required, the review period may be extended for up to an additional 45 days for a total of 90 days.  The Committee will notify the claimant of the reasons for the delay prior to the expiration of the initial 45 day.  This notice shall state the circumstances requiring the extension and the date by which the Committee expects to reach a decision on the appeal.

(vii)         Decision on Review Final.  The decision of the Committee on the review shall be final, conclusive and binding upon all persons and shall be given the maximum possible deference allowed by law.

APPENDIX P

HURRICANE SANDY RELIEF

(Effective October 26, 2012)

1.             Notwithstanding the provisions of Sections 6.5, 6.6, 6.7, and Article 11 of the Plan, and the Plan’s Loan Policy:

(a)           Hardship Distributions.  Hardship distributions may be made to a Hurricane Sandy Victim during the Relief Period for any hardship related to Hurricane Sandy.

(b)           No Post-Distribution Restrictions.  No post-distribution contribution restrictions shall apply to any hardship distribution made pursuant to the provisions of this Appendix P.

(c)           Reliance on Employee’s Representations.  The Plan Administrator may rely upon representations from the employee or former employee as to the need for and amount of a hardship distribution made pursuant to the provisions of this Appendix P, unless the Plan Administrator has actual knowledge to the contrary.

(d)           Procedural Requirements.  The Plan Administrator may disregard procedural requirements for Plan loans or hardship distributions otherwise imposed by the provisions of the Plan with respect to hardship distributions or Participant loans made pursuant to the provisions of this Appendix P, provided that the Plan Administrator:

(1)           makes a good-faith diligent effort under the circumstances to comply with those requirements; and

(2)           makes, as soon as practicable, a reasonable attempt to assemble any forgone documentation.

2.             Definitions:

(a)           Hurricane Sandy Victim.  An employee or former employee is a Hurricane Sandy Victim if, on October 26, 2012:

(1)           his or her principal residence was located in one of the Covered Disaster Areas;

(2)           his or her place of employment was located in one of the Covered Disaster Areas;

(3)           the principal residence of his or her lineal ascendant or descendant, dependent or spouse was located in one of the Covered Disaster Areas; or

(4)           the place of employment of his or her lineal ascendant or descendant was located in one of the Covered Disaster Areas.

(b)           Relief Period.  The period beginning on October 26, 2012, and ending on February 1, 2013.

P-1

(c)           Covered Disaster Areas.  The following counties and Tribal Nations:

(1)           In Connecticut:  Fairfield, Middlesex, New Haven, and New London Counties and the Mashantucket Pequot Tribal Nation and Mohegan Tribal Nation located within New London County.

(2)           In New Jersey:  Atlantic, Bergen, Burlington, Camden, Cape May, Cumberland, Essex, Gloucester, Hudson, Hunterdon, Mercer, Middlesex, Monmouth, Morris, Ocean, Passaic, Salem, Somerset, Sussex, Union and Warren counties.

(3)           In New York: Bronx:  Kings, Nassau, New York, Orange, Putnam, Queens, Richmond, Rockland, Sullivan, Suffolk, Ulster and Westchester Counties.

(4)           In Rhode Island:  Newport and Washington counties.

3.             Other Provisions Remain in Force.  All provisions relating to Participant loans and hardship distributions that are not specifically modified or disregarded pursuant to the provisions of this Appendix P remain in full force and effect.

P-2

APPENDIX Q

MERGER OF THE

WSMS-MK, LLC EAST TENNESSEE TECHNOLOGY PARK

RETIREMENT SAVINGS PLAN

WITH AND INTO THE PLAN

(Effective October 10, 2013)

1.             Effective Date.  Effective as of 12:01 a.m. on October 10, 2013, (the “Merger Effective Date”), the WSMS-MK, LLC East Tennessee Technology Park Retirement Savings Plan (the “WSMS Plan”) shall be merged with and into the Plan.  As of the Merger Effective Date, WSMS-MK, LLC was designated by URS Corporation as a Participating Employer of the Plan.

2.             General Provisions.  As of the Merger Effective Date, the Plan assumed all obligations of the WSMS Plan and became responsible for payment of all account balances under the WSMS Plan for participants, former participants, beneficiaries and alternate payees pursuant to a qualified domestic relations order (as defined in Code Section 414(p)) in the WSMS Plan immediately prior to the Merger Effective Date.  As of the Merger Effective Date, such participants, former participants, beneficiaries and alternate payees automatically became Participants in the Plan with respect to such account balances under the WSMS Plan.

3.             Plan Assets.  As of the Merger Effective Date, the assets of the WSMS Plan shall become assets of the Plan.  The assets of the WSMS Plan shall be transferred to the Trustee of the Trust established pursuant to the Plan as soon as administratively practicable on or after the Merger Effective Date.

4.             Participation.  Each participant in the WSMS Plan on September 30, 2013 shall become a Participant in the Plan on the Merger Effective Date.

5.             Investment of Account Balance.  On the Merger Effective Date the account balances transferred from the WSMS Plan to the Plan will be mapped into investment options in the Plan that are reasonably similar to the options in the WSMS Plan in which the Participant’s account was invested immediately prior to the Merger Effective Date.  The transferred account balances will be invested in accordance with each Participant’s new investment directive given in accordance with Section 8.3 as soon as administratively practicable following the Merger Effective Date.  In the absence of such investment directive, the transferred account balances will continue to be invested in the investment options into which they were mapped on the Merger Effective Date.

6.             Transfer of Certain Accounts to the URS Corporation 401(k) Retirement Plan for Specified Contract Employees.  As of the Merger Effective Date, certain former participants in the WSMS Plan did not have preexisting accounts in the Plan, but did have preexisting accounts in URS Corporation 401(k) Retirement Plan for Specified Contract Employees.  The account balances of those former participants shall be transferred, as soon as administratively possible, to

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the URS Corporation 401(k) Retirement Plan for Specified Contract Employees, pursuant to the provisions of Section 10.11 of the Plan.

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APPENDIX R

MERGER OF THE PORTION OF
FLINT ENERGY SERVICES, INC. 401(k) PLAN
ATTRIBUTABLE TO THE ACCOUNT BALANCES OF NON-HOURLY
EMPLOYEES OF FLINT
WITH AND INTO THE PLAN

(Effective December 31, 2013)

1.             Effective Date.  Effective as of 11:59 p.m. on December 31, 2013, (the “Merger Effective Date”), the portion of the Flint Energy Services, Inc. 401(k) Plan (the “Flint Plan”) attributable to eligible employees other than eligible hourly paid field employees (“non-hourly field employees”) shall be merged with and into the Plan.  As of the Merger Effective Date, Flint Energy Services, Inc. was designated by URS Corporation as a Participating Employer of the Plan.

2.             General Provisions.  As of the Merger Effective Date, the Plan assumed all obligations of the portion of the Flint Plan attributable to non-hourly field employees in the Flint Plan and became responsible for payment of all account balances under the Flint Plan for non-hourly employee participants, former non-hourly employee participants, and beneficiaries of non-hourly field employees and alternate payees of non-hourly field employees pursuant to a qualified domestic relations order (as defined in Code Section 414(p)) in the Flint Plan immediately prior to the Merger Effective Date.  As of the Merger Effective Date, such participants, former participants, beneficiaries and alternate payees automatically became Participants in the Plan with respect to such account balances under the Flint Plan.

3.             Plan Assets.  As of the Merger Effective Date, the assets of the Flint Plan attributable to non-hourly field employees in the Flint Plan shall become assets of the Plan.  The assets attributable to non-hourly field employees of the Flint Plan shall be transferred to the Trustee of the Trust established pursuant to the Plan as soon as administratively practicable on or after the Merger Effective Date.

4.             Participation.  Each non-hourly employee participating in the Flint Plan on the Merger Effective Date shall become a Participant in the Plan on the Merger Effective Date.

5.             Investment of Account Balance.  Transferred account balances will be invested in accordance with each Participant’s new investment directive given in accordance with Section 8.3 as soon as administratively practicable following the Merger Effective Date.  In the absence of such investment directive, the transferred account balances will be invested in the default fund for the Plan selected by the Retirement Plans Committee in its sole and absolute discretion.

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